Exhibit 4.1
EXECUTION VERSION

$30,000,000
CREDIT AGREEMENT
among
ROADHOUSE MERGER INC. (to be merged with and into
LRI HOLDINGS, INC., with LRI HOLDINGS, INC. as the surviving entity)
ROADHOUSE FINANCING INC. (to be merged with and into
LOGAN’S ROADHOUSE, INC., with LOGAN’S ROADHOUSE, INC. as the surviving entity), as Borrower,
The Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.,
CREDIT SUISSE AG,
as Co-Documentation Agents,
CREDIT SUISSE AG,
as Syndication Agent,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of October 4, 2010

J.P. MORGAN SECURITIES LLC and CREDIT SUISSE SECURITIES (USA) LLC
as Co-Lead Arrangers and Joint Bookrunners

i

SCHEDULES:
1.1A Commitments
1.1B Mortgaged Property
1.1C Existing Letters of Credit
4.4 Consents, Authorizations, Filings and Notices
4.9(a) Owned Real Property
4.9(b) Leased Real Property (Lessee)
4.9(c) Leased Real Property (Lessor)
4.10 Intellectual Property
4.16 Subsidiaries
4.20(a) UCC Filing Jurisdictions
4.20(b) Mortgage Filing Jurisdictions
7.1(c) Existing Liens
7.2(a) Existing Indebtedness
EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Secretary’s Certificate
E	Form of Mortgage
F	Form of Assignment and Assumption
G	Form of Legal Opinion of Debevoise & Plimpton LLP
H	Forms of Exemption Certificate
I	Form of Intercreditor Agreement
J	Form of Solvency Certificate

          CREDIT AGREEMENT (this “Agreement”), dated as of October 4, 2010, among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMorgan Chase Bank, N.A. and Credit Suisse AG, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), Credit Suisse AG, as syndication agent (in such capacity, the “Syndication Agent”), and JPMorgan Chase Bank, N.A., as administrative agent.
RECITALS:
          WHEREAS, the Sponsor and certain of its affiliates have formed Roadhouse Merger Inc. and its direct, wholly-owned Subsidiary, Roadhouse Financing Inc., for the purpose of acquiring (the “Acquisition”) LRI Holdings, Inc. (the “Target”) through a merger transaction, with LRI Holdings, Inc. as the surviving corporation (the “Acquisition Merger”). Immediately upon the consummation of the Acquisition Merger, Roadhouse Financing Inc. will merge with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse, Inc. as the surviving corporation (the “Finance Merger”, and together with the Acquisition Merger, the “Merger” and, together with the Acquisition, the debt incurrences (including the issuance of the Senior Secured Notes and any extension of credit under this Agreement), equity issuances, the Intercompany Loan and repayment of existing indebtedness to occur substantially concurrently therewith and the use of proceeds therefrom, including, the payment of fees and expenses in connection with the foregoing, the “Transactions”), in each case pursuant to an agreement and plan of merger (together with all schedules, exhibits and annexes thereto, the “Acquisition Agreement”) dated as of August 27, 2010 among the Target, Roadhouse Parent Inc., Roadhouse Merger Inc. and LRI Acquisition, LLC; and
          WHEREAS, the Lenders have agreed to make a revolving credit facility of up to $30,000,000 available upon the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.
          “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
          “Acquisition”: as defined in the Recitals hereto.

          “Acquisition Agreement”: as defined in the Recitals hereto.
          “Acquisition Documentation”: collectively, the Acquisition Agreement and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
          “Additional OID”: any additional original issue discount or upfront fees to be funded on the Closing Date either with proceeds of Loans hereunder or with the proceeds of the Senior Secured Notes.
          “Adjustment Date”: as defined in the definition of Applicable Pricing Grid.
          “Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.
          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
          “Agreement”: as defined in the preamble hereto.
          “Applicable Margin”: in the case of ABR Loans, 3.75%, and in the case of Eurodollar Loans, 4.75%; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Applicable Pricing Grid.
          “Applicable Pricing Grid”: the table set forth below:

	Applicable Margin for	Applicable Margin for
Consolidated Leverage Ratio	Eurodollar Loans	ABR Loans
Level I:
Greater than or equal to 4.50: 1.00	4.75%	3.75%
Level II:
Less than 4.50: 1.00 but greater than 4.25: 1.00	4.50%	3.50%

	Applicable Margin for	Applicable Margin for
Consolidated Leverage Ratio	Eurodollar Loans	ABR Loans
Level III:
Less than or equal to 4.25: 1.00	4.25%	3.25%
          For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, Level I shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, Level I shall apply.
          “Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
          “Approved Fund”: as defined in Section 10.6(b).
          “Assignee”: as defined in Section 10.6(b).
          “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit F.
          “Attributable Indebtedness”: in respect of a sale and leaseback transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that (i) if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations” and (ii) obligations under lease arrangements entered into in connection with property that is the subject of a sale and leaseback transaction shall not be considered Attributable Indebtedness to the extent such obligations would not appear as an obligation or liability on the balance sheet of the Borrower for purposes of GAAP.
          “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
          “Bankruptcy Event”: with respect to any Person, such Person or its Parent becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such

Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Benefitted Lender”: as defined in Section 10.7(a).
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Borrower”: as defined in the preamble hereto.
          “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
          “Business”: as defined in Section 4.18(b).
          “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
          “Capital Expenditures”: for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person (excluding (i) Indebtedness incurred to finance such capital expenditures, including pursuant to any Capital Lease Obligations, (ii) amounts expended for Permitted Acquisitions and (iii) capitalized interest) minus (b) (i) the aggregate amount of proceeds of sales, transfers or other dispositions of assets arising from sale-leaseback transactions received by such Person during such period, and (ii) the aggregate amount of landlord improvement contributions made by such Person or reimbursements actually received from any landlord during such period. For purposes of this definition, the purchase price of any fixed or capital asset that is acquired in exchange for, or with the proceeds from the sale of, existing fixed or capital assets, or with condemnation proceeds or insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price exceeds the credit granted by the seller of such asset for the assets being exchanged therefor or the amount of such sale, condemnation or insurance proceeds, as the case may be. The term Capital Expenditures, in any event, shall not include any expenditures that otherwise would constitute capital expenditures made or paid with the net proceeds of amounts paid or contributed after the date hereof to Holdings by any Person who is or thereby becomes a permitted holder of Capital Stock of Holdings, which amounts are contributed through Holdings to the common equity capital of the Borrower.
          “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the date hereof and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP as in effect on the date hereof.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a

Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
          “Change in Law”: the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
          “Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is October 4, 2010.
          “Closing Date Consolidated EBITDA”: for the fiscal year ended August 1, 2010, the sum of (all determined on a consolidated basis for the Target and its subsidiaries in accordance with GAAP for such period): (a) net income (or net loss), plus (b) without duplication and to the extent deducted in determining such net income (or net loss), the sum of (i) net interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) extraordinary losses and charges; (v) nonrecurring cash losses or charges up to $500,000 in such fiscal year, (vi) Sponsor management fees, (vii) non-cash stock based compensation expenses, (viii) other non-recurring, non-cash charges including write-downs, write-offs, minority interests, losses attributable to the early extinguishment of debt or charges associated with restructurings, (ix) expenses (including termination payments) related to interest rate hedge agreements, (x) Preopening Costs associated with new restaurant store openings, (xi) impairment costs and other charges related to restaurant store closings, (xii) expenses associated with the

Transactions, (xiii) expenses and adjustments related to purchase accounting, (xiv) non-cash rent expense, non-recurring fees and expenses related to sale and leaseback transactions and reasonable fees, expenses or charges during such period related to any investment, acquisition, asset sales, debt incurrence or equity issuance (including any fees and expenses (including legal fees and expenses) related to the filing of the Target’s Form S-1 registration statement with the Securities and Exchange Commission) (in each case, whether or not completed), minus (c) without duplication and to the extent included in determining such net income (or net loss), the sum of (i) any non-cash gains and (ii) any gains (or plus losses) realized in connection with any disposition of property (other than any gains which represent the reversal of a reserve accrued for the payment of cash charges in any future period and any gains from sales of inventory in the ordinary course of business) minus (d) the amount of all cash payments made in such period to the extent that such payments relate to any reserve or similar non-cash charge incurred in a previous period that was added back in determining Closing Date Consolidated EBITDA hereunder pursuant to the preceding subclause (b); provided that, Closing Date Consolidated EBITDA for such period shall not include the cumulative effect of a change in accounting principles during such period.
          “Closing Date Material Adverse Effect”: any change, event, circumstance, state of facts, development or effect that (A) would reasonably be expected, individually or in the aggregate, to prevent or materially delay or impair the ability of Target to consummate the Merger (as defined in the Acquisition Agreement) and the transactions contemplated by the Acquisition Agreement, or (B) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), business, or results of operations of Target and its subsidiaries, taken as a whole; provided, however, that any adverse change, event, circumstance, state of facts, development or effect arising from or related to (i) conditions affecting the United States economy generally, (ii) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP (as defined in the Acquisition Agreement), (v) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity (as defined in the Acquisition Agreement), (vi) any change that is generally applicable to the industries or markets in which Target and its subsidiaries operate, (vii) the public announcement of the transactions contemplated by the Acquisition Agreement, or (viii) any failure by Target to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Acquisition Agreement (provided that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Closing Date Material Adverse Effect may be taken into account in determining whether there has occurred a Closing Date Material Adverse Effect), shall not be taken into account in determining whether a “Closing Date Material Adverse Effect” has occurred; provided, that the exceptions set forth in clauses (i), (iii), (v) and (vi) shall only apply to the extent that such change, event, development or effect does not have or cause a disproportionate adverse effect on Target and its subsidiaries, taken as a whole, relative to comparable persons in the industry of Target and its subsidiaries
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Co-Documentation Agents”: as defined in the preamble hereto.
          “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Commitment Fee Rate”: 0.75% per annum.

          “Commodity Account Control Agreement”: as defined in the Guarantee and Collateral Agreement.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
          “Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender or designated Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive if the extensions of credit made by such Conduit Lender were made by the designating Lender or (b) be deemed to have any Revolving Commitment.
          “Confidential Information Memorandum”: the Confidential Information Memorandum dated September 2010 and furnished to certain Lenders.
          “Consolidated EBITDA”: for any period, (a) Consolidated Net Income for such period plus (b) without duplication and in each case solely to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) extraordinary losses and charges, (v) nonrecurring cash losses or charges up to $500,000 in any fiscal year, (vi) sponsor management fees in an amount not to exceed $1,000,000 per annum,, (vii) non-cash stock based compensation expenses, (viii) other non-recurring, non-cash charges including write-downs, write-offs, losses attributable to the early extinguishment of debt or charges associated with restructurings, (ix) expenses (including termination payments) related to interest rate Swap Agreements, (x) Preopening Costs associated with new restaurant store openings, not to exceed $300,000 in the aggregate per restaurant, (xi) impairment costs and other charges related to restaurant store closings, (xii) expenses associated with the Transaction, (xiii) expenses and adjustments related to purchase accounting and (xiv) non-cash rent expense, non-recurring fees and expenses related to sale and leaseback transactions and reasonable fees, expenses or charges during such period related to any investment, acquisition, asset sales, debt incurrence or equity issuance (including any fees and expenses (including legal fees and expenses) related to the filing of any Form S-1 registration statement of the Borrower with the Securities and Exchange Commission) (in each case, whether or not completed), minus, (c) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any extraordinary non-cash gains and (ii) any gains (or plus losses) realized in connection with any disposition of property (other than any gains which represent the reversal of a reserve accrued for the payment of cash charges in any future period and any gains from sales of inventory in the ordinary course of business) and (iii) any gains (including cash termination payments received) relating to interest rate Swap Agreements, minus (d) the amount of all cash payments made in such period to the extent that such payments relate to any reserve or similar non-cash charge incurred in a previous period that was added back in determining Consolidated EBITDA hereunder pursuant to the preceding subclause (b); provided that, Consolidated EBITDA for such period shall not include the cumulative effect of a change in accounting principles during such period. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, as determined reasonably and in good faith by the Borrower and including as of the first day of any applicable period, for any Permitted Acquisitions and any Permitted Dispositions closed during such period, and, for any inter-period test, Permitted Acquisitions and Permitted Dispositions closed subsequent to such period and prior to the relevant test date, including, without limitation, to the extent that such costs and expenses were deducted in determining Consolidated EBITDA hereunder, adjustments reflecting any non-recurring costs and any extraordinary expenses of any Permitted Acquisitions and any Permitted Dispositions closed during such period, and fees and expenses related thereto, and to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Permitted Acquisition, Permitted Disposition or other similar transaction, calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or that are determined in good faith by a reasonable financial or accounting officer of the Borrower; provided that such calculations are set forth in an Officer’s Certificate signed by the Borrower’s Chief Financial Officer stating (i) that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution and (ii) any related incurrence of Indebtedness is permitted pursuant to this Agreement; provided further, that in any event the aggregate amount of any pro forma cost savings shall not exceed, for any such period, 10% of Consolidated EBITDA of the Borrower and its Subsidiaries and the Person being acquired (in the case of a Permitted Acquisition), all as would have otherwise been calculated for such period.
          “Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA plus cash rent expense for such period to (b) Consolidated Interest Expense (less interest income received in cash) plus, to the extent not included in Consolidated Interest Expense, cash rent expense for such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate Swap Agreement applicable to such Indebtedness if such interest rate Swap Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower, the interest rate shall be calculated by applying such optional rate chosen by the Borrower.
          “Consolidated Interest Expense”: for any period, the total interest expense of the Borrower and its Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:
          (a) interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;
          (b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;
          (c) non-cash interest expense, but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under Specified Swap Agreements (or other derivative instruments pursuant to GAAP);
          (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
          (e) interest actually paid by the Borrower or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person;

          (f) costs associated with Specified Swap Agreements (including amortization of fees) related to Indebtedness provided, however, that if Specified Swap Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
          (g) the interest expense of such Person and its Subsidiaries that was capitalized during such period;
          (h) the product of (i) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of the Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Borrower or a Wholly Owned Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and
          (i) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower and its Subsidiaries) in connection with Indebtedness incurred by such plan or trust.
          “Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.
          “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Total Debt”: at any date, (a) the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries at such date minus (b) the cash and cash equivalents of the Borrower and its Subsidiaries in an aggregate amount up to $15,000,000 at such date; provided, that such cash and cash equivalents are held in accounts that are subject to Deposit Account Control Agreements or Securities Account Control Agreements, determined on a consolidated basis in accordance with GAAP.
          “Continuing Directors”: the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
          “Covenant Compliance Period”: any time at which any Revolving Loan or Swingline Loan shall be made or is outstanding or any Letter of Credit shall be issued or is outstanding that is not cash collateralized in an amount of at least 103% of the face amount thereof in a manner consistent with the last paragraph of Section 8.
          “Credit Party”: the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
          “Deposit Account Control Agreement”: as defined in the Guarantee and Collateral Agreement.
          “Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Disqualified Lender”: any institution identified in writing in the Disqualified Lenders Letter Agreement, dated August 27, 2010, by and among J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Roadhouse Parent Inc., and Roadhouse Merger Inc.
          “Disqualified Stock”: with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Borrower or a Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)), or (c) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the Revolving Termination Date or the date on which the Borrower terminates all of the Revolving Commitments pursuant to Section 2.6; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable or exchangeable) provide that the Borrower may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable), pursuant to such provisions prior to compliance by the Borrower with the provisions of Section 7.10 and unless such repurchase or redemption complies with Section 7.7.
          “Dollars” and “$”: dollars in lawful currency of the United States.
          “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health affected by exposure to hazardous substances, as now or may at any time hereafter be in effect.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414 of the Code.
          “ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan maintained by a Loan Party of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.
          “Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as

“Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein.
          “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
          “Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:
Eurodollar Base Rate
     1.00 - Eurocurrency Reserve Requirements
          “Eurodollar Tranche”: the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Exchange Act”: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Excluded Taxes”: any of the following Taxes imposed on or with respect to the Administrative Agent or any Lender: (a) franchise Taxes or Taxes imposed on or measured by the net income, net profits, capital or net worth (other than any Taxes imposed on or measured by the capital or net worth as a result of a Change in Law) of the Administrative Agent or such Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Taxes or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed in obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located, (c) in the case of the Administrative Agent or any Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19), any U.S. Federal withholding Taxes resulting from any Requirement of Law enacted on or prior to (or otherwise in effect on) the date the Administrative Agent or such Lender becomes a party to this Agreement (or designates a new lending office) (or if such Person is an intermediary, partnership or other flow through entity for applicable Tax purposes and the Taxes relate to a beneficiary or member of such Person, such date shall be the date on which the relevant beneficiary or member became such a beneficiary or member, if later), except to the extent that the Administrative

Agent or such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) (or if such Person is an intermediary, partnership or other flow through entity for applicable Tax purposes and the Taxes relate to a beneficiary or member of such Person, at the time on which the relevant beneficiary or member became such a beneficiary or member, if later), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.16(a), (d) any Taxes attributable to the Administrative Agent’s or such Lender’s failure to comply with Section 2.16(e) and (e) any U.S. Federal withholding Taxes imposed as a result of FATCA.
          “Existing Credit Agreement”: the Credit Agreement dated as of December 6, 2006, among LRI Holdings, Inc., Logan’s Roadhouse, Inc., the lenders party thereto from time to time, Wachovia Bank, National Association as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, as documentation agent.
          “Existing Letters of Credit”: each letter of credit previously issued for the account of the Borrower pursuant to the Existing Credit Agreement that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.1C.
          “FATCA”: Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provisions thereto that are substantially comparable), including any regulations promulgated thereunder or official interpretations thereof issued after the date of this Agreement.
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.
          “Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.
          “Foreign Subsidiary”: any Subsidiary of the Borrower that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Subsidiary of such Subsidiary.
          “Foreign Subsidiary Holding Company”: any Subsidiary organized under the laws of the United States of America or any state or territory thereof or the District of Columbia, substantially all of the assets of which consist of equity of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
          “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
          “GAAP”: generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Agreement and the other Loan Documents will be computed in conformity with GAAP. For the avoidance of doubt, all calculations, ratios and computations with respect to leases contained in this Agreement and the other Loan Documents will be computed in conformity with GAAP as in effect as of the Closing Date.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Group Members”: the collective reference to Holdings, the Borrower and their respective Subsidiaries.
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, by execution and delivery of an accession, assumption, supplement or joinder thereto, substantially in the form of Exhibit A.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.
          “Holdings”: as defined in the preamble hereto.
          “Indebtedness”: with respect to any Person on any date of determination (without duplication):
          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such letter of credit, bankers’ acceptance or other similar instrument relates to a trade payable and any such reimbursement obligation is satisfied within 30 days of incurrence);
          (d) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
          (e) Capital Lease Obligations and all Attributable Indebtedness of such Person;
          (f) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);
          (g) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such assets at such date of determination and (b) the amount of such Indebtedness of such other Persons;
          (h) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);
          (i) to the extent not otherwise included in this definition, net obligations of such Person under any Specified Swap Agreement (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and
          (j) to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) contingent obligations, incurred in the ordinary course of business and not in respect of borrowed money; (ii) deferred or prepaid revenues; (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (iv) obligations arising after the Closing Date under Sections 2.9, 5.2, 5.14, or 8.2 of the Acquisition Agreement.

          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, domain names, technology, trade secrets and know-how, all registrations and applications thereof, and all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Loan”: the loan made by the Borrower to Holdings with a portion of the net proceeds from the issuance of the Senior Secured Notes on the Closing Date to fund in part the purchase price of the Acquisition.
          “Intercreditor Agreement”: the Intercreditor Agreement among the Borrower, the Guarantors, the Senior Secured Note Trustee, the Senior Secured Note Collateral Agent, the Administrative Agent and other parties thereto from time to time in substantially the form attached hereto as Exhibit I, as the same may be amended, modified, supplemented or restated from time to time.
          “Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan), the first Business Day following the last day of each fiscal quarter of the Borrower (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.
          “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.
          “Investments”: as defined in Section 7.6.
          “IPO” means the issuance or sale by the Borrower or any direct or indirect parent of the Borrower of its Voting Stock in an underwritten primary or secondary public offering after the Closing Date pursuant to an effective registration statement filed with the SEC (whether alone or in connection with a secondary public offering) in accordance with the Securities Act.
          “Issuing Lender”: each of JPMorgan Chase Bank, N.A. and any other Revolving Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
          “Lead Arrangers”: J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as the joint lead arrangers of the Revolving Commitments.
          “L/C Commitment”: $12,000,000.
          “L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time.
          “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
          “L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.
          “Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
          “Letters of Credit”: as defined in Section 3.1(a).
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: this Agreement, the Security Documents, the Notes, the Letters of Credit and any amendment, waiver, supplement or other modification to any of the foregoing.

          “Loan Parties”: the Borrower and the Guarantors.
          “Management Agreement”: the advisory agreement, dated as of the Closing Date, between the Sponsor and Logan’s Roadhouse, Inc., as the same may be amended, modified or supplemented from time to time.
          “Management Investor”: the officers, directors, employees and other members of the management of any direct or indirect parent entity, the Borrower or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower or its direct or indirect parent entity.
          “Material Adverse Effect”: a material adverse effect on (a) the business, operations, financial condition, assets or liabilities (whether actual or contingent) of the Borrower and its Subsidiaries, taken as a whole, or (b) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
          “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, regulated pursuant to or that could give rise to liability under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
          “Merger”: as defined in the Recitals hereto.
          “Moody’s”: Moody’s Investors Services, Inc., and any successor in interest to its investment ratings business.
          “Mortgaged Properties”: the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.
          “Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit E (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).
          “Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Non-Excluded Taxes”: with respect to any payment made by any Loan Party under any Loan Document, Taxes, other than Excluded Taxes.
          “Non-U.S. Lender”: as defined in Section 2.16(e).
          “Notes”: the collective reference to any promissory note evidencing Loans.
          “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document including any interest, additions to tax or penalties applicable thereto.
          “Owned Real Properties”: as defined in Section 4.9.
          “Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
          “Participant”: as defined in Section 10.6(c). “Participant Register”: as defined in Section 10.6(c).
          “PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Pension Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Permitted Acquisitions”: acquisitions permitted in accordance with Section 7.6(g) involving assets (in a single transaction or series of related transactions) for consideration of $2,000,000 or more.
          “Permitted Acquisition Consideration”: the aggregate amount of the purchase price (including, but not limited to, any assumed debt and other liabilities, earn-outs and other contingent payment obligations (valued at the amount reasonably estimated by the Borrower to be payable thereunder) and deferred purchase payments, net of the applicable acquired company’s cash and Cash Equivalent balance as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition, to the extent retained by such company after giving effect to the relevant acquisition) to be paid in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.
          “Permitted Dispositions”: asset dispositions permitted in accordance with Sections 7.5(d), (f) and (m) involving assets (in a single transaction or series of related transactions) for consideration of $2,000,000 or more.
          “Permitted Investors”: the collective reference to (a) the Sponsor and its Control Investment Affiliates and (b) the Management Investors (but only with respect to their “beneficial ownership” (within the meaning of 13d-3 and 13d-5 under the Exchange Act) of up to 7% in the aggregate of the total voting power of the Voting Stock of the Borrower or any direct or indirect parents entity, as the case may be.
          “Permitted Liens”: (a) Liens for Taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.3; (b) Liens imposed by law, materialmen’s, mechanics’, carriers’, workmen’s, processors’, landlords’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 60 days or are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws, unemployment insurance or similar legislation or to secure public or statutory obligations; (d) encumbrances, ground leases, easements, rights of way, zoning restrictions, building codes, restrictions, rights of others, and rights or restrictions of record as to the use of real property and other encumbrances on title to real property (including, without limitation, minor defects or irregularities in title and similar encumbrances) or Liens incidental to the conduct of the business of any Person or to the ownership of its properties that do not in the aggregate materially adversely affect the use of such property in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8(h); and (f) Liens on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, Liens in favor of issuers of letters of credit or bankers’ acceptances or similar obligations, and Liens on deposits as security for import or customs duties or for the payment of rent, in each case in the ordinary course of business.
          “Permitted Refinancing Debt”: unsecured or, subject to the Intercreditor Agreement, second lien Indebtedness of the Borrower issued in exchange for, or the net proceeds of which are used to refinance or replace, the Indebtedness under the Senior Secured Notes so long as (a) the principal amount (including any accreted amount, if applicable) of such Permitted Refinancing Debt shall not exceed an amount equal to the principal amount (including any accreted value) of the Indebtedness under the Senior Secured Notes plus the amount of accrued interest, premium (if any), fees and expenses paid in connection with such refinancing or replacement, (b) the final maturity date thereof is no earlier than the final maturity date under the Senior Secured Notes, (c) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the final maturity of the Permitted Refinancing Debt (other than provisions requiring mandatory redemption or an offer to purchase Permitted Refinancing Debt to be made upon the occurrence of a change in control, equity offering, or asset sale on the same terms as are contained in the Senior Secured Note Indentures as in effect on the Closing Date), (d) the cash interest rates (calculated including any original issue discount in respect thereof) and related premiums applicable to any issue of Permitted Refinancing Debt shall be no higher than the cash interest rate under the Senior Secured Note Indenture (including after giving effect to “Additional Interest” that may be payable under, and as defined in, the Senior Secured Note Indenture), (e) the respective Permitted Refinancing Debt documents shall not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant other than a leverage ratio with a cushion of at least 10% from the Consolidated Leverage Ratio provided for herein), (ii) any cross-default provisions (although such Permitted Refinancing Debt documents may include a provision for a cross-acceleration and a cross final payment at maturity default to other material Indebtedness) or (iii) any covenants, defaults or other provisions that, taken as a whole, are materially more onerous or restrictive on the Borrower and its Subsidiaries than those contained in the Senior Secured Note Indenture (it being understood that any leverage ratio consistent with the foregoing clause (e)(iii) shall be deemed not more onerous or restrictive), (f) all other terms and conditions of each issue of Permitted Refinancing Debt shall be in form and substance reasonably satisfactory to the Administrative Agent, (h) no Default or Event of Default then exists or would result from the issuance of such Permitted Refinancing Debt, (g)

prior to the issuance of any Permitted Refinancing Debt, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower’s Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in 7.17 (whether or not a Covenant Compliance Period is in effect), as of the most recently ended fiscal period for which financial statements were delivered pursuant to Sections 6.1(a)or 6.1(b), after giving effect to the issuance of the Permitted Refinancing Debt and the application of the proceeds thereof, (h) prior to the issuance of any Permitted Refinancing Debt, the Borrower shall deliver a certificate of the Chief Financial Officer of the Borrower (accompanied by any required financial calculations in reasonable detail) that the issuance of such Permitted Refinancing Debt (and all related Permitted Refinancing Debt documents) are permitted by this Agreement and any other Indebtedness instruments then outstanding, (i) such Permitted Refinancing Debt shall not have obligors or guarantors that were not obligors or guarantors with respect to the Senior Secured Notes, and (j) in the case of second lien Indebtedness, the priority of the Liens securing such Indebtedness shall be subordinated to the Liens securing the Obligations on terms materially no less favorable to the Lenders than the terms of the Intercreditor Agreement.
          “Permitted Senior Secured Note Redemption”: (i) at the option of the Borrower, the redemption of up to 10% of the Senior Secured Notes on an annual basis until the fourth anniversary of the Closing Date, at a price of 103%, plus accrued and unpaid interest thereon or (ii) any redemption of the Senior Secured Notes, plus accrued and unpaid interest thereon, required by and on the terms specified by the Senior Secured Note Indenture in connection with the occurrence of an “Asset Sale”, as defined in the Senior Secured Note Indenture.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is (or if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Preferred Stock,” as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.
          “Preopening Costs”: “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training and recruiting and travel costs for employees engaged in such start-up activities.
          “Prime Rate”: the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).
          “Pro Forma Balance Sheet”: as defined in Section 4.1(a).

          “Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.
          “Projections”: as defined in Section 6.2(c).
          “Properties”: as defined in Section 4.18(a).
          “Real Property Lease”: all of the leases of real property under which any Loan Party or any of its Subsidiaries is the lessor or the lessee from time to time.
          “Refunded Swingline Loans”: as defined in Section 2.4.
          “Register”: as defined in Section 10.6(b).
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Reportable Event”: any “reportable event,” as defined in Section 4043(c) of ERISA or other regulations issued thereunder, other than those events as to which the thirty day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.
          “Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer”: the chief executive officer, president, chief financial officer, vice president, general counsel, treasurer or controller of the Borrower or any individual designated as a “Responsible Officer” for the purpose of this Agreement by the board of directors of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.
          “Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $30,000,000
          “Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

          “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
          “Revolving Facility”: each of the Revolving Commitments and the extensions of credit made thereunder.
          “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
          “Revolving Loans”: as defined in Section 2.1(a).
          “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis. Notwithstanding the foregoing, in the case of Section 2.20 when a Defaulting Lender shall exist, Revolving Percentages shall be determined without regard to any Defaulting Lender’s Revolving Commitment.
          “Revolving Termination Date”: October 4, 2015.
          “S&P”: Standard & Poor’s Financial Services LLC
          “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Secured Party”: as defined in the Guarantee and Collateral Agreement.
          “Securities Account Control Agreement”: as defined in the Guarantee and Collateral Agreement.
          “Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Intercreditor Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
          “Senior Secured Note Collateral Agent”: Wells Fargo Bank, National Association, in its capacity as collateral agent for the Senior Secured Notes, and any successor in interest thereto.
          “Senior Secured Note Indenture”: the Indenture entered into by Holdings, the Borrower, certain of its Subsidiaries and the Senior Secured Note Trustee in connection with the issuance of the

Senior Secured Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith.
          “Senior Secured Note Trustee”: Wells Fargo Bank, National Association, acting in its capacity as trustee under the Senior Secured Note Indenture, and any successor in interest thereto.
          “Senior Secured Notes”: the senior secured notes of the Borrower issued on the Closing Date pursuant to the Senior Secured Note Indenture.
          “Solvent”: with respect to Holdings, the Borrower and its subsidiaries, taken as a whole, (a) the sum of the debt (including contingent liabilities) of Holdings, the Borrower and its subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of Holdings, the Borrower and its subsidiaries, taken as a whole; (b) the capital of Holdings, the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings, the Borrower or its subsidiaries, taken as a whole, contemplated as of the date hereof; and (c) Holdings, Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
          “Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Lender or affiliate thereof.
          “Specified Change of Control”: a “Change of Control” (or any other defined term having a similar purpose) as defined in the Senior Secured Note Indenture.
          “Specified Collateral”: as defined in the Guarantee and Collateral Agreement.
          “Specified Swap Agreement”: any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Guarantor and any Person that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into.
          “Sponsor”: Kelso & Company, L.P. and any successor in interest thereto.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
          “Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Foreign Subsidiary and any Foreign Subsidiary Holding Company.

          “Sub-Threshold Properties”: as defined in Section 6.9(b).
          “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”; provided further that no agreement relating to the purchase of food at a fixed price entered into by the Borrower or its Affiliates shall be a “Swap Agreement”.
          “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.
          “Swingline Exposure”: at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.
          “Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans, together with its successors.
          “Swingline Loans”: as defined in Section 2.3.
          “Swingline Participation Amount”: as defined in Section 2.4.
          “Syndication Agent”: as defined in the preamble hereto.
          “Target”: as defined in the Recitals hereto.
          “Taxes”: any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Threshold Properties”: as defined in Section 6.9(b).
          “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
          “Transaction Documents”: as defined in Section 7.13(a).
          “Transactions”: as defined in the Recitals hereto.
          “Transferee”: any Assignee or Participant.
          “Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

          “United States”: the United States of America.
          “Unmatured Surviving Obligations”: Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.
          “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
          “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.
          “Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
          “Withholding Agent”: any Loan Party and the Administrative Agent.
          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP in effect as of the date hereof (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans” or “Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.
          (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.
          2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. No Revolving Loans shall be made on the Closing Date except, at the option of the Borrower, (i) to pay or fund any Additional OID to the extent such Additional OID is not paid or funded with the proceeds from an increase in the Senior Secured Notes or (ii) to fund any Net Working Capital Adjustment (as defined in the Acquisition Agreement) on the Closing Date in an amount up to $4,000,000; provided that Closing Date Consolidated EBITDA as set forth in the “Consolidated EBITDA Certificate” (as defined in the Acquisition Agreement) is greater than or equal to $74,800,000; and provided further, that any Revolving Loan made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          2.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.
          (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier (i) of the Revolving Termination Date and (ii) the first date after such Swingline Loan is made that is either (x) the 15th day of a calendar month or (y) the last day of a calendar month and, in either case, is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.
          2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.
          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
          (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          2.5 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.
          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
          2.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.7 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.
          2.8 Mandatory Prepayments and Revolving Commitment Reductions. The Borrower shall prepay the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.8 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.8 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
          2.9 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          2.10 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.
          2.11 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due after giving effect to any applicable grace period (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% (or, in the case of any such other amounts that do not relate to the Revolving Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
          2.12 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

          2.13 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.
          2.14 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the relevant Lenders.
          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.
          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.
          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
          (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b), 2.4(c), 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          2.15 Requirements of Law. (a) If any Change in Law, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Taxes imposed on or payable by such Lender);
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or
     (iii) shall impose on such Lender any other condition (excluding Taxes);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have determined that any Change in Law, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.16 Taxes. (a) Except as required by law, all payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any Non-Excluded Taxes or Other Taxes are required by law to be deducted or withheld from any amount payable by or on behalf of any Loan Party under this Agreement or any other Loan Document, (i) such Non-Excluded Taxes or Other Taxes shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If (i) the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) the Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Borrower shall indemnify the Administrative Agent and the Lenders for such amounts and any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii).
          (d) Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
          (e) Each Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding Tax. Each Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (i) two copies of IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms) claiming complete exemption from, or a reduced rate of, U.S. federal withholding Tax on payments under this Agreement and the other Loan Documents, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of the applicable Exhibit H and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding Tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income Tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. In addition, each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent any other form or certificate required in order that any payment made under this Agreement or any other Loan Document to the Administrative Agent or any such Lender, as the case may be, may be made free and clear of, and without deduction or withholding for or on account of, any Taxes (or to allow any such deduction or withholding to be made at a reduced rate), provided that in such Lender’s sole judgment such delivery would not materially prejudice the legal or commercial position of such Lender. Any forms to be delivered under this paragraph shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation, to the Lender from which the related participation shall have been purchased) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver. Notwithstanding the foregoing, the requirements of this paragraph (e) with respect to the delivery of forms shall also apply to the

Administrative Agent, and the Administrative Agent shall deliver any forms required by this paragraph (e) directly to the Borrower.
          (f) If the Administrative Agent or any Lender determines, in its sole discretion in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to Section 2.15 or this Section 2.16, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under Section 2.15 or this Section 2.16 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.
          (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.17 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a)with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole and good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic, or material legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).

          2.19 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16(a), (b) becomes a Defaulting Lender, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (iv) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
          2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.5(a);
          (b) the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
          (c) if any Swingline Exposure or L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:
     (i) all or any part of the Swingline Exposure and L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure and L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Exposure is outstanding;

     (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;
     (iv) if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.5(a) and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and
     (v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and
          (d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c) and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
          In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.1(a), agrees to issue letters of credit, including Existing Letters of Credit, which will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit hereunder on the Closing Date for the account of the Borrower (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
          3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.
          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
          3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan

Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing
          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
          3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on the first Business Day immediately following the day that the Borrower receives notice of such draft. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the first Business Day after the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c).
          3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.
          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:
          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at August 1, 2010 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Secured Notes to be issued on the Closing Date and the use of proceeds thereof, (iii) and other transactions in connection with the Acquisition and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at August 1, 2010, assuming that the events specified in the preceding sentence had actually occurred at such date.
          (b) The audited consolidated balance sheets of fiscal years ended 2008, 2009 and 2010, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of Holdings and its subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for Taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from August 2, 2010 to and including the Closing Date there has been no Disposition by any Group Member of any material part of its business or property.

          4.2 No Change. Since August 2, 2010, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
          4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.20 and (iii) others which the failure to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for any such violation that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.
          4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
          4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens; Possession Under Leases; Insurance.
          (a) Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.1, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or purported to be conducted.
          (b) None of the Borrower or the Subsidiaries are in default under any leases to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Borrower’s or Subsidiaries’ leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and each of the Subsidiaries enjoy peaceful and undisturbed possession under any such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (c) As of the Closing Date, none of the Borrower and the Subsidiaries has received any written notice of any pending or contemplated condemnation or eminent domain proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation or eminent domain that remains unresolved as of the Closing Date.
          (d) The properties of each Loan Party and its Subsidiaries are insured with reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles (and such insurance retentions) and covering such risks in all material respects as are customarily carried by companies engaged in similar business and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.
          4.9 Location of Real Property and Leased Premises.
          (a) Schedule 4.9(a) sets forth a complete and accurate list as of the Closing Date, of all fee owned real property of any Loan Party or any of its Subsidiaries (“Owned Real Property”), showing as of the date hereof the street address, county, or other relevant jurisdiction, state and record owner.
          (b) Schedule 4.9(b) sets forth a complete and accurate list as of the Closing Date, of all Real Property Leases under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, names of the lessor and lessee, annual rental cost and approximate expiration date thereof.
          (c) Schedule 4.9(c) sets forth a complete and accurate list as of the Closing Date, of all Real Property Leases under which any Loan Party or any of its Subsidiaries is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, names of the lessor and lessee, annual rental cost and approximate expiration date thereof.
Concurrently with the delivery of the financial statements referred to in Section 6.1(a), on an annual basis, the Borrower shall provide the Administrative Agent with updated Schedules 4.9(a), 4.9(b) and 4.9(c).
          4.10 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, each Group Member owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted. Schedule 4.10 sets forth all of the applications for registration and registered Intellectual Property owned by each Group Member on the Closing Date. Except as would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any owned Intellectual Property or the validity or effectiveness of any owned Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. Except as would not reasonably be expected to have a Material Adverse Effect, the use of Intellectual Property by each Group Member and the conduct of each of their businesses does not infringe on the rights of any Person.
          4.11 Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, each Group Member has filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no Tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.
          4.12 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. No more than 25% of the assets of the Group Members consist of “margin stock” as so defined.
          4.13 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.
          4.14 ERISA. (a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106. The present value of all accumulated benefit obligations under each Pension Plan maintained by a Group Member (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that would reasonably be expected to have a Material Adverse Effect.

          4.15 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
          4.16 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.16 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents and the Senior Secured Note Indenture.
          4.17 Use of Proceeds. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.
          4.18 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:
          (a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or would reasonably be expected to give rise to liability under, any Environmental Law;
          (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor, to the knowledge of Holdings or the Borrower, has any event occurred or does any condition exist that would reasonably be expected to result in any such notice;
          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability under, any applicable Environmental Law;
          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or in connection with the Business;
          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under Environmental Laws, or interfere with continued operation at, or impair the fair salable value of the Properties;
          (f) the Properties and all Group Member operations at the Properties are in compliance with all, and have not violated any applicable Environmental Laws, and there is no contamination at, under or migrating from the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
          (g) no Group Member has assumed any liability of any other Person under Environmental Laws.
          4.19 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or, when taken as a whole with other information so furnished, omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The financial projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and no assurance can be given that any particular Projections will be realized and that actual results may differ and such differences may be material. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
          4.20 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock and Pledged Notes described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock and promissory notes representing such Pledged Notes are delivered to the Administrative Agent (together with a properly completed and signed stock power, note power or endorsement, as applicable), and in the case of the other Collateral (other than Specified Collateral) described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.20(a) in appropriate form are filed in the offices specified on Schedule 4.20(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.1).
          (b) Each of the Mortgages when filed will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.20(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, and in each case subject to Permitted Liens. Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $1,500,000.
          4.21 Solvency. As of the date of the initial borrowing under this Agreement and after giving effect to the Transaction, Holdings, the Borrower, and its Subsidiaries, taken as a whole, are Solvent.
          4.22 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” of the Borrower under and as defined in the Senior Secured Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute “Guarantor Senior Indebtedness” of such Subsidiary Guarantor under and as defined in the Senior Secured Note Indenture.
          4.23 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.
          4.24 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation and the Senior Secured Note Indenture including any amendments, supplements or modifications with respect to any of the foregoing.
SECTION 5. CONDITIONS PRECEDENT
          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
          (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and Holdings, (iii) substantially concurrent with the initial extension of credit, an accession to this Agreement and the Guarantee and Collateral Agreement, executed and delivered by the Target, Logan’s Roadhouse, Inc. and each Subsidiary Guarantor and an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and (iii) the Intercreditor Agreement, executed and delivered by the Borrower, Holdings, the Trustee under the Senior Secured Note Indenture, the Administrative Agent on behalf of the Lenders and Wells Fargo Bank, National Association, as the collateral agent on behalf of the Senior Secured Notes.
          (b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:
     (i) The Merger shall be consummated pursuant to the Acquisition Agreement substantially concurrent with the initial extension of credit and no provision thereof shall have been amended or waived, and no consent shall have been given thereunder, in any manner materially adverse to the interests of the Lead Arrangers or the Lenders without the prior written consent of the Leader Arrangers (not to be unreasonably withheld or delayed);

     (ii) The Borrower shall have received cash proceeds of common equity issued by Holdings to the Sponsor or one or more of its Control Investment Affiliates (provided that the contribution thereof to the Borrower shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Lead Arrangers) in an amount equal to at least 35% (including up to $4,000,000 of rolled equity) of the total capitalization of Holdings and the Borrower;
     (iii) the Senior Secured Notes shall have been sold for up to $355,000,000 in gross cash proceeds (net of outstanding amounts of original issue discount in connection with the issuance and sale); and
     (iv) (i) the Administrative Agent shall have received evidence that, after giving effect to the Transactions, neither Holdings, the Borrower nor any of its Subsidiaries shall have any material Indebtedness for borrowed money other than Indebtedness created under the Loan Documents and the Senior Secured Notes and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection with any previously outstanding Indebtedness.
          (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet and a related pro forma consolidated statement of income as of the twelve-month period ended on August 1, 2010 and (ii) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target and its Subsidiaries for the 2010, 2009 and 2008 fiscal years.
          (d) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.1 or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.
          (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.
          (f) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a closing certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C and (ii) a secretary’s certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.
          (g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the legal opinion of Debevoise & Plimpton LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit G; and
     (ii) the legal opinion of local counsel in each of Delaware, Kansas, Tennessee and Texas.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as are customary for similar financings.
          (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
          (i) Filings, Registrations and Recordings. Other than the Mortgages, each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral (other than Specified Collateral) described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.1), shall be in proper form for filing, registration or recordation; provided, that, to the extent any security interest in any Collateral is not or cannot be provided or perfected on the Closing Date (other than the grant and perfection of security interests (i) in assets located in any state of the United States or the District of Columbia with respect to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code or (ii) in Capital Stock with respect to which a lien may be perfected by the delivery of a stock certificate) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and or perfection of a security interest in any such Collateral shall not constitute a condition precedent to the availability of the Revolving Facility on the Closing Date so long as the Borrower delivers or causes to be delivered such documents and instruments, and takes or causes to be taken such other actions as set forth in Section 6.11.
          (j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of Holdings, substantially in the form of Exhibit J, certifying the solvency of Holdings and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions contemplated hereby.
          (k) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.
          (l) No Change. Since August 2, 2009, there has been no development or event that has had or would reasonably be expected to have a Closing Date Material Adverse Effect.
          (m) Accuracy of Acquisition Agreement Representations and Specified Representations. The representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and the representations and warranties set forth in Sections 4.3(a), (b) and (c), 4.4 (other than the third sentence thereof), 4.5 (limited to the organizational documents of each Group Member), 4.12, 4.15, 4.17, 4.20, 4.21 and 4.22 of this Agreement (collectively, the “Specified Representations”), shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Material Adverse Effect” shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood and agreed that, to the extent any of the Specified Representations are qualified or subject to “Material Adverse Effect” (or an equivalent term), for purposes of the making of such Specified Representations as of the Closing Date (or a date prior thereto), the definition of “Material Adverse Effect” (or such equivalent terms) shall be “Closing Date Material Adverse Effect”).
          (n) Closing Date Consolidated EBITDA. Closing Date Consolidated EBITDA as set forth in the “Consolidated EBITDA Certificate” (as defined in the Acquisition Agreement), shall equal at least $67,500,000.
          (o) Ratings. The Borrower and the Revolving Facility shall have received a rating from Moody’s and S&P.
          (p) USA PATRIOT Act. The Administrative Agent shall have received, at least 5 day prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT ACT.
For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date, other than any extension of credit on the Closing date, is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).
          (b) No Default. No Default or Event of Default (including under Section 7.17) shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
          (c) Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:
          6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and
          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. The Borrower will be deemed to have satisfied the requirements of this Section and of Sections 6.2(d) and (f) if either the Borrower or Holdings files with, or provides to, the SEC such financial statements, reports, documents and information of the types so required, in each case within the applicable time periods.
          6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (h), to the relevant Lender):
          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower with Section 7.17 (regardless of whether a Covenant Compliance Period then exists) and with the other provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any Intellectual Property issued, registered or for which an application is pending which is acquired, by any Loan Party and (3) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);
          (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed quarterly consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and that actual results during the period or periods covered by such Projected may differ from the projected results, and such differences may be material);
          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;
          (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Secured Note Indenture;
          (f) within 10 days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower provides to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;
          (g) promptly following receipt by a Responsible Officer thereof, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Member or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and
          (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
          6.3 Payment of Obligations. Pay and discharge before the same shall become delinquent, (i) all federal, state income and franchise and other material Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower or its Subsidiaries shall not be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable..
          6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect the organizational existence of the Borrower and Holdings and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in each case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance. (a) Maintain and preserve in all material respects, all property used or useful and necessary in its business in good working order and condition, ordinary wear and tear and damage by casualty and condemnation excepted and except for such failure to so maintain which would not reasonably be expected to have a Material Adverse Effect, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts (with such deductibles and self insured retentions) and against at least such risks (but including in any event public liability, product liability, business interruption and hazards) as are usually insured against in the same general area by companies engaged in the same or a similar business, and (c) All losses shall be adjusted by the Borrower with the insurance companies. So long as no Event of Default has occurred and is continuing, all insurance proceeds and all awards and proceeds of any condemnation or other proceedings with respect to any property of the Loan Parties shall be collected by or on behalf of the applicable Loan Party, and applied by the applicable Loan Party to restore or replace the related property. If an Event of Default has occurred and is continuing, any such proceeds and awards with respect to any Collateral or property subject to a Mortgage shall be applied in accordance with the Guarantee and Collateral Agreement.
          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.
          6.7 Notices. Promptly after a Responsible Officer obtains knowledge thereof, give notice to the Administrative Agent and each Lender of:
          (a) the occurrence of any Default or Event of Default;
          (b) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $3,500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
          (c) the occurrence of any ERISA Event that, alone or together with any ERISA Events that have occurred, would reasonably be expected to result in material liability of any Group Member or any of its ERISA Affiliates, either individually or in the aggregate, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know thereof; and
          (d) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply in all material respects with, and use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws; provided, however, that neither Holdings nor Borrower shall be required to undertake any investigations, studies, sampling, testing or remedial, removal or other actions to the extent such actions are being contested in good faith pursuant to proper proceedings, appropriate reserves are being maintained with respect to such circumstances, and the outcome of such contest would not reasonably be expected to result in a Material Adverse Effect.
          6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (w) Excluded Property, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.1(d) and (z) property acquired by any Foreign Subsidiary or Foreign Subsidiary Holding Company) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to Liens permitted by Section 7.1) security interest in such property (subject to limitations on perfection of Specified Collateral as set forth in the Guarantee and Collateral Agreement), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to (i)(A) any fee interest in any individual real property acquired after the Closing Date by any Group Member having a value (based on the purchase price plus actual improvement costs) of at least $1,500,000 and (B) owned by such Group Member for 12 months (individually and collectively, the “Threshold Properties”) or (ii) to the extent that the aggregate value of all real property owned by any Group Member (other than any Foreign Subsidiary or Foreign Subsidiary Holding Company) (based on the purchase price plus actual improvement costs), excluding both the Mortgaged Properties and the Threshold Properties, not then subject to a Mortgage in favor of the Administrative Agent (the “Sub-Threshold Properties”) exceeds $10,000,000 in the aggregate, any fee interest in any one or more Sub-Threshold Properties such that the remaining Sub-Threshold Properties have an aggregate value of not more than $10,000,000; provided that the Borrower may select the individual Sub-Threshold Properties to become subject to a Mortgage in its sole discretion; provided, however, that this Section 6.9(b) will not apply to (A) any such real property subject to a Lien expressly permitted by Section 7.1(d)or (B) any real property acquired by any Foreign Subsidiary or Foreign Subsidiary Holding Company, as soon as practicable, but in any event within 90 days from the date the interest in such real property meets the requirements of clauses (i) or (ii) above, as applicable (W) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (X) if requested by the Administrative Agent, provide the Lenders with (1) title and extended coverage insurance covering such real property in an amount at least equal to 110% of the estimated value (based on the purchase price plus actual improvement costs) of such real property as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (2) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (Y) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (Z) (1) a policy of flood insurance that (a) covers any parcel of such real property that is located in a “special flood hazard area” (b) is written in an amount not less than the value (based on the purchase price plus actual improvement costs) of such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (b) has a term ending not later than the Revolving Termination Date and (2) confirmation that the Borrower has received the notice required pursuant to Section 208.25(i) of Regulation H of the Board.
          (c) With respect to any new Subsidiary (other than any Foreign Subsidiary or Foreign Subsidiary Holding Company) created or acquired after the Closing Date by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent certificates of such Subsidiary, substantially in the forms of Exhibit C and Exhibit D, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (d) With respect to any new Foreign Subsidiary or Foreign Subsidiary Holding Company created or acquired after the Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary or a Foreign Subsidiary Holding Company), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          6.10 Maintenance of Credit Ratings. Use commercially reasonable efforts to maintain public surveillance ratings of the Revolving Facility by Moody’s and S&P.

          6.11 Post-Closing Obligations. (a) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.
          (b) As soon as practicable, but in any event no longer than 90 days after the Closing Date, if requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (c) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company.
          (c) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.
          (d) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage and is located in a “special flood hazard area”, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208.25(i) of Regulation H of the Board.
          (e) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.
          (f) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Administrative Agent shall have received a legal opinion, in form and substance reasonably acceptable to the Administrative Agent, from local counsel selected by the Borrower in each jurisdiction in which the Mortgaged Property is located relating to the filing of the applicable Mortgage and matters ancillary thereto.
          (g) As soon as practicable, but in any event no longer than 90 days after the Closing Date, the Borrower and each other Loan Party shall execute and deliver to the Administrative Agent each of the (i) Deposit Account Control Agreements, (ii) Securities Account Control Agreements and (iii) Commodity Account Control Agreements, in each case as required by the Guarantee and Collateral Agreement.

SECTION 7. NEGATIVE COVENANTS
          The Borrower hereby agrees that, and solely with respect to Section 7.13, Holdings hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than Unmatured Surviving Obligations) is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, and solely with respect to Section 7.13, Holdings shall not:
          7.1 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:
          (a) Liens created under the Loan Documents;
          (b) Permitted Liens;
          (c) Liens existing on the date hereof and described on Schedule 7.1(c) hereto;
          (d) purchase money Liens upon or in assets acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment within 180 days of acquisition, or extensions, renewals or replacements of any of the foregoing; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Indebtedness secured by Liens permitted by this clause (d) shall not exceed the amount permitted under Section 7.2(d)(iii) at any time outstanding;
          (e) Liens arising in connection with Capital Lease Obligations of the Borrower or any of its Subsidiaries permitted under Section 7.2(d); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capital Lease Obligations;
          (f) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby provided that such replacement, extension or renewal does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) the proceeds thereof;
          (g) Liens securing any of the Indebtedness described in Section 7.2(b)(ii) and Section 7.2(c) that is owed by a Subsidiary of the Borrower that is not a Subsidiary Guarantor;
          (h) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary that (i) were not created in contemplation of or in connection with such event and (ii) do not extend to or cover any other property or assets of the Loan Parties, so long as any Indebtedness related to any such Liens as permitted under Section 7.2;
          (i) customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the Uniform Commercial Code or common law, of banks or other financial institutions where Holdings or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
          (j) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;
          (k) licenses, sublicenses, leases or subleases with respect to any assets (including intellectual property) granted to third Persons in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;
          (l) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto;
          (m) precautionary filings of financing statements under the Uniform Commercial Code of any applicable jurisdictions in respect of operating leases or consignments entered into by the Borrower or its Subsidiaries in the ordinary course of business;
          (n) Liens arising as a result of any agreement entered into in connection with a sale and leaseback transaction;
          (o) Liens solely on any cash earnest money deposits made by the Borrower or its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Agreement;
          (p) Liens on Capital Stock in joint ventures securing obligations of such joint ventures;
          (q) Liens on proceeds of insurance policies securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unpaid insurance premiums;
          (r) Liens securing Indebtedness permitted under Section 7.2(d)(xiii);
          (s) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $5,000,000; and
          (t) Liens securing the Senior Secured Notes and Permitted Refinancing Debt permitted under Section 7.2(d)(i), in each case subject to the Intercreditor Agreement.
          7.2 Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except:
          (a) Indebtedness outstanding on the date hereof and described on Schedule 7.2(a) hereto;

          (b) in the case of the Borrower,
     (i) Indebtedness in respect of Swap Agreements entered into to hedge against fluctuations in interest rates, business commodities or utilities and not for speculative purposes, and
     (ii) Indebtedness owed to a direct or indirect Wholly Owned Subsidiary of the Borrower, which Indebtedness (x) shall be subordinated to any Indebtedness of the Borrower under the Loan Documents on terms reasonably acceptable to the Administrative Agent and (y) if evidenced by promissory notes, shall be in form and substance satisfactory to the Administrative Agent and shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement;
          (c) in the case of any Subsidiary of the Borrower, Indebtedness owed to the Borrower or to a Wholly Owned Subsidiary of the Borrower; provided that (i) in each case, to the extent such Indebtedness exceeds $1,000,000 in the aggregate, such Indebtedness shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement and (ii) the aggregate amount of such Indebtedness owed by a Subsidiary that is not a Loan Party shall not exceed $2,500,000 at any time;
          (d) the Indebtedness under the Loan Documents and, in the case of the Loan Parties and their Subsidiaries,
     (i) Indebtedness in an aggregate principal amount not to exceed $355,000,000 plus any accrued and accreted amounts thereon in respect of the Senior Secured Notes or, together with any premium payable thereon and fees and expenses payable in connection therewith, pursuant to Permitted Refinancing Debt;
     (ii) So long as no Default has occurred and is continuing, Indebtedness secured by Liens permitted by Section 7.1(s) not to exceed in the aggregate $5,000,000 at any time outstanding; provided that to the extent any Indebtedness is created, incurred or assumed in compliance with this clause (ii) while no Default has occurred and is continuing, such Indebtedness shall continue to be permitted under this clause (ii) in the event that a Default has occurred and is continuing;
     (iii) Secured purchase money financing (including Capital Lease Obligations) whether incurred in contemplation of, at the time of, or within 180 days following, the acquisition of the related property or equipment, not to exceed in the aggregate $7,500,000 at any time outstanding, and in the case of purchase money financing or Capital Lease Obligations to which any Subsidiary of a Loan Party is a party, Indebtedness of the Loan Party of the type described in clause (h) of the definition of “Indebtedness” guaranteeing the Obligations of such Subsidiary under the purchase money financing or Capital Lease Obligations permitted under this clause (iii);
     (iv) Indebtedness of any Person that becomes a Subsidiary of the Borrower (or with respect to assets that are acquired by the Borrower or the Subsidiary) after the date hereof in accordance with the terms of Section 7.6 which Indebtedness does not exceed $2,000,000 in the aggregate and is existing at the time such Person becomes a Subsidiary of the Borrower (or such assets are acquired);
     (v) So long as no Default has occurred and is continuing, other unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that to the extent any Indebtedness is created, incurred or assumed in compliance with this clause (v) while no Default has occurred and is continuing, such Indebtedness shall continue to be permitted under this clause (v) in the event that a Default has occurred and is continuing;
     (vi) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
     (vii) Guarantee Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties;
     (viii) Guarantee Obligations with respect to Indebtedness permitted pursuant to this Section 7.2 (provided that any Guarantee Obligations with respect to Indebtedness permitted pursuant to subsection (ii) of this Section shall be subordinated to the same extent as the underlying subordinated Indebtedness) and Guarantee Obligations of other obligations not comprising Indebtedness of the Borrower or any of its Subsidiaries entered into in the ordinary course of business and not prohibited hereunder (provided that such Guaranty Obligations of a Loan Party with respect to obligations of a Subsidiary of the Borrower that is not a Loan Party are permitted under Section 7.6(h);
     (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
     (x) Obligations of the Borrower or any of its Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety, bid or appeal bonds, completion guarantees and payment obligations in connection with self insurance or similar obligations provided by the Borrower or any of its Subsidiaries in the ordinary course of business, and obligations owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability, or other employee benefits or property, casualty or liability insurance provided by such Person to the Borrower or any of its Subsidiaries pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;
     (xi) Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price based on changes in working capital and earn-outs (based on changes in working capital and earn-outs based on the income generated by assets acquired) or similar obligations, in each case, incurred or assumed in connection with the disposition of any Subsidiary or assets permitted under Section 7.5 or any investment permitted under Section 7.6;
     (xii) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates; and

     (xiii) So long as no Default has occurred and is continuing, Indebtedness incurred to finance any Permitted Acquisition in an aggregate principal amount not to exceed $50,000,000; provided that such Indebtedness (x) is permitted to be incurred under the Senior Secured Note Indenture (as in effect on the Closing Date) for such purpose and (y) to the extent such Indebtedness is secured, it has the same lien priority as, or a lien priority junior to, the Senior Secured Notes pursuant to the Intercreditor Agreement and it is not secured by any assets that do not constitute collateral for the Senior Secured Notes; provided further that to the extent any Indebtedness is created, incurred or assumed in compliance with this clause (xiii) while no Default has occurred and is continuing, such Indebtedness shall continue to be permitted under this clause
     (xiii) in the event that a Default has occurred and is continuing;
          (e) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000; and
          (f) Unsecured Indebtedness of the Borrower and its Subsidiaries; provided that (i) immediately before and immediately after giving pro forma effect to the incurrence of any such Indebtedness, no Event of Default shall have occurred and be continuing and (ii) immediately after giving pro forma effect to the incurrence of any such Indebtedness, the Borrower shall be in compliance with the financial covenants set forth in Section 7.17 (whether or not a Covenant Compliance Period is then in effect) as of the most recently ended fiscal period for which financial statements were delivered pursuant to Sections 6.1(a) or 6.1(b).
          7.3 Changes in Nature of Business. With respect to the Borrower, will not, nor will it permit any of its Subsidiaries to, alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries as of the Closing Date, other than engaging in businesses that are ancillary or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
          7.4 Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so (other than the Transaction), except that:
          (a) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary of the Borrower, provided that, in the case of any merger or consolidation with another Subsidiary, the Person formed by such merger or consolidation shall be a direct or indirect Wholly Owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Loan Party is a party, the Person formed by such merger or consolidation shall be a Loan Party;
          (b) in connection with any acquisition permitted under Section 7.6, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Wholly Owned Subsidiary of the Borrower and the provisions of Section 6.9 shall have been complied with;
          (c) in connection with any sale or other disposition (which takes the form of a merger rather than a sale of stock or assets) permitted under Section 7.5 (other than clause (b) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;
          (d) any Subsidiary of the Borrower may wind-up into the Borrower or a Subsidiary Guarantor; and

          (e) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary of the Borrower (provided that (i) if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor and (ii) the transferee or continuing or surviving Person shall be a Wholly Owned Subsidiary of the Borrower); provided, however, that in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.
          7.5 Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of (including by any sale and leaseback transaction), or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including by any sale and leaseback transaction), any assets, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to grant any option or other right to purchase, lease or otherwise acquire any assets, except:
          (a) sales of inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of its business;
          (b) in a transaction authorized by Section 7.4 (other than subsection (c) thereof);
          (c) sales, transfers or other dispositions of assets among the Borrower and Subsidiary Guarantors;
          (d) the sale of any asset by the Borrower or any of its Subsidiaries (other than a bulk sale of inventory) so long as (i) no Event of Default shall occur and be continuing, (ii) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (iii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary in at least 75% cash and (iv) the aggregate fair market value of such asset and all other assets sold by the Borrower and its Subsidiaries, and the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries, in each case during the same fiscal year pursuant to this clause (e), shall not exceed $8,000,000, and in any event since the date of this Agreement shall not exceed $20,000,000 in the aggregate; provided that, notwithstanding the foregoing clause (iv), restaurant properties may be sold to franchisees, as long as the sales price paid for any individual sale shall not exceed $5,000,000 and in any event the aggregate sales price for all such sales from and after the date of this Agreement shall not exceed $20,000,000 in the aggregate;
          (e) the sale and leaseback of (i) restaurants or restaurant properties existing as of the date hereof , (ii) within 365 days after the opening day of restaurants acquired or constructed after the date hereof; (iii) after 365 days but before 24 months from the opening day of restaurants acquired or constructed after the date hereof; and (iv) after 24 months from the opening day of restaurants acquired or constructed after the date hereof; provided, that such sale and leaseback transaction is permitted under, and any proceeds are applied in accordance with, the Senior Secured Note Indenture (as in effect on the Closing Date), whether or not any Senior Secured Notes remain outstanding;
          (f) the sale by the Borrower or any of its Subsidiaries of obsolete, worn-out, damaged, unusable or surplus assets no longer used in the business of the Borrower or any of its Subsidiaries in the ordinary course of business;
          (g) the sale or discount without recourse by the Borrower or any Subsidiary thereof of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (h) subject to the requirements of Section 4.17, the disposition by the Borrower or any of its Subsidiaries of any Swap Agreement;
          (i) dispositions by Holdings or any of its Subsidiaries of investments in cash and Cash Equivalents in the ordinary course of business;
          (j) (i) any Subsidiary Guarantor may transfer assets to the Borrower or any other Subsidiary Guarantor, (ii) Holdings may transfer assets (other than Capital Stock of the Borrower) to the Borrower or any other Subsidiary Guarantor, and (iii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may transfer assets to the Borrower or any Subsidiary Guarantor (provided that, in connection with any such transfer, the Borrower or such Subsidiary Guarantor shall not pay more than an amount equal to the fair market value of such assets as determined at the time of such transfer)
          (k) the lease, sublease, license, sublicense, abandonment, non-renewal or other disposition of intellectual property in the ordinary course of business consistent with past practice;
          (l) leases, subleases, licenses or sublicenses of real or personal property with respect to no greater than five locations granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of Borrower or any of its Subsidiaries;
          (m) dispositions by the Borrower or any of its Subsidiaries of property or assets subject to an insurance claim or condemnation proceeding; and
          (n) dispositions by the Borrower or any of its Subsidiaries of capital assets in the ordinary course of business to the extent that (i) such capital assets are promptly exchanged for credit against the purchase price of similar replacement capital assets and (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement capital assets.
          7.6 Investments in Other Persons. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
          (a) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional equity Investments in Loan Parties;
          (b) loans and advances to employees in the ordinary course of the business of the Loan Parties and their Subsidiaries in compliance with all Requirements of Law in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;
          (c) Investments by the Loan Parties and their Subsidiaries in Cash Equivalents;
          (d) Investments existing on the date hereof and described on Schedule 7.6(d) hereto;
          (e) Investments by the Borrower in Swap Agreements permitted under Section 7.2(b);
          (f) Investments consisting of intercompany Indebtedness permitted under Section 7.2;

          (g) the purchase or other acquisition of all or substantially all of the business, a line of business or a business unit (whether by the acquisition of Capital Stock, assets or any combination thereof) of any Person that, upon the consummation thereof, will be wholly owned directly by one or more Loan Parties (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by one or more Loan Parties of all or substantially all of the property and assets of any Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii), such purchase or other acquisition shall be at all times negotiated without the objection of the Board of Directors of the entity to be acquired; and provided further that:
     (i) the Loan Parties and any such newly created or acquired Subsidiary shall comply with the requirements of Section 6.9;
     (ii) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or ancillary, reasonably related thereto, or a reasonable extension, development or expansion thereof;
     (iii) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect;
     (iv) the total Permitted Acquisition Consideration paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total Permitted Acquisition Consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (iv), shall not exceed $50,000,000 per purchase or other acquisition or $100,000,000 in the aggregate since the date of this Agreement (exclusive in each case of the amount of Capital Stock issued in connection with a Permitted Acquisition);
     (v) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) immediately after giving pro forma effect to such purchase or other acquisition, (x) the Borrower shall be in compliance with the financial covenants set forth in Section 7.17 (whether or not a Covenant Compliance Period is in effect) as of the most recently ended fiscal period for which financial statements were delivered pursuant to Sections 6.1(a) or 6.1(b) and (y) the aggregate Available Revolving Credit Commitments at such time shall be at least $10,000,000; and
     (vi) the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vi) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition, except that, with respect to clause (i) above, such certification need not be made until the collateral security is required to be supplied in accordance with Section 6.9; and

          (h) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.6 in an aggregate amount not to exceed $5,000,000; provided that immediately before and immediately after giving effect to any such Investment, no Default shall have occurred and be continuing;
          (i) Capital Expenditures permitted pursuant to this Agreement;
          (j) purchases of assets (other than Capital Expenditures) in the ordinary course of business;
          (k) prepaid expenses or lease, utility and other similar deposits, in each case in the ordinary course of business;
          (l) investments arising out of the receipt by the Borrower or any of its Subsidiaries of noncash consideration for any disposition of assets permitted pursuant to Section 7.5;
          (m) investments resulting from pledges or deposits referred to in Section 7.1;
          (n) notes from officers and employees, not to exceed an aggregate amount of $10,000,000, in exchange for equity interests of Holdings purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;
          (o) Guarantee Obligations permitted pursuant to Section 7.2; and
          (p) the Intercompany Loan.
          7.7 Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock in the Borrower or to issue or sell any Capital Stock therein, except that:
          (a) the Borrower may (i) declare and pay dividends and distributions payable only in common stock of the Borrower, (ii) purchase, redeem, retire, defease or otherwise acquire shares of its Capital Stock with the proceeds received contemporaneously from the issue of new shares of its Capital Stock with equal or inferior voting powers, designations, preferences and rights, and (iii) declare and pay cash dividends to Holdings for the payment of legal, auditor and other customary expenses (other than management fees) in the ordinary course of business not to exceed $1,000,000 in the aggregate in any fiscal year;
          (b) Holdings, the Borrower or any of their respective Subsidiaries may pay dividends in shares of its own Capital Stock;
          (c) any Wholly Owned Subsidiary of the Borrower may pay cash dividends or make distributions to the holders of its Capital Stock;
          (d) any payments or other transfers by the Borrower to Holdings that are immediately applied (by Holdings or otherwise) to pay debt service or reduce the Intercompany Loan;

          (e) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and pay cash dividends and distributions (and each Subsidiary of the Borrower may declare and pay cash dividends and distributions to the Borrower or any of its Subsidiaries to enable the Borrower to do the same) to any direct or indirect parent to the extent necessary so that such parent may:
     (i) in the event of the termination, dismissal, death, or disability of an officer, employee or director, of Holdings, any of its Subsidiaries, or any direct or indirect parent company of Holdings, purchase its Capital Stock or options in respect of its Capital Stock from such officer, employee or director (or the estate or heirs thereof), or make severance payments to such Persons (x) to the extent that such purchase is made with the net proceeds of (1) any offering of equity securities of Holdings which is not subject to prepayment requirements under this Agreement or (2) any key man life insurance policy maintained on the life of the Person with respect to whom such repurchase is made or (y) otherwise in an aggregate amount not to exceed $3,000,000 during any fiscal year, provided, however, that 100% of the unused amount of such payments that were permitted to be made during the immediately preceding fiscal year may be carried over for expenditure in the immediately following fiscal year; provided further, that such expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal years and second, in respect of amounts permitted for the then-current fiscal year;
     (ii) pay foreign, federal, state and local Taxes, to the extent such Taxes are attributable to the income or business of the Borrower or any of its Subsidiaries; provided that the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local Taxes for such fiscal year were the Borrower and its Subsidiaries to pay such Taxes separately from any such parent entity;
     (iii) pay (A) fees and expenses (including franchise or similar Taxes) required to maintain the corporate existence of such direct or indirect parent entity, (B) customary salary, bonus and other benefits in an aggregate amount not exceeding $500,000 per annum payable to third party directors of all such direct or indirect parent entities, if applicable, (C) customary indemnities provided on behalf of directors, officers and employees of such direct or indirect parent entity, if applicable, (D) amounts that would be permitted to be paid by the Borrower pursuant to Section 7.15(d) (without duplication of any such amounts paid under Section 7.15(d)), and (E) general corporate overhead expenses of such direct or indirect parent entity, in each case to the extent such fees, expenses, salary, benefits, indemnities and other amounts are attributable to the ownership or operation of the Borrower, if applicable, and its Subsidiaries (provided, that for so long as such direct or indirect parent entity owns no assets other than the Capital Stock of the Borrower or another direct or indirect parent entity, such fees and expenses shall be deemed for purposes of this clause (iii) to be so attributable to such ownership or operation); and
     (iv) pay amounts required for any direct or indirect parent entity to pay fees and expenses, other than to Affiliates of the Borrower, related to the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under the Loan Documents and the Senior Secured Note Indenture and agreements relating thereto to the extent such obligations are permitted by Section 7.13;

          (f) Holdings may accrue dividends on any of its Capital Stock; provided that such dividends may not be paid in cash; and
          (g) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may issue (A) rights or options to acquire Capital Stock of the Borrower pursuant to employee stock purchase plans, director or employee option plans and other employee benefit plans and (B) common stock upon the exercise of options issued under, or pursuant to, employee stock purchase plans, director or employee option plans and other employee benefit plans.
          7.8 Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation, certificate of formation, operating agreement, bylaws or other constitutive, other than amendments that could not be reasonably expected to have a Material Adverse Effect or adversely affect the interests of the Administrative Agent or the Lenders.
          7.9 Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices except as permitted by GAAP or (ii) its fiscal year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.
          7.10 Prepayments, Etc., of Indebtedness. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Secured Notes, other than the (i) Permitted Senior Secured Note Redemptions and (ii) any other redemptions permitted in accordance with the terms of the Senior Secured Note Indenture or Permitted Refinancing Debt, so long as immediately before and after giving effect to any such redemption, no Loans are outstanding; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Secured Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of the Senior Secured Note Indenture.
          7.11 Amendment, Etc., of Related Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.
          7.12 Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or restricting the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties, (ii) in connection with any Indebtedness permitted under Section 7.2 and secured by Liens permitted under Section 7.1, and any agreement prohibiting further Liens on the properties encumbered thereby; (iii) the Senior Secured Note Indenture and any Permitted Refinancing Debt, (iv) customary anti-assignment provisions in contracts restricting the assignment thereof, (v) pursuant to any Swap Agreements permitted hereunder, (vi) customary provisions in leases restricting assignability or subleasing, (vii) restrictions which are not more restrictive than those contained in this Agreement with respect to Subsidiaries of the Borrower contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement, (viii) under any documents relating to joint ventures of Borrower or any Subsidiary to the extent that such joint ventures are not prohibited hereunder, (ix) any prohibition or limitation that (A) exists pursuant to applicable Requirements of Law or (B) consists of customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by Borrower or any Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of Borrower or the Subsidiary that are to be sold, (x) any prohibition or limitation that arises under any agreement that does not restrict in any manner (directly or indirectly) Liens created in favor of the Secured Parties on any Collateral securing the Obligations and does not require the direct or indirect grant of Liens securing any Indebtedness or other obligation by virtue of the granting of Liens on or the pledge of property of any Loan Party to secure the Obligations, and (xi) licenses or contracts entered into in the ordinary course of business which by the terms of such licenses and contacts prohibit the granting of Liens on the rights contained therein.
          7.13 Holding Company. (a) Solely with respect to Holdings, conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (i) its direct ownership of all of the Capital Stock of, and its management of, the Borrower, (ii) the Transaction and the other transactions contemplated by the Acquisition Documentation, including with respect to the Intercompany Loan (iii) performance of its obligations under this Agreement, the other Loan Documents, the Senior Secured Note Indenture, the Intercreditor Agreement, the Collateral Documents (as defined in the Indenture) and the other agreements contemplated thereby (collectively, the “Transaction Documents”) and other activities to the extent permitted by and in compliance with the Transaction Documents, (iv) the provision of administrative, legal, accounting, tax and management services to, or on behalf of, any of its Subsidiaries, (v) the entry into, and exercise of rights and performance of obligations in respect of (A) any other agreement to which it is a party on the Closing Date; in each case as amended, supplemented waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof in accordance with such Transaction Documents, (B) contracts and agreements with officers, directors and employees of Holdings or any of its Subsidiaries relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (vi) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, (vii) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (viii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (ix) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents and underwriters with respect to equity securities and, counsel, accountants and other advisors and consultants, (x) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (xi) the incurrence and payment of its operating and business expenses and any Taxes for which it may be liable and (xii) other activities incidental or related to the foregoing.
          (b) Holdings will not create, incur, assume or permit to exist any Indebtedness or other liabilities except (i) Indebtedness created under the Loan Documents and the Senior Secured Note Indenture (or any Permitted Refinancing thereof), (ii) the Intercompany Loan and (iii) liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities.

          (c) Holdings will not create, incur, assume or permit to exist any Lien (other than Permitted Liens and Liens permitted under Section 7.1(a) and Section 7.1(t)) on any of the Capital Stock issued by the Borrower to Holdings.
          7.14 Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower and (iii) provisions described in clauses (iii) through (x) of Section 7.12 or directly related thereto.
          7.15 Transactions with Affiliates. With the exception of inter-company transactions among the Loan Parties, conduct, and permit any of its Subsidiaries to conduct, any transaction with any of their Affiliates on terms that are either not fair and reasonable or less favorable to the Loan Party or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing provision shall not be deemed to be breached by the following:
          (a) transactions permitted by Sections 7.7 and 7.13;
          (b) any equity issuance permitted hereunder;
          (c) customary indemnities to, and expense reimbursements of, officers and directors of Holdings and its Subsidiaries;
          (d) payment of management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to the Management Agreement not to exceed the amount set forth in the Management Agreement as in effect on the Closing Date or any amendment thereto (so long as any such amendment is not more disadvantageous to the Lenders in any material respect in the good faith judgment of the board of directors of the Borrower when taken as a whole as compared to the Management Agreement as in effect on the Closing Date);
          (e) customary transactions in connection with employment and consulting agreements and arrangements entered into in the ordinary course of business with officers, management, employees and consultants (including, without limitation, in connection with employment compensation and employee benefit plans entered into in the ordinary course of business) and the issuance, grant, award or sale of Capital Stock and payments, awards, options and other rights or interests, in each case in the ordinary course of business, in each case, as approved by the applicable board of directors (or equivalent governing body);
          (f) the Transactions; and
          (g) Investments permitted by Section 7.6(b).
          7.16 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding the amount set forth below:

Fiscal Year Ending	Amount
July 31, 2011	$50,000,000

July 29, 2012	$55,000,000

July 28, 2013 and thereafter	$60,000,000
provided, that (a) the maximum aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year shall increase to $70,000,000 if the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal year of the Borrower is less than or equal to 3.50: 1.00 and (b) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in any succeeding fiscal year and (c) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts carried over from prior fiscal years pursuant to clause (b) above and, second, in respect of amounts permitted for the then-current fiscal year pursuant to clause (a) above.
          7.17 Financial Condition Covenants. For purposes of determining each of the ratios under this Section 7.17, pro forma effect shall be given to each component as set forth in the last sentence of the definition of “Consolidated EBITDA,” including the 10% limitation set forth in the proviso thereto, and the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Borrower (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) and evidenced by an Officer’s Certificate setting forth the basis of such calculations
          (a) Consolidated Leverage Ratio. During a Covenant Compliance Period only, permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter

Consolidated
Fiscal Quarter/Year Ending	Leverage Ratio
1Q ‘11	6.25: 1.00
2Q ‘11	6.25: 1.00
3Q ‘11	6.00: 1.00
4Q ‘11	6.00: 1.00
2012	5.50: 1.00
2013	5.00: 1.00
2014	4.50: 1.00
2015	4.25: 1.00
2016	4.00: 1.00

          (b) Consolidated Interest Coverage Ratio. During a Covenant Compliance Period only, permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Interest
Fiscal Year Ending	Coverage Ratio
2011	1.25: 1.00
2012	1.30: 1.00
2013	1.40: 1.00
2014	1.45: 1.00
2015	1.50: 1.00
2016	1.55: 1.00
SECTION 8. EVENTS OF DEFAULT
          If any of the following events shall occur and be continuing:
          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Section 5.5 of the Guarantee and Collateral Agreement; or
          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or
          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, and in each of the foregoing, such failure shall continue after the expiration of the applicable grace period; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $5,000,000 or more; or
          (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or any Group Member shall make a general assignment for the benefit of its creditors; or
          (g) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or
          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $3,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby other than in respect of any item or items of Collateral the fair market value of which, either individually or in the aggregate, does not exceed $1,500,000, except as a result of the action or inaction of the Administrative Agent or Lenders; or
          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
          (k) (i) prior to an IPO, the Permitted Investors in the aggregate cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock of the Borrower or any direct or indirect parent entity of the Borrower (the “Relevant Parent”) (as applicable) representing a majority of the voting power of the total outstanding Voting Stock of the Borrower or any such Relevant Parent (as applicable); (ii) upon and following an IPO, any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a “person” or “group” including one or more Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more in the aggregate of the total voting power of the Voting Stock of the Borrower or any Relevant Parent (as applicable), whether as a result of the issuance of securities of the Borrower or such Relevant Parent (as applicable), any merger, consolidation, liquidation or dissolution of the Borrower or such Relevant Parent (as applicable), any direct or indirect transfer of securities by any Permitted Investor or otherwise; (iii) during any period of two consecutive years (during which period the Borrower has been a party to this Agreement), Continuing Directors shall cease for any reason to constitute a majority of such board of directors then in office; (iv) the Borrower ceases to be a Wholly Owned Subsidiary of Holdings or a direct or indirect Subsidiary of any Relevant Parent; or (v) a Specified Change of Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower due and owing hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 9. THE AGENTS
          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
          9.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee” and such affiliates, directors, officers, employees, advisors, agents and other representatives of any such Agent Indemnitee are referred to herein as its “related parties”) (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the

Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s bad faith, gross negligence, willful misconduct or material breach of the obligations of the relevant Agent Indemnitee (or its related parties) under this Agreement. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.
          9.10 Co-Documentation Agents and Syndication Agent. Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.
SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 or Section 2.20 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3, 2.4 or 2.20 without the written consent of the Swingline Lender; or (vi) amend, modify or waive any provision of Section 3 or Section 2.20 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings:	See address for the Borrower below
Attention: Amy Bertauski, Chief Financial Officer
Email: amyb@logansroadhouse.com
Telecopy: (615) 885-9057

Telephone: (645) 885-9056

with a copy to	Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY 10022
Attention: James Connors
Email: jconnors@kelso.com
Telecopy: (212) 223-2379
Telephone: (212) 751-3939

Borrower:	Logan’s Roadhouse, Inc.
3011 Armory Drive, Ste. 301
Nashville, TN 37204
Attention: Amy Bertauski, Chief Financial Officer
Email: amyb@logansroadhouse.com
Telecopy: (615) 885-9057
Telephone: (645) 885-9056

with a copy to	Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY 10022
Attention: James Connors
Email: jconnors@kelso.com
Telecopy: (212) 223-2379
Telephone: (212) 751-3939

Administrative Agent:	JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Eric Pratt
Email: eric.h.pratt@jpmorgan.com
Telecopy: (212) 270-6637
Telephone: (212) 270-6842

with a copy to	JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Thai Pham
Email: thai.x.pham@chase.com
Telecopy: (713) 750-2956
Telephone: (713) 750-2884
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of one outside counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower at least one Business Day prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one outside counsel to the Lenders and the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee (or any of its related parties) or the material breach of the obligations of such Indemnitee (or any of its related parties) under this Agreement or the other Loan Documents. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its

Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, except to the extent any such right results from the gross negligence, bad faith, or willful misconduct of the Indemnitee (or any of its related parties) against whom such rights are asserted. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted the Chief Financial Officer of the Borrower, at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. Notwithstanding the foregoing, the Borrower shall not be responsible for any Taxes under this Section 10.5, other than any Taxes that are losses or damages incurred in respect of any non-Tax Indemnified Liability.
          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”), other than a Permitted Investor or a natural person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:
     (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; provided further that no Lender may assign all or any portion of its Loans or Revolving Commitments to any Disqualified Lender without the prior written consent of the Borrower; and
     (B) the Administrative Agent.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments or Loans, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;
     (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
     (D) without the prior written consent of the Administrative Agent and the Borrower, no assignment shall be made to a prospective Assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.
          For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, this Section 10.6 shall be construed so that the Loans of, and the L/C Obligations owing to, each Lender are at all times maintained in “registered form” within the meaning of Treasury regulations 5f.103-1(c) (and any successor regulations), and in no event shall any obligation hereunder be considered a bearer instrument or obligation within the meaning of Section 163(f) of the Code.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than a Permitted Investor, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) without the prior written consent of the Administrative Agent and the Borrower, no participation shall be sold to a prospective Participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     (ii) A Participant or the applicable participating Lender shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable participating Lender would have been entitled to receive in the absence of the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(e) as if it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower and remaining unpaid past any applicable grace period (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this

Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.
          10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.
          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements or Unmatured Surviving Obligations) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
          10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) on a confidential basis, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person.
          Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
          All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
          10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.17 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
          10.18 Intercreditor Agreement. By executing this Agreement as a Lender, or by becoming a Lender hereunder pursuant to an Assignment and Assumption, each Lender hereby agrees to the terms of the Intercreditor Agreement, acknowledges that certain of its rights hereunder shall be subject thereto, and consents to the execution thereof by the Administrative Agent on behalf of such Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ROADHOUSE MERGER INC.
By:	/s/ Stanley de J. Osborne
	Name:	Stanley de J. Osborne
	Title:	President

ROADHOUSE FINANCING INC.
By:	/s/ Stanley de J. Osborne
	Name:	Stanley de J. Osborne
	Title:	President

Credit Agreement Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Co-Documentation gent and as a Lender
By:	/s/ BARRY BERGMAN
	Name:	BARRY BERGMAN
	Title:	MANAGING DIRECTOR

Credit Agreement Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent, Co-Documentation Agent and as a Lender
By:	/s/ ROBERT HETU
	Name:	ROBERT HETU
	Title:	MANAGING DIRECTOR

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

Credit Agreement Signature Page

Schedule 1.1A — Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$15,000,000

Credit Suisse AG	$15,000,000

Schedule 1.1B — Mortgaged Property
None.

Schedule 1.1C — Existing Letters of Credit
None.

Schedule 4.4 — Consents, Authorizations, Filings and Notices
1.	The consent of the G.B. Evansville Developers, LLC, with respect to the lease entered into with Logan’s Roadhouse, Inc. on June 17, 1996, for a restaurant in Evansville, Indiana (Store #316).

2.	Notice must be sent to Huntington Mall Company, with respect to the lease entered into with Logan’s Roadhouse, Inc. on July 11, 1996, for a restaurant in Barboursville, West Virginia (Store #315).

3.	Notice must be sent prior to the Merger to WRI/Central Plaza, Inc., with respect to the lease entered into with Logan’s Roadhouse, Inc. on February 3, 1999, for a restaurant in Lubbock, Texas (Store #353).

4.	Notice must be sent to Spotsylvania Mall Company, with respect to the lease entered into with Logan’s Roadhouse, Inc. on October 4, 2000, for a restaurant in Federicksburg, Virginia (Store #376).

5.	Prior to the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Georgia (certain city liquor licenses), Kansas, Michigan, Missouri, Tennessee, Texas and West Virginia.

6.	Immediately following the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Arkansas (city liquor licenses), Arizona, Florida, Illinois (city liquor licenses), Louisiana and Mississippi.

7.	Following the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Alabama, Arkansas, Georgia, Illinois, Indiana, Kansas, Kentucky, Ohio, Oklahoma, Pennsylvania and Virginia.

8.	Expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related Department of Justice or Federal Trade Commission approvals or consents.

9.	Immediately following the Acquisition Merger, file a certificate of merger with the Secretary of State of the State of Delaware in connection with the Acquisition Merger.

Schedule of Material Permits

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Restaurant Liquor Drink #5004	7/31/11	$700.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Retail Beer	7/31/11	$150.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Restaurant Liquor Drink	7/31/11	$1,000.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Retail Beer	7/31/11	$75.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	State Liquor By Drink #16201	9/25/11	$1,200.00	TN ABC
302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	County Liquor By Drink #11493	9/25/11	$1,050.00	Davidson County
302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	Beer	12/31/10	$100.00	Metropolitan Beer Board

303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	State Liquor By Drink #11492	9/25/11	$1,200.00	TN ABC
303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	County Liquor By Drink#11492	9/25/11	$1,000.00	Davidson County
303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	Beer	12/31/10	$100.00	Metropolitan Beer Board

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	State Liquor By Drink # 12676	3/13/11	$1,200.00	TN ABC
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	City Liquor By Drink	3/13/11	$1,125.00	City of Clarksville
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	Beer	12/31/10	$100.00	City of Clarksville

305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	State Liquor By Drink # 22067	3/13/11	$1,200.00	TN ABC
305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	City Liquor By Drink	12/31/10	$1,125.00	City of Jackson
305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	Beer	12/31/10	$100.00	City of Jackson

306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	State Liquor By Drink #50080	9/25/11	$1,200.00	TN ABC
306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	City Liquor By Drink	10/1/11	$1,050.00	City of Murfreesboro
306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	Beer	12/31/10	$100.00	City of Murfreesboro

307	TN	Franklin	7087 Baker's Bridge Ave, Franklin, TN 37064	State Liquor By Drink- #60046	3/13/11	$1,200.00	TN ABC
307	TN	Franklin	7087 Baker's Bridge Ave, Franklin, TN 37064	City Liquor By Drink	5/31/11	$1,000.00	City of Franklin
307	TN	Franklin	7087 Baker's Bridge Ave, Franklin, TN 37064	Beer	12/31/10	$100.00	City of Franklin

308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Restaurant Liquor Drink #2804	7/31/11	$700.00	KY ABC
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Retail Beer	7/31/11	$150.00	KY ABC

6

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Special Sunday Drink	7/31/11	$500.00	KY ABC
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	City Restaurant Liquor Drink	7/31/11	$1,000.00	City of Paducah
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	City Retail Beer	7/31/11	$200.00	City of Paducah

309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	State Liquor By Drink #14584	11/13/10	$1,200.00	TN ABC
309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	City Liquor By Drink	11/13/10	$1,005.00	City of Chattanooga
309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	Beer	12/31/10	$100.00	City of Chattanooga

310	IN	Clarksville	1008 B Lewis and Clark Pkwy Clarksville, IN 47129	State Liquor RR/SS 1095390	1/17/11	$1,000.00	IN ABC

311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	State Liquor By Drink #20094	6/3/11	$1,200.00	TN ABC
311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	City Liquor By Drink	12/31/10	$1,000.00	City of Johnson City
311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	Beer	12/31/10	$100.00	City of Johnson City

312	AL	Florence	2890 Florence Blvd, Florence, AL 35630	State Liquor 020-553739	9/30/11	$300.00	AL ABC

313	GA	Columbus	2643 Manchester, Columbus, GA 31904	State Liquor #36029	12/31/10	$200.00	GA DOR
313	GA	Columbus	2643 Manchester, Columbus, GA 31904	City Liquor	12/31/10	$5,000.00	City of Columbus

7

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
315	WV	Barboursville	850 Mall Rd, Barboursville, WV 25504	State Liquor #06-A-312-009878	6/30/11	$2,650.00	WV ABC
315	WV	Barboursville	850 Mall Rd, Barboursville, WV 25504	Village Liquor/Business	6/30/11	$1,355.00	Village of Barboursville

316	IN	Evansville	1 N. Burkhardt, Evansville, IN 47715	State Liquor RR/SS 8296420	2/5/11	$1,000.00	IN ABC

317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	State Liquor By Drink #13279	2/10/11	$1,200.00	TN ABC # 13279
317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	City Liquor By Drink	12/31/10	$1,000.00	City of Memphis
317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	Beer	12/31/10	$100.00	City of Memphis

318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	State Liquor 020-236363	9/30/11	$435.00	State of AL ABC
318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	City Liquor	12/31/10	$400.00	City of Tuscaloosa
318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	City Beer	12/31/10	$75.00	City of Tuscaloosa

319	GA	Athens	3668 Atlanta Hwy, Athens, GA 30606	State Liquor # 36708	12/31/10	$200.00	GA DOR
319	GA	Athens	3668 Atlanta Hwy, Athens, GA 30606	County Liquor	12/31/10	$5,855.00	Athens Clark County

320	GA	Macon	3933 Arkwright Rd, Macon, GA 31210	State Liquor #36715	12/31/10	$200.00	GA DOR
320	GA	Macon	3933 Arkwright Rd, Macon, GA 31210	County Liquor	12/31/10	$2,796.00	Cnty Tax Commissioner

321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	State Restaurant Drink #2111	7/31/11	$1,000.00	KY ABC

8

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	State Retail Beer	7/31/11	$150.00	KY ABC
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	City Restaurant Drink /Beer /Sunday Sales	6/30/11	$1,450.00	City of St. Matthews
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	County Liquor	5/31/11	$400.00	Louisville Metro ABC

322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	State Liquor By Drink # 27034	6/16/11	$1,200.00	TN ABC
322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	City Liquor By Drink	6/16/11	$1,000.00	City of Cookeville
322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	Beer	12/31/10	$100.00	City of Cookeville

323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	State Liquor By Drink #11612	8/11/11	$1,200.00	TN ABC
323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	County Liquor By Drink	8/11/11	$1,000.00	Davidson County
323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	Beer	12/31/10	$100.00	Davidson County

324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	State Liquor/Restaurant #1700002936	1/31/11	$345.00	LA DOR
324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	City Liquor	1/31/11	$580.00	City of Baton Rouge
324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	Food/Bar	6/30/11	$175.00	State Dept of Health

325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	State Liquor/Restaurant #2800002136	10/31/10	$345.00	LA DOR
325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	City Liquor	12/31/10	$575.00	City of Lafayette

9

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	State Food/Bar	6/30/11	$175.00	State Dept of Health

326	AL	Birmingham	7724 Ludington Lane, Birmingham, AL 35210	State Liquor 020-1023237	9/30/11	$425.00	AL ABC
326	AL	Birmingham	7724 Ludington Lane, Birmingham, AL 35210	City Liquor	12/31/10	$540.00	City of Birmingham

327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	State Liquor/Restaurant #4000001203	7/31/11	$345.00	LA DOR
327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	Parish Liquor	12/31/10	$585.00	Rapides Parish
327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	Food/Bar	6/30/11	$175.00	State Dept of Health

328	AL	Huntsville	4249 Balmoral Drive, Huntsville, AL 35801	State Liquor 020-761745	9/30/11	$635.00	AL ABC
328	AL	Huntsville	4249 Balmoral Drive, Huntsville, AL 35801	City Business/Liquor (Privilege)	12/31/10	Local Formula Based	City of Hunstville

329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	State Liquor/Restaurant #1000001805	3/31/11	$345.00	LA DOR
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	City Liquor	12/31/10	$500.00	City of Lake Charles
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	City Beer	12/31/10	$75.00	City of Lake Charles
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	Food/Bar	6/30/11	$175.00	State Dept of Health

10

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
331	IN	Indianapolis	4825 E. 82nd St. Indianapolis, IN 46250	State Liquor RR/SS 4997466	2/3/11	$1,000.00	IN ABC

332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	State Liquor/Restaurant #3700001188	12/31/10	$345.00	LA DOR
332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	City Liquor	12/31/10	$530.00	City West Monroe
332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	Food/Bar	6/30/11	$175.00	State Dept of Health

333	VA	Fairfax	12821 Fair Lakes Pkwy, Fairfax, VA 22033	State Liquor #2453	7/31/11	$1,730.00	VA ABC
333	VA	Fairfax	12821 Fair Lakes Pkwy, Fairfax, VA 22033	County Liquor	12/31/10	$500.00	County of Fairfax

334	FL	Orlando	7480 W Colonial Drive, Orlando, FL 32818	State Liquor #BEV5807673	9/30/11	$1,820.00	FL ABT

335	VA	Roanoke	4740 Valley View Blvd, Roanoke, VA 24012	State Liquor #3254	7/31/11	$1,730.00	VA ABC
335	VA	Roanoke	4740 Valley View Blvd, Roanoke, VA 24012	City Business/Liquor #103731	12/31/10	Local Formula Based	City of Roanoke

336	VA	Sterling	46321 McClellan Way, Sterling, VA 20165	State Liquor #3031	7/31/11	$1,730.00	VA ABC
336	VA	Sterling	46321 McClellan Way, Sterling, VA 20165	County Liquor	7/31/11	$500.00	Loudoun County

337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Restaurant Drink #5739	7/31/11	$1,000.00	KY ABC
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Retail Beer	7/31/11	$150.00	KY ABC

11

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	City Liquor, Beer, Sunday	2/28/11	$1,700.00	Louisville Metro ABC

338	IN	Lafayette	3840 State Rd 26 East, Lafayette, IN 47905	State Liquor RR7997208	12/22/10	$1,000.00	IN ABC

339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	State Liquor 020-12858	9/30/11	$900.00	AL ABC
339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	State Club Liquor 032-12858	9/30/11	$1,800.00	AL ABC
339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	City Liquor	12/31/10	$540.00	City of Birmingham

340	GA	Savannah	11301 Abercom Street, Savannah, GA 31419	State Liquor #0039039	12/31/10	$200.00	GA DOR
340	GA	Savannah	11301 Abercom Street, Savannah, GA 31419	City Liquor	12/31/10	Local Formula Based	City of Savannah

342	FL	Kissimmee	5925 W Irlo Bronson Hwy, Kissimmee, FL 34746	State Liquor #BEV5901985	9/30/11	$1,820.00	FL ABT

344	FL	Tampa	9218 Anderson Rd, Tampa, FL 33634	State Liquor #BEV3908365	9/30/11	$1,870.00	FL ABT

345	OH	Columbus	3969 Morse Crossing, Columbus, OH 43219	liquor-D1,D3,D3x,D6 #5257688-0025	2/1/11	$1,926.00	Div of Liquor Control

346	VA	Manassas	7731 Donegan Drive, Manassas, VA 20110	State Liquor #5911	7/31/11	$1,730.00	VA ABC

12

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
346	VA	Manassas	7731 Donegan Drive, Manassas, VA 20110	County Business/Liquor/Retail Merchant	3/1/11	Local Formula Based	County of Prince William

347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Liquor - RM636837	8/17/11	$2,185.00	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Beverage Cartage - PE449393	8/17/11	Inc In Above	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Food & Beverage - FB449394	8/17/11	Inc In Above	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	City Liquor	8/17/11	$1,135.00	City of Amarillo
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	County Liquor	4/8/11	$385.00	County of Potter

348	FL	Orlando	3060 W Sandlake Road, Orlando, FL 32819	State Liquor #BEV5807821	9/30/11	$1,820.00	FL ABT

349	FL	Sanford	4649 W 1st Street, Sanford, FL 32771	State Liquor #BEV6902777	9/30/11	$1,820.00	FL ABT
349	FL	Sanford	4649 W 1st Street, Sanford, FL 32771	City Liquor/Occupational/Fire	9/30/11	$215.00	City of Sanford

350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Liquor - MB451177	5/13/11	$1,090.00	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Beverage Cartage - PE451178	5/13/11	Inc in Above	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Food & Beverage - FB451179	5/13/11	Inc in Above	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	City Liquor - MB & Cartage	5/13/11	$385.00	City of Houston
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	County Liquor - MB & Cartage	5/13/11	$385.00	County of Harris

13

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Liquor - MB448642	3/30/11	$2,180.00	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Beverage Cartage - PE448643	3/30/11	Inc in Above	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Food & Beverage - FB448644	3/30/11	Inc in Above	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	City Liquor - MB & Cartage	4/8/11	$385.00	City of Odessa
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	County Liquor - MB & Cartage	3/30/11	$385.00	County of Ector

352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Liquor - MB452997	6/13/11	$1,090.00	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Beverage Cartage - PE452998	6/13/11	Inc in above	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Food & Beverage - B452999	6/13/11	Inc in above	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	City Liquor - MB & Cartage	6/13/11	$385.00	City of El Paso
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	County Liquor - MB & Cartage	6/13/11	$385.00	El Paso County

353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Liquor - MB452880	6/13/11	$1,090.00	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Beverage Cartage- PE452881	6/13/11	$63.00	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Food & Beverage - FB452882	6/13/11	Inc in Above	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	City Liquor - MB & Cartage	5/31/11	$385.00	City of Lubbock
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	County Liquor - MB & Cartage	6/13/11	$385.00	County of Lubbock

14

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	Bar (secondary food permit)	5/31/11	$100.00	City of Lubbock

354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Liquor - MB	6/24/11	$1,435.00	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Beverage Cartage - PE453874	6/24/11	Inc in Above	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Food & Beverage - FB453875	6/24/11	Inc in Above	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	City Liquor - MB & Cartage	6/23/11	$200.00	City of Lewisville

355	MI	Roseville	30751 Gratiot Ave, Roseville, MI 48066	State Liquor - Class C # 72397 SS	4/30/11	$690.00	MLCC

356	MI	Shelby Twnshp	14235 Hall Road, Shelby Twnshp, MI 48315	State Liquor - Class C #72496 SS	4/30/11	$690.00	MLCC

357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Liquor - MB458366	9/13/11	$1,090.00	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Beverage Cartage - PE458367	9/13/11	Inc in Above	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Food & Beverage - FB458368	9/13/11	Inc in Above	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	City Liquor - MB & Cartage	9/13/11	$385.00	City of San Antonio
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	County Liquor - MB & Cartage	9/14/11	$385.00	Bexar County

359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Restaurant Liquor Drink #6022	7/31/11	$700.00	Kentucky State ABC
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Limited Sunday Drink	7/31/11	$500.00	Kentucky State ABC

15

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Retail Beer	7/31/11	$150.00	Kentucky State ABC
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Restaurant Liquor Drink	7/31/11	$650.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Retail Beer	7/31/11	$75.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

360	GA	Douglasville	9380 The Landing Drive, Douglasville, GA 30135	State Liquor #0040308	12/31/10	$200.00	GA DOR
360	GA	Douglasville	9380 The Landing Drive, Douglasville, GA 30135	City Liquor	12/31/10	$5,500.00	City of Douglas

362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Liquor - RM577518	4/15/11	$1,435.00	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Beverage Cartage - PE577519	4/15/11	Inc in Above	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Food & Beverage	4/15/11	Inc in Above	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	City Liquor -	4/14/11	$425.00	City of Hurst
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	County Liquor - MB	4/14/11	$375.00	Tarrant County
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	Food/ Bar	11/10/10	$300.00	Tarrant County Health

363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Liquor - MB464757	1/13/11	$2,180.00	TABC
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Beverage Cartage - PE464758	1/13/11	Inc in Above	TABC

16

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Food & Beverage - FB464759	1/13/11	Inc in Above	TABC
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	City Liquor	1/14/12	$385.00	City of Midland
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	County Liquor - MB & Cartage	1/14/11	$385.00	Midland County

364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Liquor - MB468597	3/26/11	$2,180.00	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Beverage Cartage - PE468598	3/26/11	Inc in Above	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Food & Beverage - FB468599	3/26/11	Inc in Above	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	City Liquor - MB	3/26/11	$385.00	City of McAllen
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	City Beverage Cartgage	11/15/10	$10.00	City of McAllen
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	County Liquor - MB & Cartage	3/26/12	$385.00	County of Hildalgo

365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Liquor - MB467088	3/3/11	$2,180.00	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Beverage Cartage - PE467089	3/3/11	Inc in Above	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Food & Beverage - FB467090	3/3/11	Inc in Above	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	City Liquor - MB & Cartage	3/3/11	$385.00	City of San Marcos
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	County Liquor - MB	3/3/11	$385.00	Hays County

366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Liquor - MB472036	5/11/11	$1,090.00	TABC

17

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Beverage Cartage - PE472037	5/11/11	Inc in Above	TABC
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Food & Beverage - FB472038	5/11/11	Inc in Above	TABC
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	City Liquor - MB & Cartage	5/11/11	$385.00	City of Houston
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	County Liquor - MB & Cartage	5/11/11	$385.00	County of Harris Tax Assessor

367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Liquor - MB476905	8/6/11	$1,090.00	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Beverage Cartage - PE476906	8/6/11	Inc in Above	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Food & Beverage - FB476907	8/6/11	Inc in Above	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	City Liquor - MB & Cartage	8/6/12	$385.00	City of Laredo
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	County Liquor	8/6/11	$385.00	Webb County

368	MI	Troy	86 W 14 Mile Rd, Troy, MI 48084	State Liquor - Class C # 76988 SS	4/30/11	$690.00	MLCC
368	MI	Troy	86 W 14 Mile Rd, Troy, MI 48084	Food	4/30/11	$215.00	Oakland County Health

369	AL	Decatur	2315 Beltline Road S.W. Decatur, AL 35603	State Liquor 020-458252	9/30/11	$335.00	AL ABC
369	AL	Decatur	2315 Beltline Road S.W. Decatur, AL 35603	City Liquor/Business	12/31/10	Local Formula Based	City of Decatur

370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Liquor - MB480991	10/4/11	$1,435.00	TABC

18

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Beverage Cartage - PE469610	10/4/11	Inc in Above	TABC
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Food & Beverage - FB480992	10/4/11	Inc in Above	TABC
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	City Liquor	11/12/11	$375.00	City of San Angelo
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	County Liquor	11/3/11	$385.00	County of Tom Green

371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Liquor - MB480066	10/4/11	$1,435.00	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Beverage Cartage - PE480067	10/4/11	Inc in Above	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Food & Beverage - FB480068	10/4/11	Inc in Above	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	City Liquor	10/4/11	$385.00	City of Round Rock
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	County Liquor MB & Cartage	10/4/11	$385.00	County of Williamson

372	MI	Southgate	13305 Eureka Rd, Southgate, MI 48195	State Liquor - Class C # 78259 SS	4/30/11	$690.00	MLCC

373	VA	Bristol	3174 Linden Drive, Bristol, VA 24201	State Liquor #11983	7/31/11	$1,730.00	VA ABC

374	IN	Greenwood	600 Greenwood Park Dr. N. Greenwood, IN 46142	State Liquor RR/SS 4118477	4/11/11	$1,000.00	IN ABC

375	MI	Canton	39605 Ford Rd, Canton Twp, MI 48187	State Liquor - Class C #100306 SS	4/30/11	$690.00	MLCC

376	VA	Fredricksburg	3000 Spotsylvania Mall Dr. Fredricksburg, VA 22407	State Liquor #12182	7/31/11	$1,730.00	VA ABC

19

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
377	AL	Oxford	40 Ali Way, Oxford, AL 36203	State Liquor 020-719308	9/30/11	$835.00	AL ABC
377	AL	Oxford	40 Ali Way, Oxford, AL 36203	City Liquor	12/31/10	Local Formula Based	City of Oxford
377	AL	Oxford	40 Ali Way, Oxford, AL 36203	County Liquor	9/30/11	$100.00	Judge of Probate Calhoun County

378	MI	Livonia	28599 Schoolcraft Rd, Livonia, MI 48150	State Liquor - Class C # 78550 SS	4/30/11	$690.00	MLCC

379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	State Liquor By Drink #36024	8/22/11	$1,200.00	TN ABC
379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	City Liquor By Drink	12/31/10	$900.00	City of Gallatin
379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	Beer	12/31/10	$100.00	City of Gallatin

380	VA	Lynchburg	4046 Wards Rd. Lynchburg,VA 24502	State Liquor #13888	7/31/11	$1,730.00	VA ABC
380	VA	Lynchburg	4046 Wards Rd. Lynchburg,VA 24502	City Liquor	6/30/11	$640.00	City of Lynchburg

381	IN	Evansville	5645 Pearl Dr. Evansville, IN 47712	State Liquor RR/SS 8219137	6/20/11	$1,000.00	IN ABC

382	OH	Reynoldsburg	2364 Taylor Park Dr, Reynoldsburg, OH 43068	State Liquor D1, D2, D3, D6 #5257688-0005	2/1/11	$2,190.00	Div of Liquor Control

383	OH	Mansfield	2170 W 4th St, Mansfield, OH 44906	State Liquor D5I, D6 #5257688-0010	2/1/11	$2,844.00	Div of Liquor Control

20

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
384	MI	Grandville	4425 Canal Ave SW, Grandville, MI 49418	State Liquor - Class C # 142501	4/30/11	$600.00	MLCC

385	IN	Mishawaka	4225 N. Main St. Mishawaka, IN 46545	State Liquor RR/SS 7101923	1/24/11	$1,000.00	IN ABC

386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	Retail Liquor Drink #127174	6/30/11	$300.00	MO Division of Liquor Control
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	Sunday Drink #128889	6/30/11	$200.00	MO Division of Liquor Control
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	City Liquor	6/30/11	$750.00	City of Cape Girardeau
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	County Liquor LL21 LL22	6/30/11	$506.00	County of Cape Girardeau

387	MS	Tupelo	3954 N. Gloster St. Tupelo, MS 38804	State Liquor #020995	10/30/10 - Renewed - to be sent 8/25	$925.00	MS ABC
387	MS	Tupelo	3954 N. Gloster St. Tupelo, MS 38804	State Beer #041-20081-7	9/1/11	$30.00	State Tax Commission

388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415 “Hixson”	State Liquor By Drink #14764	9/2/11	$1,200.00	TN ABC
388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415	City Liquor By Drink #71948	9/2/10	$905.00	City of Chattanooga
388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415	Beer	12/31/10	$100.00	City of Chattanooga

389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Liquor - MB520940	8/15/11	$1,090.00	TABC

21

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Beverage Cartage - PE520941	8/15/11	Inc in Above	TABC
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Food & Beverage - FB520942	8/15/11	Inc in Above	TABC
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	City Mixed Bev & Bev Cartage	8/15/11	$385.00	City of Bearmont
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	County Beverage Cartage	8/15/11	$385.00	Jefferson County

390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	State Liquor By Drink #43013	9/25/11	$1,200.00	TN ABC
390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	City Liquor By Drink	10/1/11	$1,000.00	Town of Smyrna
390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	Beer	12/31/10	$100.00	Town of Smyrna

391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	State Liquor By Drink #56004	1/24/11	$1,200.00	TN ABC
391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	City Liquor By Drink	1/24/11	$1,000.00	City of Cleveland
391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	Beer	12/31/10	$100.00	City of Cleveland

392	IN	Ft. Wayne	1210 Illinois Road South, Ft. Wayne IN 46804	State Liquor RR/SS 0203688	7/21/11	$1,000.00	IN ABC

393	MI	Walker	3153 Alpine Ave, Walker, MI 49544 (Grand Rapids)	State Liquor - Class C # 114154 SS	4/30/11	$690.00	MLCC
393	MI	Walker	3153 Alpine Ave, Walker, MI 49544	City Liquor - Sales Certificate only	6/30/11	No Annual Fee	City of Walker

394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Liquor - MB526474	11/24/11	$1,435.00	TABC

22

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Beverage Cartage - PE526475	11/24/11	Inc in Above	TABC
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Food & Beverage - FB526476	11/24/11	Inc in Above	TABC
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	City Beverage cartage	11/24/10	$10.00	City of Austin
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	City Mixed Beverage	11/24/10	$375.00	City of Austin
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	County Beverage Cartage	11/24/10	$385.00	Travis County

395	GA	Albany	1230 Westover Blvd, Albany, GA 31707	State Liquor	12/31/10	$200.00	GA DOR
395	GA	Albany	1230 Westover Blvd, Albany, GA 31707	City Liquor #19737	12/31/10	$2,550.00	City of Albany

396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	State Liquor 020-1063828	9/30/11	$900.00	State of Alabama
396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	County Business/Liquor	9/30/11	Local Formula Based	Judge of Probate
396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	City Liquor/Business #06-001559	12/31/10	Local Formula Based	City of Gadsden

397	AL	Hoover	2740 John Hawkins Pkwy, Hoover, AL 35244	State Liquor 020-533337	9/30/11	$485.00	State of AL
397	AL	Hoover	2740 John Hawkins Pkwy, Hoover, AL 35244	City Liquor/Business #66043	12/31/10	Local Formula Based	City of Hoover

398	IN	Ft. Wayne	6617 Lima Rd. Ft. Wayne, IN 46818	State Liquor RR/SS 0206678	10/19/11	$1,000.00	IN ABC

23

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
399	IN	Noblesville	17065 Mercantile Rd. Noblesville, IN 46060	State Liquor RR/SS 2919476	1/16/11	$1,000.00	IN ABC

400	MI	Holland	3299 W Shore Dr, Holland, MI 49424	State Liquor - Class C # 121253 SS	4/30/11	$690.00	MLCC

401	MI	Norton Shores	5601 Harvey St, Northern Shores, MI 49441 (Muskegon)	State Liquor - CC Resort # 121822 SS	4/30/11	$690.00	MLCC

402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Liquor - MB542629	8/27/11	$1,090.00	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Beverage Cartage - PE	8/27/11	Inc in Above	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Food & Beverage - FB	8/27/11	Inc in Above	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	County Mixed Beverage - MB542629	8/27/11	$375.00	Tarrant County Assesor
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	County Beverage - PE	8/27/11	$10.00	Tarrant County Assesor

403	AL	Huntsville	6226 University Dr. NW, Huntsville, AL 35806	State Liquor 020-935245	9/30/11	$635.00	State of AL
403	AL	Huntsville	6226 University Dr. NW, Huntsville, AL 35806	City Business/Liquor (Privilege)	12/31/10	Local Formula Based	City of Huntsville

404	MS	Flowood	277 Dogwood Blvd, Flowood, MS 39232	State Liquor # 025748	2/1/11	$925.00	MS ABC
404	MS	Flowood	277 Dogwood Blvd, Flowood, MS 39232	State Beer #061-16836-5	9/1/11	$30.00	MS State Tax Commission

24

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
405	AL	Mobile	3250 Airport Rd. Mobile, AL 36606	State Liquor 020-633249	9/30/11	$450.00	State of AL
405	AL	Mobile	3250 Airport Rd. Mobile, AL 36606	City Liquor/Beer	12/31/10	$725.00	City of Mobile

406	MS	Gulfport	15189 Crossroads Pkwy, Gulfport, MS 39503	State Liquor #022002	3/23/11	$925.00	MS ABC
406	MS	Gulfport	15189 Crossroads Pkwy, Gulfport, MS 39503	State Beer #024-29224-5	9/1/11	$30.00	MS State Tax Commission

407	MS	Ridgeland	600 E. County Line, Ridgeland, MS 39157	State Liquor #022091	3/30/11	$925.00	MS ABC
407	MS	Ridgeland	600 E. County Line, Ridgeland, MS 39157	State Beer #045-13191-9	9/1/11	$30.00	MS State Tax Commission

408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Liquor - RM620049	2/13/11	$2,870.00	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Beverage Cartage - PE554117	2/13/11	Inc in Above	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Food & Beverage - FB5544118	2/13/11	Inc in Above	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	County Beverage Cartage	3/21/11	$10.00	Grayson County Assesor

409	GA	Ft. Oglethorpe	2584 Battlefield Prkwy, Ft. Oglethorp, GA 30742	State Liquor #0047103	12/31/10	$200.00	GA DOR
409	GA	Ft. Oglethorpe	2584 Battlefield Prkwy, Ft. Oglethorp, GA 30742	City Liquor	12/31/10	$5,000.00	City of Ft. Ogelthorpe

410	GA	Warner Robins	2701 Watson Blvd. Warner Robbins, GA 31093	State Liquor #0046922	12/31/10	$200.00	GA DOR
410	GA	Warner Robins	2702 Watson Blvd. Warner Robbins, GA 31093	City Liquor	12/31/10	$3,500.00	City of Warner Robins

25

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
411	MI	Lansing	5800 W Saginaw, Lansing, MI 48917	State Liquor - Class C # 129890 SS	4/30/11	$690.00	MI Control Commission

412	AR	Fayetteville	3611 N. Shiloh Dr. Fayettesville, AR 72703	State Liquor - #119	6/30/11	$1,000.00	AR ABC
412	AR	Fayetteville	3611 N. Shiloh Dr. Fayettesville, AR 72703	City Liquor	6/30/11	$500.00	City of Fayetteville

413	AR	Fort Smith	6201 Rogers Ave, Ft. Smith, AR 72903	State Liquor - #174	6/30/11	$1,000.00	AR ABC
413	AR	Fort Smith	6201 Rogers Ave, Ft. Smith, AR 72903	City Liquor	6/30/11	$500.00	City of Ft. Smith

414	MI	Portage	6701 S Westnedge Hwy, Portage, MI 49002	State Liquor - Class C # 130813 SS	4/30/11	$690.00	MLCC

415	FL	Pensacola	4958 Bayou Blvd, Pensacola, FL 32503	State Liquor #BEV2703989	9/30/11	$1,820.00	FL ABT

416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	State Liquor By Drink #13686	12/7/10	$1,200.00	TN ABC
416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	City Liquor By Drink	12/7/10	$700.00	City
416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	Beer	12/31/10	$100.00	City

417	AL	Spanish Fort	30275 Eastern Shore Ct. Spanish Fort, AL 36527	State Liquor 020-587302	9/30/11	$600.00	AL ABC

418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Liquor - RM 638616	9/6/11	$2,185.00	TABC

26

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Beverage Cartage - PE564905	9/6/11	Inc in Above	TABC
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Food & Beverage - FB564906	9/6/11	Inc in Above	TABC
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	City Mixed Beverage	8/31/11	$375.00	City of Waco
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	City Beverage Cartage	8/31/11	$10.00	City of Waco
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	McLennan County Beverage Cartage	9/15/11	$10.00	McLennan County Tax Assessor

419	GA	McDonough	20 Mill Rd, McDonough, GA 30223	State Liquor #0048185	12/31/10	$200.00	GA DOR
419	GA	McDonough	20 Mill Rd, McDonough, GA 30223	County Liquor	12/31/10	$6,125.00	Henry County

420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	State Liquor - MB	1/24/11	$2,180.00	TABC
420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	State Beverage Cartage - PE	1/24/11	$20.00	TABC
420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	County Liquor - MB & Cartage	3/27/11	$385.00	Hildalgo County

421	VA	Norfolk	1020 N Military Hwy, Norfolk, VA 23502	State Liquor #38329	7/31/11	$720.83	VA ABC

422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Liquor - RM	12/5/11	$1,435.00	TABC
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Beverage Cartage- PE	12/5/11	$20.00	TABC
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Food & Beverage- FB	12/5/11	$100.00	TABC

27

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	County MB and Bev Cartage RM569937	12/5/11	$385.00	Bell County

423	AL	Trussville	5083 Pinnacle Square , Trussville, AL 35235	State Liquor #20-1231637	9/30/11	$200.00	AL ABC

424	WV	Charleston	201 RHL Blvd, Charleston, WV 25309	State Liquor #20-A-312-009595	6/30/11	$2,650.00	WV ABC

425	MI	Flint	4404 Miller Rd, Flint, MI 48507	State Liquor - Class C # 134293 SS/ SDM # 134294	4/30/11	$867.00	MLCC
425	MI	Flint	4404 Miller Rd, Flint, MI 48507	Township Liquor	4/30/11	$200.00	Township

426	IN	South Bend	1320 E. Ireland Road, South Bend, IN 46614-2652	State Liquor RR/SS 7102650	11/24/10	$1,000.00	IN ABC

427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	State Liquor #0048532	12/31/10	$200.00	GA DOR
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Liquor	12/31/10	$2,000.00	City of Dalton
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Wine	12/31/10	$750.00	City of Dalton
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Beer	12/31/10	$750.00	City of Dalton

428	MS	Southaven	6685 Airways Blvd, Southaven, MS 38671	State Liquor #022714	8/2/11	$925.00	MS ABC

28

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
428	MS	Southaven	6685 Airways Blvd, Southaven, MS 38671	State Beer #017-13846-2	9/1/11	$30.00	MS State Tax Commission

429	AL	Opelika	2400 Gateway Drive, Opelika, AL 36801	State Liquor 020-471641	9/30/11	$450.00	AL ABC
429	AL	Opelika	2400 Gateway Drive, Opelika, AL 36801	City Liquor	12/31/10	$1,075.00	City of Opelika

430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	ABLE - Liquor MXB 435187	7/24/11	$905.00	ABLE Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	OTC - Liquor - Mix Bev	4/19/11	No Annual Fee	OK Tax Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	OTC - Low Pt Beer	4/19/11	$500.00	OK Tax Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	City - Liquor	6/30/11	$900.00	City of Tulsa
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	City - Beer	6/30/11	$30.00	City of Tulsa
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	County - Low Pt Beer	6/29/11	Local Formula Based	Tulsa County

431	MI	Gaines Twnshp	1651 Marketplace Drive SE Caledonia, MI 49316	State Liquor - Class C # 139114	4/30/11	$600.00	MLCC
431	MI	Gaines Twnshp	1651 Marketplace Drive SE Caledonia, MI 49316	Township Liquor	4/30/11	$300.00	Gaines Charter Township

432	OH	Beavercreek	2819 Centre Dr Beaver Creek, OH 45432	State Liquor - D5, D6 #5257688-0015	6/1/11	$2,844.00	Ohio Division of Liquor Control

433	FL	Ocala	2621 SW 19th Ave. Road Ocala, FL 34474	State Liquor #BEV5202763	9/30/11	$1,820.00	FL ABT

29

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
433	FL	Ocala	2621 SW 19th Ave. Road Ocala, FL 34474	City Liquor	9/30/11	$100.00	City of Ocala

434	FL	Mary Esther	315 Mary Esther Blvd. Mary Esther, FL 32569	State Liquor #BEV5602768	9/30/11	$1,820.00	FL ABT

435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Restaurant Liquor Drink #11481	7/31/11	$700.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Retail Beer	7/31/11	$200.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	City Restaurant Liquor /Beer /Sunday Sales	6/30/11	$1,600.00	City of Bowling Green

436	WV	Beckley	1310 N Eisenhower Dr. Beckley, WV 25801	State Liquor #41-A-312-010308	6/30/11	$2,650.00	WV ABC

437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Restaurant Liquor Drink #11948	7/31/11	$600.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Retail Beer	7/31/11	$150.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Restaurant Liquor Drink	6/30/11	$800.00	City of Florence
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Malt Beverage	6/30/11	$200.00	City of Florence
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Sunday Liquor	6/30/11	$300.00	City of Florence

438	PA	Wilkes Barre	2310 Wilkes Barre Township Marketplace, Wilkes Barre, PA 18702	State Liquor # 55318	8/31/11	$690.00	PLCB

30

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
438	PA	Wilkes Barre	2310 Wilkes Barre Township Marketplace, Wilkes Barre, PA 18702	Food (Public Eating and Drinking License)	1/11/11	$82.00	PA Dept of Agriculture

439	WV	Vienna	100 9th St. Vienna, WV 26105	State Liquor # 54-A-312-010521	6/30/11	$2,650.00	WV ABC
439	WV	Vienna	100 9th St. Vienna, WV 26105	City Business/Liquor	6/30/11	$1,360.00	City of Vienna

440	MI	Midland	7135 Eastman Ave. Midland, MI 48642	State Liquor - CC Resort # 106173 SS	4/30/11	$690.00	MLCC

441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	State Retail Liquor Drink #155064	6/30/11	$300.00	Missouri Division of Alcohol
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	State Sunday Drink #155065	6/30/11	$200.00	Missouri Division of Alcohol
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	City Liquor # BUS2005-01651	12/31/10	$750.00	City of Springfield
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	County Liquor	12/31/10	$453.00	Greene County

442	PA	York	2180 York Crossing Drive, York, PA 17404	State Liquor # 55883	2/28/11	$810.00	PLCB
442	PA	York	2180 York Crossing Drive, York, PA 17404	Food (Public Eating and Drinking License)	1/8/11	$82.00	PA Dept of Agriculture

443	MO	Joplin	209 N. Range Line Joplin, MO 64801	State Retail Liquor Drink #155075	6/30/11	$300.00	Missouri Division of Alcohol
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	State Sunday Drink #155997	6/30/11	$200.00	Missouri Division of Alcohol
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	City Liquor	12/31/10	$450.00	City of Joplin

31

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	County Liquor	6/30/11	$506.00	County Clerk Commission

444	FL	Tallahassee	750 Apalachee Parkway Tallahassee, FL 32301	State Liquor # BEV4703429	9/30/11	$1,820.00	FL ABT

445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	State Liquor #68027	12/11/10	$1,200.00	TN ABC
445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	City Beer	12/31/10	$100.00	City of Sevierville
445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	City Liquor	1/10/11	$1,000.00	City of Sevierville

446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	State Liquor - MB621143	3/2/11	$2,180.00	TABC
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	State Beverage Cartage - PE	3/2/11	Inc in Above	TABC
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	City Liquor - MB & Cartage	3/2/11	$385.00	City of Abilene
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	County Liquor	2/28/11	$385.00	County of Taylor

447	MS	Hattiesburg	6147 US Highway 98 Hattiesburg, MS 38402	State Liquor #023035	2/28/11	$925.00	MS ABC
447	MS	Hattiesburg	6147 US Highway 98 Hattiesburg, MS 38402	State Beer #037-07261-8	9/1/11	$30.00	MS State Tax Commission

448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	ABLE - Liquor MXB 462937	9/19/11	$905.00	ABLE Commission
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	OTC - Liquor - Mix Bev # 872019	4/19/11	No Annual Fee	OK Tax Commission
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	OTC - Low Pt Beer	4/19/11	$500.00	OK Tax Commission

32

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	City Beer	12/31/10	$20.00	City of Owasso
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	County - Low Pt Beer	8/23/11	$500.00	Tulsa County

449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	State Liquor - MB 629216	5/29/11	$1,840.00	TABC
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	State Beverage Cartage - PE	5/29/11	$20.00	TABC
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	City Liquor	5/11/11	$385.00	City of Wichita Falls
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	County Liquor	5/29/11	$385.00	Wichita County

450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Restaurant Liquor Drink #11853	7/31/11	$700.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Retail Beer	7/31/11	$150.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Restaurant Liquor Drink/Wine	7/31/11	$1,000.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Retail Beer	7/31/11	$200.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	State Liquor By Drink #46013	6/28/11	$1,200.00	TN ABC
451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	City Liquor By Drink	3/31/11	$1,000.00	City of Mt. Juliet

33

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	Beer	12/31/10	$100.00	City of Mt. Juliet Beer Board

453	AZ	Yuma	1519 S. Yuma Palms Parkway Yuma, AZ	State Liquor #12143124	7/31/11	$585.00	State DLLC
453	AZ	Yuma	1519 S. Yuma Palms Parkway Yuma, AZ	City Liquor	12/31/10	$300.00	City of Yuma

454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	State Liquor - MB626427	4/26/11	$1,840.00	TABC
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	State Beverage Cartage	4/26/11	Inc in Above	TABC
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	City Liquor	4/26/11	$385.00	City of Corpus Christi
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	County Liquor - MB & Cartage	4/26/11	$385.00	Nueces County - Tax Assessor

455	AZ	Happy Valley	2501 W. Happy Valley Road, Happy Valley, AZ 85207	State Liquor #12077050	3/31/11	$585.00	AZ DLLC
455	AZ	Happy Valley	2501 W. Happy Valley Road, Happy Valley, AZ 85207	City Liquor	9/30/11	$1,440.00	City of Phoenix

456	IL	East Peoria	240 Conference Center Drive East Peoria, IL 61611	State Liquor 08-1A-0079566	9/30/11	$500.00	Illinois Liquor Control Commission
456	IL	East Peoria	240 Conference Center Drive East Peoria, IL 61611	City Liquor 17-D (6 Month Permit)	10/31/10	$637.50	City of East Peoria

457	IL	Normal	313 S. Veterans Parkway, Normal, IL 61761	State Liquor #07-1A-0074832	11/30/10	$500.00	Illinois Liquor Control Commission
457	IL	Normal	313 S. Veterans Parkway, Normal, IL 61761	City Liquor	3/31/11	$3,000.00	Town of Normal

34

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
458	FL	Orlando	11674 Universtiy Ave , Orlando, FL 32817	State Liquor #BEV5809843	9/30/11	$1,820.00	FL ABT

459	FL	Kissimmee	1021 W. Osceola Parkway, Kissimmee, FL 34741	State Liquor #BEV5902624	9/30/11	$1,820.00	FL ABT

460	KS	Wichita	2424 N. Maize Road, Wichita, KS 67205	State Liquor 10-002-2338-01	5/2/11	$1,000.00	State of Kansas
460	KS	Wichita	2424 N. Maize Road, Wichita, KS 67205	City Liquor 23297	5/1/11	$250.00	City of Wichita

461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	State Retail Liquor Drink #155075	6/30/11	$300.00	Missouri Division of Alcohol
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	State Sunday Drink #155997	6/30/11	$200.00	Missouri Division of Alcohol
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	City Liquor/Business	6/30/11	$750.00	City of Independence
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	County Liquor	6/30/11	$400.00	Jackson County

462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	State Liquor MXB478967	5/23/11	$905.00	ABLE Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	OTC Beer	4/19/11	$500.00	OK Tax Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	OTC Mixed Bev #893101	4/19/11	Local Formula Based	OK Tax Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	City Beer	6/30/11	$20.00	City of Midwest City
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	City Liquor	5/23/11	$905.00	City of Midwest City
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	County Beer (3 Year Renewal)	5/21/13	Local Formula Based	Oklahoma County

35

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
463	IN	Plainfield	351 S. Perry Road, Plainfield, IN 46168	State Liquor RR/SS 32-19474	10/2/11	$1,000.00	IN ABC

464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	State Liquor - RM649819	1/25/11	$4,370.00	TABC
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	State Beverage Cartage	1/25/11	Inc in Above	TABC
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	City Liquor	1/25/11	$385.00	City of Lufkin
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	County Liquor - MB & Cartage	1/25/11	$385.00	Angelina County

465	AZ	Mesa	945 N. Dobson Road, Mesa, AZ 85202	State Liquor #12077049	3/31/11	$585.00	AZ DLLC
465	AZ	Mesa	945 N. Dobson Road, Mesa, AZ 85202	City Liquor #112348	12/31/10	$500.00	City of Mesa

466	AZ	Gilbert	2649 S. Market Street Gilbert, AZ 85295	State Liquor #12077390	3/31/11	$585.00	AZ DLLC
466	AZ	Gilbert	2649 S. Market Street Gilbert, AZ 85295	City Liquor	12/31/10	$600.00	Town of Gilbert

467	KS	Wichita	353 S. Rock Road Wichita, KS 67207	State Liquor 10-002-2376-01	11/6/10	$1,000.00	State of Kansas
467	KS	Wichita	353 S. Rock Road Wichita, KS 67207	City Liquor 24342	11/6/10	$250.00	City of Wichita

468	AL	Dothan	4753 Montgomery Highway, Dothan, AL 36303	State Liquor 20-1285435	9/30/11	$600.00	AL ABC
468	AL	Dothan	4753 Montgomery Highway, Dothan, AL 36303	City Business/Liquor	12/31/10	$660.00	City of Dothan

36

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
469	IL	Fairview Heights	51 Lincoln Highway, Fairview Heights, IL 62208	State Liquor #08-1A-0079799	8/31/11	$500.00	Illinois Liquor Control Commission
469	IL	Fairview Heights	51 Lincoln Highway, Fairview Heights, IL 62208	City Liquor #1634	6/30/11	$850.00	Office of the Mayor

470	LA	Shreveport	7519 Youree Drive Shreveport, LA 71105	State Liquor/Restaurant #0900011574	9/30/11	$345.00	LA DOR
470	LA	Shreveport	7519 Youree Drive Shreveport, LA 71105	City Liquor	12/2/10	$575.00	City of Shreveport

471	TN	Spring Hill	2008 Crossings Circle , Spring Hill, TN 37174	State Liquor By Drink #49016	1/28/11	$1,200.00	TN ABC
471	TN	Spring Hill	2008 Crossings Circle , Spring Hill, TN 37174	Beer	12/31/10	$100.00	City of Spring Hill

472	AL	Prattville	2775 Legends Parkway Prattville, AL 36066	State Liquor 020-1340626	9/30/11	$600.00	AL ABC
472	AL	Prattville	2775 Legends Parkway Prattville, AL 36066	City Liquor 200704508	12/31/10	$500.00	City of Prattville

473	OH	Colerain	3720 Stone Creek Blvd. Cincinnati, OH 45251	State Liquor - D5, D6 #5257688-0030	6/1/11	$2,844.00	Ohio Division of Liquor Control
473	OH	Colerain	3720 Stone Creek Blvd. Cincinnati, OH 45251	Food	3/1/11	$495.00	Hamilton County Health Dept

474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	State Club Liquor N688893	4/1/11	$2,180.00	TABC
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	State Beverage Cartage	4/1/11	Inc in Above	TABC
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	City Liquor	4/1/11	$385.00	City of Weatherford

37

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	County Liquor	4/1/11	$385.00	Parker County

475	AL	Bessemer	5000 Bond Blvd Bessemer, AL 35022	State Liquor #020-1588437	9/30/11	$300.00	AL ABC

475	AL	Bessemer	5000 Bond Blvd Bessemer, AL 35022	City Liquor	12/31/10	$650.00	City of Bessemer

476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	State Liquor MB687661	3/23/11	$5,180.00	TABC
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	State Beverage Cartage	3/23/11	Inc in Above	TABC
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	City Liquor	12/31/10	$385.00	City of Harlingen
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	County Liquor	3/23/11	$385.00	Cameron County

477	AL	Athens	16132 Athens Limestone Blvd. Athens, AL 35611	State Liquor #020-1443642	9/30/11	$300.00	AL ABC
477	AL	Athens	16132 Athens Limestone Blvd. Athens, AL 35611	City Liquor/Business	12/31/10	Local Formula Based	City of Athens

478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Restaurant Liquor Drink 13725	5/31/11	$700.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Limited Sunday Drink	5/31/11	$500.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Retail Beer	5/31/11	$150.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	City Liquor	5/31/11	$725.00	City of Richmond

479	AL	Fultondale	3387 Lowery Parkway, Fultondale, AL 35068	State Liquor #20-1505637	9/30/11	$300.00	AL ABC

38

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
479	AL	Fultondale	3387 Lowery Parkway, Fultondale, AL 35068	City Liquor/Business	12/31/10	Local Formula Based	City of Fultondale

480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	State Liquor	9/9/11	$905.00	ABLE Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	OTC Beer	4/19/11	$500.00	OK Tax Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	OTC Mixed Bev	4/19/11	$100.00	OK Tax Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	City Beer	3/31/11	$20.00	City of Norman
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	City Liquor	3/31/11	$900.00	City of Norman
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	County Beer	8/28/11	$330.00	Cleveland County

481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	State Liquor	9/8/11	$2,180.00	TABC
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	State Beverage Cartage	9/8/11	Inc in Above	TABC
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	City Liquor	9/8/11	$20.00	City of Waxahachie
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	County Liquor	9/8/11	$20.00	Ellis County

482	AR	Conway	410 Elsinger Blvd, Conway, AR 72032	State Liquor	6/30/11	$500.00	AR ABC

39

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
483	MS	Meridian	108 Highway 11 & 80 Meridian, MS 39301	State Liquor #024642	10/16/11	$925.00	MS ABC
483	MS	Meridian	108 Highway 11 & 80 Meridian, MS 39301	State Beer #38-18789-4	9/1/11	$30.00	MS State Tax Commission

484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	State Liquor MB729105	8/13/12	$2,180.00	TABC
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	State Beverage Cartage PE729105	8/13/12	Inc in Above	TABC
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	City Liquor	8/13/11	$20.00	City of League City
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	County Liquor	8/13/11	$20.00	Galveston County

485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	State Liquor By Drink #52493	2/12/11	$1,100.00	TABC
485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	County Liquor By Drink	2/12/11	$1,100.00	Davidson County
485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	Beer	12/31/10	$100.00	Metropolitan Beer Board

486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	State Liquor	7/16/11	$2,180.00	TABC
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	State Beverage Cartage	7/16/11	Inc In Above	TABC
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	City Liquor	7/16/11	$20.00	City of Rockwall
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	County Liquor	7/16/11	$20.00	Rockwall County

487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	State Liquor #10-014-0886-01	1/25/11	$1,000.00	State of Kansas

40

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	City Liquor	1/25/11	$250.00	City of Salina
487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	County Liquor	1/25/11	$250.00	Saline County

488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	State Liquor	9/1/11	$2,180.00	TABC
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	State Beverage Cartage	9/1/11	Inc in Above	TABC
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	City Liquor	9/1/11	$20.00	City of San Antonio
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	County Liquor	9/1/11	$20.00	Bexar County

489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	State Liquor By Drink	5/4/11	$1,100.00	TABC
489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	County Liquor By Drink	5/4/11	$1,000.00	Davidson County
489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	Beer	12/31/10	$100.00	Metropolitan Beer Board

490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	State Liquor MB731603	9/16/11	$2,180.00	TABC
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	State Beverage Cartage	9/16/11	Inc in Above	TABC
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	City Liquor	9/16/11	$385.00	City of Fort Worth
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	County Liquor	9/16/11	$385.00	Tarrant County

492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	State Liquor	11/1/10	$1,100.00	TABC
492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	Beer	12/31/10	$100.00	City of Dickson

41

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	City Liquor	12/31/10	$1,100.00	City of Dickson

493	OH	Dayton	2148 Miamisburg-Centrerville Road Dayton, OH 45459	State Liquor D5, D6 #5257388-0050	6/1/11	$2,844.00	OH Dept of Commerce

494	MS	D'Iberville	3891 Promenade Parkway D'Iberville, MS 39540	State Liquor	5/4/11	$925.00	MS ABC
494	MS	D'Iberville	3891 Promenade Parkway D'Iberville, MS 39540	State Beer	9/1/11	$30.00	MS State Tax Commission

42

Schedule 4.9(a) — Owned Real Property
None.

Schedule 4.9(b) — Leased Real Property (Lessee)
None.

Schedule 4.9(c) — Leased Real Property (Lessor)
None.

Schedule 4.10 — Intellectual Property
None.

Schedule 4.16 — Subsidiaries
None.

Schedule 4.20(a) — Filing Jurisdictions

UCC Financing Statements	Filing Office
Roadhouse Merger Inc.

UCC-1 naming Roadhouse Merger Inc., as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Delaware.

Roadhouse Financing Inc.

UCC-1 naming Roadhouse Financing Inc., as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Delaware.

Schedule 4.20(b) — Mortgage Filing Jurisdictions
None.

Schedule 7.1(c) — Existing Liens
None.

Schedule 7.2(a) — Existing Indebtedness
None.

EXHIBIT A
FORM OF
GUARANTEE AND COLLATERAL AGREEMENT
[See attached]

EXHIBIT B
FORM OF
COMPLIANCE CERTIFICATE
          This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          1. I am the duly elected, qualified and acting [Chief Financial Officer] of the Borrower.
          2. I have reviewed and am familiar with the contents of this Certificate.
          3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). During the course of such review, I have obtained no knowledge of the existence, as of the date of this Certificate, of any Default or Event of Default[, except as set forth below].
          4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.2(d)(xiii), 7.2(f), [7.5(d)]1, 7.6(g), [7.10]2, 7.16 and 7.17 of the Credit Agreement (regardless of whether a Covenant Compliance Period currently exists).
          IN WITNESS WHEREOF, I have executed this Certificate this 4 day of October, 2010.

Name:
Title:

[1]	Include only if a sale of assets shall have occurred during the relevant period

[2]	Include only if a prepayment of debt was made during the relevant period

Attachment 1
to Compliance Certificate
[Attach Financial Statements]

Attachment 2
to Compliance Certificate
          The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, __.
[Set forth Covenant Calculations]

EXHIBIT C
FORM OF
CLOSING CERTIFICATE
          Pursuant to Section 5.1(f) of the Credit Agreement, dated as of October 4, 2010 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Certifying Loan Party”) hereby certifies as follows:
1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished on the date hereof by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof. [Borrower only]
3. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied in accordance with the terms of the Loan Documents as of the Closing Date after giving effect to the consummation of the Transactions. [Borrower only]
          The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:
4. Since August 2, 2009, there has been no development or event that has had or would reasonably be expected to have a Closing Date Material Adverse Effect.
5. The Acquisition Agreement Representations and the Specified Representations are true and correct in all material respects (except that any representation and warranty that is qualified or subject to “Material Adverse Effect” shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood and agreed that, to the extent any of the Specified Representations are qualified or subject to “Material Adverse Effect” (or an equivalent term), for purposes of the making of such Specified Representations as of the Closing Date (or a date prior thereto), the definition of “Material Adverse Effect” (or such equivalent terms) shall be “Closing Date Material Adverse Effect”).
     IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

 2

Name:	Name:
Title:	Title: Corporate Secretary
Date: October 4, 2010

EXHIBIT D
FORM OF
SECRETARY’S CERTIFICATE
          Reference is made to (i) the Credit Agreement, dated as of October 4, 2010 (the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity), as the borrower, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the Purchase Agreement, dated September 27, 2010, among Roadhouse Merger Inc., Roadhouse Financing Inc., J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC (as amended by the Joinder to Purchase Agreement, dated October 4, 2010, by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Kansas, Inc., a Kansas corporation, and Logan’s Roadhouse of Texas, Inc., a Texas corporation, the “Purchase Agreement”) (the Credit Agreement and the Purchase Agreement, together with all other documents or certificates delivered by, as of or on the date hereof in connection therewith by [INSERT NAME OF LOAN PARTY], the “Transaction Documents”).
          Pursuant to Section 5.1(f) of the Credit Agreement and Section 6(x) of the Purchase Agreement, the undersigned, [INSERT NAME OF OFFICER], hereby certifies that the undersigned is the [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Company”), and that as such, the undersigned is authorized to execute and deliver this Certificate on behalf of the Company, and further certifies, in [HIS/HER] capacity as the Secretary of the Company and not in [HIS/HER] individual capacity, as follows:
(a)	that attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company by a unanimous written consent dated on [______] (the “Resolutions”), and that the Resolutions have not been annulled, rescinded or revoked, are still in full force and effect, represent the only resolutions adopted or action taken by, or on behalf of, the Board of Directors of the Company or any committee in connection with the Transaction Documents, and will be filed in the Company’s corporate record book;

(b)	that attached hereto as Exhibit B is a true, correct and complete copy of the [CERTIFICATE OF INCORPORATION OR EQUIVALENT] of the Company, as certified by the Secretary of the State of [_____] as of [________], and as in effect on the date hereof, and since [_________] there have been no amendments to the [CERTIFICATE OF INCORPORATION OR EQUIVALENT];

(c)	that since the date of the [CERTIFICATE OF INCORPORATION OR EQUIVALENT], to the best of the undersigned’s knowledge, no proceeding has been commenced for the merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of the Company’s assets (other than the transactions contemplated hereby) and there has not been commenced or threatened any action or proceeding threatening the Company’s existence or that would result in the forfeiture of the [CERTIFICATE OF INCORPORATION OR EQUIVALENT];

(d)	that attached hereto as Exhibit C is a true, correct and complete copy of the By-Laws of the Company in effect as of [________] and at all times from such date through and including the date hereof;

(e)	that each person named in Exhibit D is a duly elected, qualified and acting officer of the Company, holding the office of the Company set forth opposite his or her name therein, and the signature of each such person appearing opposite his or her name is his or her genuine signature or a true facsimile thereof;

(f)	that each of the Transaction Documents, as executed and delivered by the Company, are in the form approved by the Board of Directors or a duly authorized officer of the Company pursuant to the resolutions referred to in paragraph (a) above, and have been duly authorized, executed and delivered on behalf of the Company by an officer of the Company who was duly authorized to take such action; and

(g)	that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and, to the best of the undersigned’s knowledge, no event has occurred since [INSERT DATE OF MOST RECENT GOOD STANDING CERTIFICATE] that has adversely affected the good standing of the Company under the laws of such jurisdiction.
          Each of Debevoise & Plimpton LLP and [INSERT NAME OF APPLICABLE LOCAL COUNSEL] is entitled to rely on this certificate in connection with the opinions it is delivering in connection with Section 5.1(g) of the Credit Agreement and Sections 6(f) and 6(g) of the Purchase Agreement. Simpson Thacher & Bartlett LLP is entitled to rely on this certificate in connection with the opinion it is delivering in connection with Section 6(j) of the Purchase Agreement.
[Remainder of this page is intentionally left blank.]

4

          IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of October 2010.

[INSERT NAME OF LOAN PARTY]

[INSERT NAME OF OFFICER]
[INSERT TITLE OF OFFICER]
          I, [INSERT NAME OF OFFICER], [INSERT TITLE OF OFFICER] of the Company, hereby certify that [INSERT NAME OF OFFICER] is the duly elected, qualified and acting [INSERT TITLE OF OFFICER]of the Company, and that the signature appearing above is [HIS/HER] genuine signature or a true facsimile thereof.
          IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of October 2010.

[INSERT NAME OF OFFICER]
[INSERT TITLE OF OFFICER]

EXHIBIT E
FORM OF
MORTGAGE
[See attached]

EXHIBIT F
FORM OF
ASSIGNMENT AND ASSUMPTION
          Reference is made to the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed

 2
by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.16(e) of the Credit Agreement.
4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.
6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish all of its rights and be released from all of its obligations under the Credit Agreement.
7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.
[Remainder of page intentionally left blank]

Schedule 1
to Assignment and Assumption with respect to
the Credit Agreement, dated as of October 4, 2010,
among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc.,a
Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”),Roadhouse
Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a
Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative
Agent”).
Name of Assignor:_______________________
Name of Assignee: _______________________
Effective Date of Assignment: _________________

Principal	Commitment Percentage Assigned
Amount Assigned

$___	___._______%

[Name of Assignee]		[Name of Assignor]

By:		By:
	Title:		Title:

 2

Accepted for Recordation in the Register:

	,	as

Administrative Agent

By:
Title:

Required Consents (if any):

Logan’s Roadhouse, Inc.				,	as

Administrative Agent

By:			By:

Title:			Title:

EXHIBIT G
FORM OF
LEGAL OPINION OF DEBEVOISE & PLIMPTON LLP
[See attached]

EXHIBIT H-1
FORM OF
U.S. TAX EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is hereby made to the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Remainder of page intentionally left blank]

 2
          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

EXHIBIT H-2
FORM OF
U.S. TAX EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is hereby made to the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
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 2
          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

 3
EXHIBIT H-3
FORM OF
U.S. TAX EXEMPTION CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is hereby made to the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
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 4
          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. PARTICIPANT]

By:
Name:
Title:

Date:

 5
EXHIBIT H-4
FORM OF U.S. TAX EXEMPTION CERTIFICATE (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is hereby made to the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
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 6
          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT I
FORM OF
INTERCREDITOR AGREEMENT
[See attached]

EXHIBIT J
FORM OF
SOLVENCY CERTIFICATE
October 4, 2010
          This Solvency Certificate is delivered pursuant to Section 5.1(j) of the Credit Agreement, dated as of October 4, 2010 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (to be merged with and into LRI Holdings, Inc., a Delaware corporation, with LRI Holdings, Inc., as the surviving entity) (“Holdings”), Roadhouse Financing Inc., a Delaware corporation (to be merged with and into Logan’s Roadhouse, Inc., a Tennessee corporation, with Logan’s Roadhouse, Inc. as the surviving entity) as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          I, [   ], the Chief Financial Officer of Holdings, in such capacity and not in an individual capacity, hereby certify that I am the Chief Financial Officer of Holdings and that I am generally familiar with the businesses and assets of Holdings and its Subsidiaries (taken as a whole) and am duly authorized to execute this Solvency Certificate on behalf of Holdings pursuant to the Credit Agreement.
          I further certify, in my capacity as Chief Financial Officer of Holdings, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of Holdings, the Borrower and its subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of Holdings, the Borrower and its subsidiaries, taken as a whole; (ii) the capital of Holdings, the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings, the Borrower or its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) Holdings, Borrower and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
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 2
          IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
	Name:	[ ]
	Title:	Chief Financial Officer

EXECUTION VERSION
JOINDER
TO CREDIT AGREEMENT
     JOINDER AGREEMENT dated as of October 4, 2010 (the “Joinder Agreement”) made by LRI Holdings, Inc., a Delaware corporation (“LRI”) and Logan’s Roadhouse, Inc. (“Logan’s”), a Tennessee corporation, for the benefit of the Lenders as such term is defined in that certain Credit Agreement, dated as of October 4, 2010 (the “Credit Agreement”), among Roadhouse Merger Inc., a Delaware corporation (“Holdings”), Roadhouse Financing Inc., a Delaware corporation, as the borrower (the “Borrower”), the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 27, 2010, Roadhouse Merger Inc. acquired LRI Holdings, Inc. through a merger transaction, with LRI Holdings, Inc. as the surviving corporation (the “Acquisition Merger”) and immediately upon the consummation of the Acquisition Merger, Roadhouse Financing Inc. merged with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse, Inc. as the surviving corporation (the “Finance Merger”, and together with the Acquisition Merger, the “Merger”);
     WHEREAS, in connection with the Merger, Logan’s Roadhouse, Inc. has assumed by operation of law all rights and obligations of Roadhouse Financing Inc. under the Credit Agreement, LRI Holdings, Inc. has assumed by operation of law all rights and obligations of Roadhouse Merger Inc. under the Credit Agreement, and each of Logan’s Roadhouse of Texas, Inc., a Texas corporation and Logan’s Roadhouse of Kansas, Inc., a Kansas corporation has agreed to unconditionally guarantee all of the Borrower’s Obligations under the Credit Agreement and the Guarantee and Collateral Agreement on the terms and conditions set forth herein; and
     WHEREAS, each of LRI and Logan’s agrees that this Agreement is being executed and delivered in connection with the Credit Agreement, pursuant to which the Lenders have agreed to make a revolving credit facility of up to $30,000,000 available upon the terms and subject to the conditions set forth in the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, each of LRI and Logan’s hereby agrees as follows:
     SECTION 1. Assumption and Joinder. Each of LRI and Logan’s hereby expressly confirms that it hereby agrees to perform and observe each of the covenants and agreements, and hereby assumes the rights, obligations and liabilities, of each of Roadhouse Merger Inc. and Roadhouse Financing Inc., respectively, under the Credit Agreement. By virtue of the foregoing, each of LRI and Logan’s hereby accepts and assumes any liability of each of Roadhouse Merger Inc. and Roadhouse Financing Inc., respectively, related to each representation, warranty, covenant and obligation made by Holdings or the Borrower, respectively, in the Credit Agreement, and hereby expressly affirms, as of the date hereof, each such representation, warranty, covenant and obligation, applicable to each of LRI and

Logan’s, respectively, as if made on the Closing Date. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Credit Agreement.
     (a) All references to the term “Holdings”, “Borrower”, “Group Member”, “Loan Party” and “Guarantor,” as applicable, in the Credit Agreement and each other Loan Document shall be deemed to be references to, and shall include each of LRI and Logan’s, as applicable, in each case as of the date hereof.
     (b) Each of LRI and Logan’s, as Holdings, the Borrower, a Group Member, a Loan Party or a Guarantor, as applicable, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, as of the date hereof, as Holdings, the Borrower, a Group Member, a Loan Party or a Guarantor, as applicable, thereunder with the same force and effect as if originally referred to therein as Holdings, the Borrower, a Group Member, a Loan Party or a Guarantor, as applicable, on the Closing Date.
     SECTION 2. Representations and Warranties. Each of LRI and Logan’s hereby represents and warrants as to itself and for the benefit of the Administrative Agent and the Lenders as follows:
     It has the requisite corporate power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery and performance of this Joinder Agreement by it and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action, including the consent of shareholders, partners or members where required. This Joinder Agreement has been duly executed and delivered by it. This Joinder Agreement and each of the Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with such Loan Document’s respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3. Binding Effect. This Joinder Agreement shall be binding upon each of LRI and Logan’s and shall inure to the benefit of the Secured Parties and their respective successors and assigns.
     SECTION 4. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     SECTION 5. Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature thereto.
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     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

LRI HOLDINGS, INC.
By:	/s/ George T. Vogel
Name: George T. Vogel Title: President & CEO

LOGAN’S ROADHOUSE, INC.
By:	/s/ Amy Bertanski
Name: Amy Bertanski Title: CFO
Joinder to Credit Agreement Signature Page

Acknowledged and accepted:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Barry Bergman
Name:	Barry Bergman
Title:	Managing Director

     Joinder to Credit Agreement Signature Page

Schedule 1.1A — Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$15,000,000
Credit Suisse AG	$15,000,000

Schedule 1.1B — Mortgaged Property
1.	Real property owned by Logan’s Roadhouse, Inc., located at 1519 S. Yuma Palms Pkwy, Yuma County, AZ 85365.

2.	Real property owned by Logan’s Roadhouse, Inc., located at 2146 Lantern Ridge Drive, Madison County, KY 40475.

3.	Real property owned by Logan’s Roadhouse, Inc., located at 16132 Athens Limestone Blvd., Limestone County, AL 35611.

4.	Real property owned by Logan’s Roadhouse, Inc., located at 205 Relco Dr., Coffee County, TN 37355.

5.	Real property owned by Logan’s Roadhouse, Inc., located at 431 Riverwind Dr., Rankin County, MS 39208.

6.	Real property owned by Logan’s Roadhouse, Inc., located at 630 Shedeck Pkwy, Canadian County, OK 73099.

7.	Real property owned by Logan’s Roadhouse, Inc., located at 23115 I-30 South, Saline County, AR 72022.

8.	Real property owned by Logan’s Roadhouse, Inc., located at 419 Old San Antonio Road, Hays County, TX 78610.

Schedule 1.1C — Existing Letters of Credit

LC #	Issue Date	Amount
SM221900W	8/10/2009	$3,244,965
SM223778W	10/5/2009	$600,000
SM237654W	8/12/2010	$9,000

Schedule 4.4 — Consents, Authorizations, Filings and Notices
1.	The consent of the G.B. Evansville Developers, LLC, with respect to the lease entered into with Logan’s Roadhouse, Inc. on June 17, 1996, for a restaurant in Evansville, Indiana (Store #316).

2.	Notice must be sent to Huntington Mall Company, with respect to the lease entered into with Logan’s Roadhouse, Inc. on July 11, 1996, for a restaurant in Barboursville, West Virginia (Store #315).

3.	Notice must be sent prior to the Merger to WRI/Central Plaza, Inc., with respect to the lease entered into with Logan’s Roadhouse, Inc. on February 3, 1999, for a restaurant in Lubbock, Texas (Store #353).

4.	Notice must be sent to Spotsylvania Mall Company, with respect to the lease entered into with Logan’s Roadhouse, Inc. on October 4, 2000, for a restaurant in Federicksburg, Virginia (Store #376).

5.	Prior to the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Georgia (certain city liquor licenses), Kansas, Michigan, Missouri, Tennessee, Texas and West Virginia.

6.	Immediately following the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Arkansas (city liquor licenses), Arizona, Florida, Illinois (city liquor licenses), Louisiana and Mississippi.

7.	Following the Closing Date, notice must be delivered to Governmental Entities in the following jurisdictions in connection with the Group Companies’ beverage and liquor licenses listed on the schedule of “Material Permits” below: Alabama, Arkansas, Georgia, Illinois, Indiana, Kansas, Kentucky, Ohio, Oklahoma, Pennsylvania and Virginia.

8.	Expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related Department of Justice or Federal Trade Commission approvals or consents.

9.	Immediately following the Acquisition Merger, file a certificate of merger with the Secretary of State of the State of Delaware in connection with the Acquisition Merger.

10.	Immediately following the Finance Merger, file a certificate of merger with the Secretary of State of the State of Delaware in connection with the Finance Merger.

11.	Immediately following the Finance Merger, file an article of merger with the Secretary of State of the State of Tennessee in connection with the Finance Merger.

Schedule of Material Permits

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Restaurant Liquor Drink #5004	7/31/11	$700.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	State Retail Beer	7/31/11	$150.00	KY ABC
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Restaurant Liquor Drink	7/31/11	$1,000.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Retail Beer	7/31/11	$75.00	Lex-Fayette Urban Cnty Gov
301	KY	Lexington	1250 South Broadway, Lexington, KY 40504	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	State Liquor By Drink #16201	9/25/11	$1,200.00	TN ABC
302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	County Liquor By Drink #11493	9/25/11	$1,050.00	Davidson County
302	TN	Antioch	5300 Hickory Hollow Ln, Antioch, TN 37013	Beer	12/31/10	$100.00	Metropolitan Beer Board

303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	State Liquor By Drink #11492	9/25/11	$1,200.00	TN ABC
303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	County Liquor By Drink#11492	9/25/11	$1,000.00	Davidson County
303	TN	Madison	1715 Gallatin Pike North, Madison, TN 37155	Beer	12/31/10	$100.00	Metropolitan Beer Board

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	State Liquor By Drink # 12676	3/13/11	$1,200.00	TN ABC
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	City Liquor By Drink	3/13/11	$1,125.00	City of Clarksville
304	TN	Clarksville	3072 Wilma Rudolph Blvd, Clarksville, TN 37040	Beer	12/31/10	$100.00	City of Clarksville

305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	State Liquor By Drink # 22067	3/13/11	$1,200.00	TN ABC
305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	City Liquor By Drink	12/31/10	$1,125.00	City of Jackson
305	TN	Jackson	604 Carriage House Dr, Jackson, TN 38305	Beer	12/31/10	$100.00	City of Jackson

306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	State Liquor By Drink #50080	9/25/11	$1,200.00	TN ABC
306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	City Liquor By Drink	10/1/11	$1,050.00	City of Murfreesboro
306	TN	Murfreesboro	740 NW Broad, Murfreesboro, TN 37129	Beer	12/31/10	$100.00	City of Murfreesboro

307	TN	Franklin	7087 Baker’s Bridge Ave, Franklin, TN 37064	State Liquor By Drink- #60046	3/13/11	$1,200.00	TN ABC
307	TN	Franklin	7087 Baker’s Bridge Ave, Franklin, TN 37064	City Liquor By Drink	5/31/11	$1,000.00	City of Franklin
307	TN	Franklin	7087 Baker’s Bridge Ave, Franklin, TN 37064	Beer	12/31/10	$100.00	City of Franklin

308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Restaurant Liquor Drink #2804	7/31/11	$700.00	KY ABC
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Retail Beer	7/31/11	$150.00	KY ABC

6

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	State Special Sunday Drink	7/31/11	$500.00	KY ABC
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	City Restaurant Liquor Drink	7/31/11	$1,000.00	City of Paducah
308	KY	Paducah	5137 Hinkleville Rd, Paducah, KY 42001	City Retail Beer	7/31/11	$200.00	City of Paducah

309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	State Liquor By Drink #14584	11/13/10	$1,200.00	TN ABC
309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	City Liquor By Drink	11/13/10	$1,005.00	City of Chattanooga
309	TN	Chattanooga	2119 Gunbarrell Rd, Chattanooga, TN 37421	Beer	12/31/10	$100.00	City of Chattanooga

310	IN	Clarksville	1008 B Lewis and Clark Pkwy Clarksville, IN 47129	State Liquor RR/SS 1095390	1/17/11	$1,000.00	IN ABC

311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	State Liquor By Drink #20094	6/3/11	$1,200.00	TN ABC
311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	City Liquor By Drink	12/31/10	$1,000.00	City of Johnson City
311	TN	Johnson City	3112 Browns Mill Rd, Johnson City, TN 37604	Beer	12/31/10	$100.00	City of Johnson City

312	AL	Florence	2890 Florence Blvd, Florence, AL 35630	State Liquor 020-553739	9/30/11	$300.00	AL ABC

313	GA	Columbus	2643 Manchester, Columbus, GA 31904	State Liquor #36029	12/31/10	$200.00	GA DOR
313	GA	Columbus	2643 Manchester, Columbus, GA 31904	City Liquor	12/31/10	$5,000.00	City of Columbus

7

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
315	WV	Barboursville	850 Mall Rd, Barboursville, WV 25504	State Liquor #06-A-312-009878	6/30/11	$2,650.00	WV ABC
315	WV	Barboursville	850 Mall Rd, Barboursville, WV 25504	Village Liquor/Business	6/30/11	$1,355.00	Village of Barboursville

316	IN	Evansville	1 N. Burkhardt, Evansville, IN 47715	State Liquor RR/SS 8296420	2/5/11	$1,000.00	IN ABC

317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	State Liquor By Drink #13279	2/10/11	$1,200.00	TN ABC # 13279
317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	City Liquor By Drink	12/31/10	$1,000.00	City of Memphis
317	TN	Memphis	2710 N. Germantown Pkwy, Memphis, TN 38133	Beer	12/31/10	$100.00	City of Memphis

318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	State Liquor 020-236363	9/30/11	$435.00	State of AL ABC
318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	City Liquor	12/31/10	$400.00	City of Tuscaloosa
318	AL	Tuscaloosa	1511 Skyland Blvd E, Tuscaloosa, AL 35403	City Beer	12/31/10	$75.00	City of Tuscaloosa

319	GA	Athens	3668 Atlanta Hwy, Athens, GA 30606	State Liquor # 36708	12/31/10	$200.00	GA DOR
319	GA	Athens	3668 Atlanta Hwy, Athens, GA 30606	County Liquor	12/31/10	$5,855.00	Athens Clark County

320	GA	Macon	3933 Arkwright Rd, Macon, GA 31210	State Liquor #36715	12/31/10	$200.00	GA DOR
320	GA	Macon	3933 Arkwright Rd, Macon, GA 31210	County Liquor	12/31/10	$2,796.00	Cnty Tax Commissioner

8

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	State Restaurant Drink #2111	7/31/11	$1,000.00	KY ABC
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	State Retail Beer	7/31/11	$150.00	KY ABC
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	City Restaurant Drink /Beer /Sunday Sales	6/30/11	$1,450.00	City of St. Matthews
321	KY	Louisville	5005 Shelbyville Rd, Louisville, KY 40207	County Liquor	5/31/11	$400.00	Louisville Metro ABC

322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	State Liquor By Drink # 27034	6/16/11	$1,200.00	TN ABC
322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	City Liquor By Drink	6/16/11	$1,000.00	City of Cookeville
322	TN	Cookeville	1395 Interstate Dr. Cookeville, TN 38501	Beer	12/31/10	$100.00	City of Cookeville

323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	State Liquor By Drink #11612	8/11/11	$1,200.00	TN ABC
323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	County Liquor By Drink	8/11/11	$1,000.00	Davidson County
323	TN	Elliston Place	2400 Elliston Pl, Nashville, TN 37202	Beer	12/31/10	$100.00	Davidson County

324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	State Liquor/Restaurant #1700002936	1/31/11	$345.00	LA DOR
324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	City Liquor	1/31/11	$580.00	City of Baton Rouge
324	LA	Baton Rouge	6571 Blue Bonnet Blvd, Baton Rouge, LA 70810	Food/Bar	6/30/11	$175.00	State Dept of Health

325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	State Liquor/Restaurant #2800002136	10/31/10	$345.00	LA DOR
325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	City Liquor	12/31/10	$575.00	City of Lafayette

9

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
325	LA	Lafayette	3323 Ambassador Caffery Pky, Lafayette, LA 70506	State Food/Bar	6/30/11	$175.00	State Dept of Health

326	AL	Birmingham	7724 Ludington Lane, Birmingham, AL 35210	State Liquor 020-1023237	9/30/11	$425.00	AL ABC
326	AL	Birmingham	7724 Ludington Lane, Birmingham, AL 35210	City Liquor	12/31/10	$540.00	City of Birmingham

327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	State Liquor/Restaurant #4000001203	7/31/11	$345.00	LA DOR
327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	Parish Liquor	12/31/10	$585.00	Rapides Parish
327	LA	Alexandria	2820 MacArthur Dr, Alexandria, LA 71301	Food/Bar	6/30/11	$175.00	State Dept of Health

328	AL	Huntsville	4249 Balmoral Drive, Huntsville, AL 35801	State Liquor 020-761745	9/30/11	$635.00	AL ABC
328	AL	Huntsville	4249 Balmoral Drive, Huntsville, AL 35801	City Business/Liquor (Privilege)	12/31/10	Local Formula Based	City of Hunstville

329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	State Liquor/Restaurant #1000001805	3/31/11	$345.00	LA DOR
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	City Liquor	12/31/10	$500.00	City of Lake Charles
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	City Beer	12/31/10	$75.00	City of Lake Charles
329	LA	Lake Charles	3509 Gerstner Memorial Pkwy, Lake Charles, LA 70605	Food/Bar	6/30/11	$175.00	State Dept of Health

10

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
331	IN	Indianapolis	4825 E. 82nd St. Indianapolis, IN 46250	State Liquor RR/SS 4997466	2/3/11	$1,000.00	IN ABC

332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	State Liquor/Restaurant #3700001188	12/31/10	$345.00	LA DOR
332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	City Liquor	12/31/10	$530.00	City West Monroe
332	LA	W. Monroe	201 Constitution Dr, W. Monroe, LA 71292	Food/Bar	6/30/11	$175.00	State Dept of Health

333	VA	Fairfax	12821 Fair Lakes Pkwy, Fairfax, VA 22033	State Liquor #2453	7/31/11	$1,730.00	VA ABC
333	VA	Fairfax	12821 Fair Lakes Pkwy, Fairfax, VA 22033	County Liquor	12/31/10	$500.00	County of Fairfax

334	FL	Orlando	7480 W Colonial Drive, Orlando, FL 32818	State Liquor #BEV5807673	9/30/11	$1,820.00	FL ABT

335	VA	Roanoke	4740 Valley View Blvd, Roanoke, VA 24012	State Liquor #3254	7/31/11	$1,730.00	VA ABC
335	VA	Roanoke	4740 Valley View Blvd, Roanoke, VA 24012	City Business/Liquor #103731	12/31/10	Local Formula Based	City of Roanoke

336	VA	Sterling	46321 McClellan Way, Sterling, VA 20165	State Liquor #3031	7/31/11	$1,730.00	VA ABC
336	VA	Sterling	46321 McClellan Way, Sterling, VA 20165	County Liquor	7/31/11	$500.00	Loudoun County

337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Restaurant Drink #5739	7/31/11	$1,000.00	KY ABC
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Retail Beer	7/31/11	$150.00	KY ABC

11

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
337	KY	Louisville	5229 Dixie Hwy, Louisville, KY 40216	City Liquor, Beer, Sunday	2/28/11	$1,700.00	Louisville Metro ABC

338	IN	Lafayette	3840 State Rd 26 East, Lafayette, IN 47905	State Liquor RR7997208	12/22/10	$1,000.00	IN ABC

339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	State Liquor 020-12858	9/30/11	$900.00	AL ABC
339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	State Club Liquor 032-12858	9/30/11	$1,800.00	AL ABC
339	AL	Birmingham	100 Resource Center Pkwy, Birmingham, AL 35242	City Liquor	12/31/10	$540.00	City of Birmingham

340	GA	Savannah	11301 Abercom Street, Savannah, GA 31419	State Liquor #0039039	12/31/10	$200.00	GA DOR
340	GA	Savannah	11301 Abercom Street, Savannah, GA 31419	City Liquor	12/31/10	Local Formula Based	City of Savannah

342	FL	Kissimmee	5925 W Irlo Bronson Hwy, Kissimmee, FL 34746	State Liquor #BEV5901985	9/30/11	$1,820.00	FL ABT

344	FL	Tampa	9218 Anderson Rd, Tampa, FL 33634	State Liquor #BEV3908365	9/30/11	$1,870.00	FL ABT

345	OH	Columbus	3969 Morse Crossing, Columbus, OH 43219	liquor-D1,D3,D3x,D6 #5257688-0025	2/1/11	$1,926.00	Div of Liquor Control

346	VA	Manassas	7731 Donegan Drive, Manassas, VA 20110	State Liquor #5911	7/31/11	$1,730.00	VA ABC

12

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
346	VA	Manassas	7731 Donegan Drive, Manassas, VA 20110	County Business/Liquor/Retail Merchant	3/1/11	Local Formula Based	County of Prince William

347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Liquor - RM636837	8/17/11	$2,185.00	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Beverage Cartage - PE449393	8/17/11	Inc In Above	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	State Food & Beverage - FB449394	8/17/11	Inc In Above	TABC
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	City Liquor	8/17/11	$1,135.00	City of Amarillo
347	TX	Amarillo	8310 I-40 West, Amarillo, TX 79106	County Liquor	4/8/11	$385.00	County of Potter

348	FL	Orlando	3060 W Sandlake Road, Orlando, FL 32819	State Liquor #BEV5807821	9/30/11	$1,820.00	FL ABT

349	FL	Sanford	4649 W 1st Street, Sanford, FL 32771	State Liquor #BEV6902777	9/30/11	$1,820.00	FL ABT
349	FL	Sanford	4649 W 1st Street, Sanford, FL 32771	City Liquor/Occupational/Fire	9/30/11	$215.00	City of Sanford

350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Liquor - MB451177	5/13/11	$1,090.00	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Beverage Cartage - PE451178	5/13/11	Inc in Above	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	State Food & Beverage - FB451179	5/13/11	Inc in Above	TABC
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	City Liquor - MB & Cartage	5/13/11	$385.00	City of Houston
350	TX	Houston	12950 N.W. Freeway, Houston, TX 77040	County Liquor - MB & Cartage	5/13/11	$385.00	County of Harris

13

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Liquor - MB448642	3/30/11	$2,180.00	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Beverage Cartage - PE448643	3/30/11	Inc in Above	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	State Food & Beverage - FB448644	3/30/11	Inc in Above	TABC
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	City Liquor - MB & Cartage	4/8/11	$385.00	City of Odessa
351	TX	Odessa	5105 E. 42nd Street, Odessa, TX 79762	County Liquor - MB & Cartage	3/30/11	$385.00	County of Ector

352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Liquor - MB452997	6/13/11	$1,090.00	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Beverage Cartage - PE452998	6/13/11	Inc in above	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	State Food & Beverage - B452999	6/13/11	Inc in above	TABC
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	City Liquor - MB & Cartage	6/13/11	$385.00	City of El Paso
352	TX	El Paso	11865 Gateway West Blvd, El Paso, TX 79936	County Liquor - MB & Cartage	6/13/11	$385.00	El Paso County

353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Liquor - MB452880	6/13/11	$1,090.00	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Beverage Cartage- PE452881	6/13/11	$63.00	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	State Food & Beverage - FB452882	6/13/11	Inc in Above	TABC
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	City Liquor - MB & Cartage	5/31/11	$385.00	City of Lubbock
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	County Liquor - MB & Cartage	6/13/11	$385.00	County of Lubbock

14

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
353	TX	Lubbock	6251 Slide Road, Lubbock, TX 79414	Bar (secondary food permit)	5/31/11	$100.00	City of Lubbock

354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Liquor - MB	6/24/11	$1,435.00	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Beverage Cartage - PE453874	6/24/11	Inc in Above	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	State Food & Beverage - FB453875	6/24/11	Inc in Above	TABC
354	TX	Lewisville	2513 S. Stemmons Freeway, Lewisville, TX 75067	City Liquor - MB & Cartage	6/23/11	$200.00	City of Lewisville

355	MI	Roseville	30751 Gratiot Ave, Roseville, MI 48066	State Liquor - Class C # 72397 SS	4/30/11	$690.00	MLCC

356	MI	Shelby Twnshp	14235 Hall Road, Shelby Twnshp, MI 48315	State Liquor - Class C #72496 SS	4/30/11	$690.00	MLCC

357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Liquor - MB458366	9/13/11	$1,090.00	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Beverage Cartage - PE458367	9/13/11	Inc in Above	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	State Food & Beverage - FB458368	9/13/11	Inc in Above	TABC
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	City Liquor - MB & Cartage	9/13/11	$385.00	City of San Antonio
357	TX	San Antonio	12477 I-10 West, San Antonio, TX 78230	County Liquor - MB & Cartage	9/14/11	$385.00	Bexar County

359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Restaurant Liquor Drink #6022	7/31/11	$700.00	Kentucky State ABC
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Limited Sunday Drink	7/31/11	$500.00	Kentucky State ABC

15

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	State Retail Beer	7/31/11	$150.00	Kentucky State ABC
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Restaurant Liquor Drink	7/31/11	$650.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Retail Beer	7/31/11	$75.00	Lex-Fayette Urban Cnty Gov
359	KY	Lexington	1098 Pavillion Way, Lexington, KY 40509	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

360	GA	Douglasville	9380 The Landing Drive, Douglasville, GA 30135	State Liquor #0040308	12/31/10	$200.00	GA DOR
360	GA	Douglasville	9380 The Landing Drive, Douglasville, GA 30135	City Liquor	12/31/10	$5,500.00	City of Douglas

362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Liquor - RM577518	4/15/11	$1,435.00	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Beverage Cartage - PE577519	4/15/11	Inc in Above	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	State Food & Beverage	4/15/11	Inc in Above	TABC
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	City Liquor -	4/14/11	$425.00	City of Hurst
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	County Liquor - MB	4/14/11	$375.00	Tarrant County
362	TX	Hurst	948 North East Loop 820, Hurst, TX 76053	Food/ Bar	11/10/10	$300.00	Tarrant County Health

363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Liquor - MB464757	1/13/11	$2,180.00	TABC
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Beverage Cartage - PE464758	1/13/11	Inc in Above	TABC

16

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	State Food & Beverage - FB464759	1/13/11	Inc in Above	TABC
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	City Liquor	1/14/12	$385.00	City of Midland
363	TX	Midland	4609 West Loop 250 North, Midland, TX 79707	County Liquor - MB & Cartage	1/14/11	$385.00	Midland County

364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Liquor - MB468597	3/26/11	$2,180.00	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Beverage Cartage - PE468598	3/26/11	Inc in Above	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	State Food & Beverage - FB468599	3/26/11	Inc in Above	TABC
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	City Liquor - MB	3/26/11	$385.00	City of McAllen
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	City Beverage Cartgage	11/15/10	$10.00	City of McAllen
364	TX	McAllen	2224 S. 10th Street, McAllen, TX 78503	County Liquor - MB & Cartage	3/26/12	$385.00	County of Hildalgo

365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Liquor - MB467088	3/3/11	$2,180.00	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Beverage Cartage - PE467089	3/3/11	Inc in Above	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	State Food & Beverage - FB467090	3/3/11	Inc in Above	TABC
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	City Liquor - MB & Cartage	3/3/11	$385.00	City of San Marcos
365	TX	SanMarcos	1141 Highway 35 North, SanMarcos, TX 78666	County Liquor - MB	3/3/11	$385.00	Hays County

366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Liquor - MB472036	5/11/11	$1,090.00	TABC

17

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Beverage Cartage - PE472037	5/11/11	Inc in Above	TABC
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	State Food & Beverage - FB472038	5/11/11	Inc in Above	TABC
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	City Liquor - MB & Cartage	5/11/11	$385.00	City of Houston
366	TX	Houston	2200S. Hwy 6, Houston, TX 77077	County Liquor - MB & Cartage	5/11/11	$385.00	County of Harris Tax Assessor

367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Liquor - MB476905	8/6/11	$1,090.00	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Beverage Cartage - PE476906	8/6/11	Inc in Above	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	State Food & Beverage - FB476907	8/6/11	Inc in Above	TABC
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	City Liquor - MB & Cartage	8/6/12	$385.00	City of Laredo
367	TX	Laredo	5300 San Dario Drive, Laredo, TX 78041	County Liquor	8/6/11	$385.00	Webb County

368	MI	Troy	86 W 14 Mile Rd, Troy, MI 48084	State Liquor - Class C # 76988 SS	4/30/11	$690.00	MLCC
368	MI	Troy	86 W 14 Mile Rd, Troy, MI 48084	Food	4/30/11	$215.00	Oakland County Health

369	AL	Decatur	2315 Beltline Road S.W. Decatur, AL 35603	State Liquor 020-458252	9/30/11	$335.00	AL ABC
369	AL	Decatur	2315 Beltline Road S.W. Decatur, AL 35603	City Liquor/Business	12/31/10	Local Formula Based	City of Decatur

370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Liquor - MB480991	10/4/11	$1,435.00	TABC

18

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Beverage Cartage - PE469610	10/4/11	Inc in Above	TABC
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	State Food & Beverage - FB480992	10/4/11	Inc in Above	TABC
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	City Liquor	11/12/11	$375.00	City of San Angelo
370	TX	San Angelo	4384 Sherwood Way, San Angelo, TX 76901	County Liquor	11/3/11	$385.00	County of Tom Green

371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Liquor - MB480066	10/4/11	$1,435.00	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Beverage Cartage - PE480067	10/4/11	Inc in Above	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	State Food & Beverage - FB480068	10/4/11	Inc in Above	TABC
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	City Liquor	10/4/11	$385.00	City of Round Rock
371	TX	Round Rock	2702 B Parker Road, Round Rock, TX 78681	County Liquor MB & Cartage	10/4/11	$385.00	County of Williamson

372	MI	Southgate	13305 Eureka Rd, Southgate, MI 48195	State Liquor - Class C # 78259 SS	4/30/11	$690.00	MLCC

373	VA	Bristol	3174 Linden Drive, Bristol, VA 24201	State Liquor #11983	7/31/11	$1,730.00	VA ABC

374	IN	Greenwood	600 Greenwood Park Dr. N. Greenwood, IN 46142	State Liquor RR/SS 4118477	4/11/11	$1,000.00	IN ABC

375	MI	Canton	39605 Ford Rd, Canton Twp, MI 48187	State Liquor - Class C #100306 SS	4/30/11	$690.00	MLCC

19

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
376	VA	Fredricksburg	3000 Spotsylvania Mall Dr. Fredricksburg, VA 22407	State Liquor #12182	7/31/11	$1,730.00	VA ABC

377	AL	Oxford	40 Ali Way, Oxford, AL 36203	State Liquor 020-719308	9/30/11	$835.00	AL ABC
377	AL	Oxford	40 Ali Way, Oxford, AL 36203	City Liquor	12/31/10	Local Formula Based	City of Oxford
377	AL	Oxford	40 Ali Way, Oxford, AL 36203	County Liquor	9/30/11	$100.00	Judge of Probate Calhoun County

378	MI	Livonia	28599 Schoolcraft Rd, Livonia, MI 48150	State Liquor - Class C # 78550 SS	4/30/11	$690.00	MLCC

379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	State Liquor By Drink #36024	8/22/11	$1,200.00	TN ABC
379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	City Liquor By Drink	12/31/10	$900.00	City of Gallatin
379	TN	Gallatin	1007 Village Green Crossing, Gallatin, TN 37066	Beer	12/31/10	$100.00	City of Gallatin

380	VA	Lynchburg	4046 Wards Rd. Lynchburg,VA 24502	State Liquor #13888	7/31/11	$1,730.00	VA ABC
380	VA	Lynchburg	4046 Wards Rd. Lynchburg,VA 24502	City Liquor	6/30/11	$640.00	City of Lynchburg

381	IN	Evansville	5645 Pearl Dr. Evansville, IN 47712	State Liquor RR/SS 8219137	6/20/11	$1,000.00	IN ABC

382	OH	Reynoldsburg	2364 Taylor Park Dr, Reynoldsburg, OH 43068	State Liquor D1, D2, D3, D6 #5257688-0005	2/1/11	$2,190.00	Div of Liquor Control

383	OH	Mansfield	2170 W 4th St, Mansfield, OH 44906	State Liquor D5I, D6 #5257688-0010	2/1/11	$2,844.00	Div of Liquor Control

20

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
384	MI	Grandville	4425 Canal Ave SW, Grandville, MI 49418	State Liquor - Class C # 142501	4/30/11	$600.00	MLCC

385	IN	Mishawaka	4225 N. Main St. Mishawaka, IN 46545	State Liquor RR/SS 7101923	1/24/11	$1,000.00	IN ABC

386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	Retail Liquor Drink #127174	6/30/11	$300.00	MO Division of Liquor Control
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	Sunday Drink #128889	6/30/11	$200.00	MO Division of Liquor Control
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	City Liquor	6/30/11	$750.00	City of Cape Girardeau
386	MO	Cape Girardeau	3012 William St. Cape Girardeau, MO 63703	County Liquor LL21 LL22	6/30/11	$506.00	County of Cape Girardeau

387	MS	Tupelo	3954 N. Gloster St. Tupelo, MS 38804	State Liquor #020995	10/30/10 - Renewed - to be sent 8/25	$925.00	MS ABC
387	MS	Tupelo	3954 N. Gloster St. Tupelo, MS 38804	State Beer #041-20081-7	9/1/11	$30.00	State Tax Commission

388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415 “Hixson”	State Liquor By Drink #14764	9/2/11	$1,200.00	TN ABC
388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415	City Liquor By Drink #71948	9/2/10	$905.00	City of Chattanooga
388	TN	Chattanooga	504A Northgate Mall, Chattanooga, TN 37415	Beer	12/31/10	$100.00	City of Chattanooga

389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Liquor - MB520940	8/15/11	$1,090.00	TABC

21

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Beverage Cartage - PE520941	8/15/11	Inc in Above	TABC
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	State Food & Beverage - FB520942	8/15/11	Inc in Above	TABC
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	City Mixed Bev & Bev Cartage	8/15/11	$385.00	City of Bearmont
389	TX	Beaumont	4185 N. Dowlen Rd. Beaumont, TX 77704	County Beverage Cartage	8/15/11	$385.00	Jefferson County

390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	State Liquor By Drink #43013	9/25/11	$1,200.00	TN ABC
390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	City Liquor By Drink	10/1/11	$1,000.00	Town of Smyrna
390	TN	Smyrna	600 Sam Ridley Pkwy. West, Smyrna, TN 37167	Beer	12/31/10	$100.00	Town of Smyrna

391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	State Liquor By Drink #56004	1/24/11	$1,200.00	TN ABC
391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	City Liquor By Drink	1/24/11	$1,000.00	City of Cleveland
391	TN	Cleveland	3940 Keith St. Cleveland, TN 37312	Beer	12/31/10	$100.00	City of Cleveland

392	IN	Ft. Wayne	1210 Illinois Road South, Ft. Wayne IN 46804	State Liquor RR/SS 0203688	7/21/11	$1,000.00	IN ABC

393	MI	Walker	3153 Alpine Ave, Walker, MI 49544 (Grand Rapids)	State Liquor - Class C # 114154 SS	4/30/11	$690.00	MLCC
393	MI	Walker	3153 Alpine Ave, Walker, MI 49544	City Liquor - Sales Certificate only	6/30/11	No Annual Fee	City of Walker

22

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Liquor - MB526474	11/24/11	$1,435.00	TABC
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Beverage Cartage - PE526475	11/24/11	Inc in Above	TABC
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	State Food & Beverage - FB526476	11/24/11	Inc in Above	TABC
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	City Beverage cartage	11/24/10	$10.00	City of Austin
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	City Mixed Beverage	11/24/10	$375.00	City of Austin
394	TX	Austin	701 E Stassney Bldg. C, Austin, TX 78745	County Beverage Cartage	11/24/10	$385.00	Travis County

395	GA	Albany	1230 Westover Blvd, Albany, GA 31707	State Liquor	12/31/10	$200.00	GA DOR
395	GA	Albany	1230 Westover Blvd, Albany, GA 31707	City Liquor #19737	12/31/10	$2,550.00	City of Albany

396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	State Liquor 020-1063828	9/30/11	$900.00	State of Alabama
396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	County Business/Liquor	9/30/11	Local Formula Based	Judge of Probate
396	AL	Gadsden	835 Rainbow Dr. Gadsden, AL 35901	City Liquor/Business #06-001559	12/31/10	Local Formula Based	City of Gadsden

397	AL	Hoover	2740 John Hawkins Pkwy, Hoover, AL 35244	State Liquor 020-533337	9/30/11	$485.00	State of AL
397	AL	Hoover	2740 John Hawkins Pkwy, Hoover, AL 35244	City Liquor/Business #66043	12/31/10	Local Formula Based	City of Hoover

23

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
398	IN	Ft. Wayne	6617 Lima Rd. Ft. Wayne, IN 46818	State Liquor RR/SS 0206678	10/19/11	$1,000.00	IN ABC

399	IN	Noblesville	17065 Mercantile Rd. Noblesville, IN 46060	State Liquor RR/SS 2919476	1/16/11	$1,000.00	IN ABC

400	MI	Holland	3299 W Shore Dr, Holland, MI 49424	State Liquor - Class C # 121253 SS	4/30/11	$690.00	MLCC

401	MI	Norton Shores	5601 Harvey St, Northern Shores, MI 49441 (Muskegon)	State Liquor - CC Resort # 121822 SS	4/30/11	$690.00	MLCC

402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Liquor - MB542629	8/27/11	$1,090.00	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Beverage Cartage - PE	8/27/11	Inc in Above	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	State Food & Beverage - FB	8/27/11	Inc in Above	TABC
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	County Mixed Beverage - MB542629	8/27/11	$375.00	Tarrant County Assesor
402	TX	Burleson	1125 North Burleson Blvd, Burleson, TX 76028	County Beverage - PE	8/27/11	$10.00	Tarrant County Assesor

403	AL	Huntsville	6226 University Dr. NW, Huntsville, AL 35806	State Liquor 020-935245	9/30/11	$635.00	State of AL
403	AL	Huntsville	6226 University Dr. NW, Huntsville, AL 35806	City Business/Liquor (Privilege)	12/31/10	Local Formula Based	City of Huntsville

404	MS	Flowood	277 Dogwood Blvd, Flowood, MS 39232	State Liquor # 025748	2/1/11	$925.00	MS ABC
404	MS	Flowood	277 Dogwood Blvd, Flowood, MS 39232	State Beer #061-16836-5	9/1/11	$30.00	MS State Tax Commission

24

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
405	AL	Mobile	3250 Airport Rd. Mobile, AL 36606	State Liquor 020-633249	9/30/11	$450.00	State of AL
405	AL	Mobile	3250 Airport Rd. Mobile, AL 36606	City Liquor/Beer	12/31/10	$725.00	City of Mobile

406	MS	Gulfport	15189 Crossroads Pkwy, Gulfport, MS 39503	State Liquor #022002	3/23/11	$925.00	MS ABC
406	MS	Gulfport	15189 Crossroads Pkwy, Gulfport, MS 39503	State Beer #024-29224-5	9/1/11	$30.00	MS State Tax Commission

407	MS	Ridgeland	600 E. County Line, Ridgeland, MS 39157	State Liquor #022091	3/30/11	$925.00	MS ABC
407	MS	Ridgeland	600 E. County Line, Ridgeland, MS 39157	State Beer #045-13191-9	9/1/11	$30.00	MS State Tax Commission

408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Liquor - RM620049	2/13/11	$2,870.00	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Beverage Cartage - PE554117	2/13/11	Inc in Above	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	State Food & Beverage - FB5544118	2/13/11	Inc in Above	TABC
408	TX	Sherman	3700 US Hwy 75 North, Sherman, TX 75092	County Beverage Cartage	3/21/11	$10.00	Grayson County Assesor

409	GA	Ft. Oglethorpe	2584 Battlefield Prkwy, Ft. Oglethorp, GA 30742	State Liquor #0047103	12/31/10	$200.00	GA DOR
409	GA	Ft. Oglethorpe	2584 Battlefield Prkwy, Ft. Oglethorp, GA 30742	City Liquor	12/31/10	$5,000.00	City of Ft. Ogelthorpe

410	GA	Warner Robins	2701 Watson Blvd. Warner Robbins, GA 31093	State Liquor #0046922	12/31/10	$200.00	GA DOR
410	GA	Warner Robins	2702 Watson Blvd. Warner Robbins, GA 31093	City Liquor	12/31/10	$3,500.00	City of Warner Robins

25

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
411	MI	Lansing	5800 W Saginaw, Lansing, MI 48917	State Liquor - Class C # 129890 SS	4/30/11	$690.00	MI Control Commission

412	AR	Fayetteville	3611 N. Shiloh Dr. Fayettesville, AR 72703	State Liquor - #119	6/30/11	$1,000.00	AR ABC
412	AR	Fayetteville	3611 N. Shiloh Dr. Fayettesville, AR 72703	City Liquor	6/30/11	$500.00	City of Fayetteville

413	AR	Fort Smith	6201 Rogers Ave, Ft. Smith, AR 72903	State Liquor - #174	6/30/11	$1,000.00	AR ABC
413	AR	Fort Smith	6201 Rogers Ave, Ft. Smith, AR 72903	City Liquor	6/30/11	$500.00	City of Ft. Smith

414	MI	Portage	6701 S Westnedge Hwy, Portage, MI 49002	State Liquor - Class C # 130813 SS	4/30/11	$690.00	MLCC

415	FL	Pensacola	4958 Bayou Blvd, Pensacola, FL 32503	State Liquor #BEV2703989	9/30/11	$1,820.00	FL ABT

416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	State Liquor By Drink #13686	12/7/10	$1,200.00	TN ABC
416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	City Liquor By Drink	12/7/10	$700.00	City
416	TN	Memphis	7755 Winchester Rd, Memphis, TN 38125	Beer	12/31/10	$100.00	City

417	AL	Spanish Fort	30275 Eastern Shore Ct. Spanish Fort, AL 36527	State Liquor 020-587302	9/30/11	$600.00	AL ABC

418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Liquor - RM 638616	9/6/11	$2,185.00	TABC

26

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Beverage Cartage - PE564905	9/6/11	Inc in Above	TABC
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	State Food & Beverage - FB564906	9/6/11	Inc in Above	TABC
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	City Mixed Beverage	8/31/11	$375.00	City of Waco
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	City Beverage Cartage	8/31/11	$10.00	City of Waco
418	TX	Waco	2806 West Loop 340, Waco, TX 76711	McLennan County Beverage Cartage	9/15/11	$10.00	McLennan County Tax Assessor

419	GA	McDonough	20 Mill Rd, McDonough, GA 30223	State Liquor #0048185	12/31/10	$200.00	GA DOR
419	GA	McDonough	20 Mill Rd, McDonough, GA 30223	County Liquor	12/31/10	$6,125.00	Henry County

420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	State Liquor - MB	1/24/11	$2,180.00	TABC
420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	State Beverage Cartage - PE	1/24/11	$20.00	TABC
420	TX	North McAllen	7612 N 10th St, N McAllen, TX 78504	County Liquor - MB & Cartage	3/27/11	$385.00	Hildalgo County

421	VA	Norfolk	1020 N Military Hwy, Norfolk, VA 23502	State Liquor #38329	7/31/11	$720.83	VA ABC

422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Liquor - RM	12/5/11	$1,435.00	TABC
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Beverage Cartage- PE	12/5/11	$20.00	TABC

27

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	State Food & Beverage- FB	12/5/11	$100.00	TABC
422	TX	Killeen	3100 E Central TX Expressway, Killeen, TX 76542	County MB and Bev Cartage RM569937	12/5/11	$385.00	Bell County

423	AL	Trussville	5083 Pinnacle Square , Trussville, AL 35235	State Liquor #20-1231637	9/30/11	$200.00	AL ABC

424	WV	Charleston	201 RHL Blvd, Charleston, WV 25309	State Liquor #20-A-312-009595	6/30/11	$2,650.00	WV ABC

425	MI	Flint	4404 Miller Rd, Flint, MI 48507	State Liquor - Class C # 134293 SS/ SDM # 134294	4/30/11	$867.00	MLCC
425	MI	Flint	4404 Miller Rd, Flint, MI 48507	Township Liquor	4/30/11	$200.00	Township

426	IN	South Bend	1320 E. Ireland Road, South Bend, IN 46614-2652	State Liquor RR/SS 7102650	11/24/10	$1,000.00	IN ABC

427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	State Liquor #0048532	12/31/10	$200.00	GA DOR
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Liquor	12/31/10	$2,000.00	City of Dalton
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Wine	12/31/10	$750.00	City of Dalton
427	GA	Dalton	2140 E Walnut Ave, Dalton, GA 30740	City Beer	12/31/10	$750.00	City of Dalton

428	MS	Southaven	6685 Airways Blvd, Southaven, MS 38671	State Liquor #022714	8/2/11	$925.00	MS ABC

28

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
428	MS	Southaven	6685 Airways Blvd, Southaven, MS 38671	State Beer #017-13846-2	9/1/11	$30.00	MS State Tax Commission

429	AL	Opelika	2400 Gateway Drive, Opelika, AL 36801	State Liquor 020-471641	9/30/11	$450.00	AL ABC
429	AL	Opelika	2400 Gateway Drive, Opelika, AL 36801	City Liquor	12/31/10	$1,075.00	City of Opelika

430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	ABLE - Liquor MXB 435187	7/24/11	$905.00	ABLE Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	OTC - Liquor - Mix Bev	4/19/11	No Annual Fee	OK Tax Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	OTC - Low Pt Beer	4/19/11	$500.00	OK Tax Commission
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	City - Liquor	6/30/11	$900.00	City of Tulsa
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	City - Beer	6/30/11	$30.00	City of Tulsa
430	OK	Tulsa	9026 E 71st St. Tulsa, OK 74133	County - Low Pt Beer	6/29/11	Local Formula Based	Tulsa County

431	MI	Gaines Twnshp	1651 Marketplace Drive SE Caledonia, MI 49316	State Liquor - Class C # 139114	4/30/11	$600.00	MLCC
431	MI	Gaines Twnshp	1651 Marketplace Drive SE Caledonia, MI 49316	Township Liquor	4/30/11	$300.00	Gaines Charter Township

432	OH	Beavercreek	2819 Centre Dr Beaver Creek, OH 45432	State Liquor - D5, D6 #5257688-0015	6/1/11	$2,844.00	Ohio Division of Liquor Control

433	FL	Ocala	2621 SW 19th Ave. Road Ocala, FL 34474	State Liquor #BEV5202763	9/30/11	$1,820.00	FL ABT

29

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
433	FL	Ocala	2621 SW 19th Ave. Road Ocala, FL 34474	City Liquor	9/30/11	$100.00	City of Ocala

434	FL	Mary Esther	315 Mary Esther Blvd. Mary Esther, FL 32569	State Liquor #BEV5602768	9/30/11	$1,820.00	FL ABT

435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Restaurant Liquor Drink #11481	7/31/11	$700.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	State Retail Beer	7/31/11	$200.00	KY ABC
435	KY	Bowling Green	2920 Scottsville Rd. Bowling Green, KY 42103	City Restaurant Liquor /Beer /Sunday Sales	6/30/11	$1,600.00	City of Bowling Green

436	WV	Beckley	1310 N Eisenhower Dr. Beckley, WV 25801	State Liquor #41-A-312-010308	6/30/11	$2,650.00	WV ABC

437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Restaurant Liquor Drink #11948	7/31/11	$600.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	State Retail Beer	7/31/11	$150.00	KY ABC
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Restaurant Liquor Drink	6/30/11	$800.00	City of Florence
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Malt Beverage	6/30/11	$200.00	City of Florence
437	KY	Florence	6835 Houston Road, Florence, KY 41042	City Sunday Liquor	6/30/11	$300.00	City of Florence

438	PA	Wilkes Barre	2310 Wilkes Barre Township Marketplace, Wilkes Barre, PA 18702	State Liquor # 55318	8/31/11	$690.00	PLCB

30

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
438	PA	Wilkes Barre	2310 Wilkes Barre Township Marketplace, Wilkes Barre, PA 18702	Food (Public Eating and Drinking License)	1/11/11	$82.00	PA Dept of Agriculture

439	WV	Vienna	100 9th St. Vienna, WV 26105	State Liquor # 54-A-312-010521	6/30/11	$2,650.00	WV ABC
439	WV	Vienna	100 9th St. Vienna, WV 26105	City Business/Liquor	6/30/11	$1,360.00	City of Vienna

440	MI	Midland	7135 Eastman Ave. Midland, MI 48642	State Liquor - CC Resort # 106173 SS	4/30/11	$690.00	MLCC

441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	State Retail Liquor Drink #155064	6/30/11	$300.00	Missouri Division of Alcohol
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	State Sunday Drink #155065	6/30/11	$200.00	Missouri Division of Alcohol
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	City Liquor # BUS2005-01651	12/31/10	$750.00	City of Springfield
441	MO	Springfield	1110 E. Battlefield Road Springfield, MO 65807	County Liquor	12/31/10	$453.00	Greene County

442	PA	York	2180 York Crossing Drive, York, PA 17404	State Liquor # 55883	2/28/11	$810.00	PLCB
442	PA	York	2180 York Crossing Drive, York, PA 17404	Food (Public Eating and Drinking License)	1/8/11	$82.00	PA Dept of Agriculture

443	MO	Joplin	209 N. Range Line Joplin, MO 64801	State Retail Liquor Drink #155075	6/30/11	$300.00	Missouri Division of Alcohol
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	State Sunday Drink #155997	6/30/11	$200.00	Missouri Division of Alcohol
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	City Liquor	12/31/10	$450.00	City of Joplin

31

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
443	MO	Joplin	209 N. Range Line Joplin, MO 64801	County Liquor	6/30/11	$506.00	County Clerk Commission

444	FL	Tallahassee	750 Apalachee Parkway Tallahassee, FL 32301	State Liquor # BEV4703429	9/30/11	$1,820.00	FL ABT

445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	State Liquor #68027	12/11/10	$1,200.00	TN ABC
445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	City Beer	12/31/10	$100.00	City of Sevierville
445	TN	Sevierville	1560 Parkway Sevierville, TN 37862	City Liquor	1/10/11	$1,000.00	City of Sevierville

446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	State Liquor - MB621143	3/2/11	$2,180.00	TABC
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	State Beverage Cartage - PE	3/2/11	Inc in Above	TABC
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	City Liquor - MB & Cartage	3/2/11	$385.00	City of Abilene
446	TX	Abilene	3126 S. Clack Street Abilene, TX 79606	County Liquor	2/28/11	$385.00	County of Taylor

447	MS	Hattiesburg	6147 US Highway 98 Hattiesburg, MS 38402	State Liquor #023035	2/28/11	$925.00	MS ABC
447	MS	Hattiesburg	6147 US Highway 98 Hattiesburg, MS 38402	State Beer #037-07261-8	9/1/11	$30.00	MS State Tax Commission

448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	ABLE - Liquor MXB 462937	9/19/11	$905.00	ABLE Commission
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	OTC - Liquor - Mix Bev # 872019	4/19/11	No Annual Fee	OK Tax Commission

32

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	OTC - Low Pt Beer	4/19/11	$500.00	OK Tax Commission
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	City Beer	12/31/10	$20.00	City of Owasso
448	OK	Owasso	9531 N Owasso Expressway, Owasso, OK 74055	County - Low Pt Beer	8/23/11	$500.00	Tulsa County

449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	State Liquor - MB 629216	5/29/11	$1,840.00	TABC
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	State Beverage Cartage - PE	5/29/11	$20.00	TABC
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	City Liquor	5/11/11	$385.00	City of Wichita Falls
449	TX	Wichita Falls	3701 Call Field Road Wichita Falls, TX 76308	County Liquor	5/29/11	$385.00	Wichita County

450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Restaurant Liquor Drink #11853	7/31/11	$700.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Limited Sunday Drink	7/31/11	$500.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	State Retail Beer	7/31/11	$150.00	KY ABC
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Restaurant Liquor Drink/Wine	7/31/11	$1,000.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Limited Sunday Drink	7/31/11	$300.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Retail Beer	7/31/11	$200.00	Lex-Fayette Urban Cnty Gov
450	KY	Lexington	140 Rojay Drive, Lexington, KY 40503	County Limited Sunday Beer	7/31/11	$125.00	Lex-Fayette Urban Cnty Gov

451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	State Liquor By Drink #46013	6/28/11	$1,200.00	TN ABC

33

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	City Liquor By Drink	3/31/11	$1,000.00	City of Mt. Juliet
451	TN	Mt. Juliet	401 S. Mt. Juliet Road, Mt. Juliet, TN 37122	Beer	12/31/10	$100.00	City of Mt. Juliet Beer Board

453	AZ	Yuma	1519 S. Yuma Palms Parkway Yuma, AZ	State Liquor #12143124	7/31/11	$585.00	State DLLC
453	AZ	Yuma	1519 S. Yuma Palms Parkway Yuma, AZ	City Liquor	12/31/10	$300.00	City of Yuma

454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	State Liquor - MB626427	4/26/11	$1,840.00	TABC
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	State Beverage Cartage	4/26/11	Inc in Above	TABC
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	City Liquor	4/26/11	$385.00	City of Corpus Christi
454	TX	Corpus Christi	5057 S. Padre Island Drive Corpus Christi, TX 78411	County Liquor - MB & Cartage	4/26/11	$385.00	Nueces County - Tax Assessor

455	AZ	Happy Valley	2501 W. Happy Valley Road, Happy Valley, AZ 85207	State Liquor #12077050	3/31/11	$585.00	AZ DLLC
455	AZ	Happy Valley	2501 W. Happy Valley Road, Happy Valley, AZ 85207	City Liquor	9/30/11	$1,440.00	City of Phoenix

456	IL	East Peoria	240 Conference Center Drive East Peoria, IL 61611	State Liquor 08-1A-0079566	9/30/11	$500.00	Illinois Liquor Control Commission
456	IL	East Peoria	240 Conference Center Drive East Peoria, IL 61611	City Liquor 17-D (6 Month Permit)	10/31/10	$637.50	City of East Peoria

457	IL	Normal	313 S. Veterans Parkway, Normal, IL 61761	State Liquor #07-1A-0074832	11/30/10	$500.00	Illinois Liquor Control Commission
457	IL	Normal	313 S. Veterans Parkway, Normal, IL 61761	City Liquor	3/31/11	$3,000.00	Town of Normal

34

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
458	FL	Orlando	11674 Universtiy Ave , Orlando, FL 32817	State Liquor #BEV5809843	9/30/11	$1,820.00	FL ABT

459	FL	Kissimmee	1021 W. Osceola Parkway, Kissimmee, FL 34741	State Liquor #BEV5902624	9/30/11	$1,820.00	FL ABT

460	KS	Wichita	2424 N. Maize Road, Wichita, KS 67205	State Liquor 10-002-2338-01	5/2/11	$1,000.00	State of Kansas
460	KS	Wichita	2424 N. Maize Road, Wichita, KS 67205	City Liquor 23297	5/1/11	$250.00	City of Wichita

461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	State Retail Liquor Drink #155075	6/30/11	$300.00	Missouri Division of Alcohol
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	State Sunday Drink #155997	6/30/11	$200.00	Missouri Division of Alcohol
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	City Liquor/Business	6/30/11	$750.00	City of Independence
461	MO	Independence	19401 E. 39th Street, Independence, MO 64057	County Liquor	6/30/11	$400.00	Jackson County

462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	State Liquor MXB478967	5/23/11	$905.00	ABLE Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	OTC Beer	4/19/11	$500.00	OK Tax Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	OTC Mixed Bev #893101	4/19/11	Local Formula Based	OK Tax Commission
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	City Beer	6/30/11	$20.00	City of Midwest City
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	City Liquor	5/23/11	$905.00	City of Midwest City
462	OK	Midwest City	7221 SE 29th Street , Midwest City, OK 73110	County Beer (3 Year Renewal)	5/21/13	Local Formula Based	Oklahoma County

35

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
463	IN	Plainfield	351 S. Perry Road, Plainfield, IN 46168	State Liquor RR/SS 32-19474	10/2/11	$1,000.00	IN ABC

464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	State Liquor - RM649819	1/25/11	$4,370.00	TABC
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	State Beverage Cartage	1/25/11	Inc in Above	TABC
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	City Liquor	1/25/11	$385.00	City of Lufkin
464	TX	Lufkin	4201 S. Medford Drive, Lufkin, TX 75901	County Liquor - MB & Cartage	1/25/11	$385.00	Angelina County

465	AZ	Mesa	945 N. Dobson Road, Mesa, AZ 85202	State Liquor #12077049	3/31/11	$585.00	AZ DLLC
465	AZ	Mesa	945 N. Dobson Road, Mesa, AZ 85202	City Liquor #112348	12/31/10	$500.00	City of Mesa

466	AZ	Gilbert	2649 S. Market Street Gilbert, AZ 85295	State Liquor #12077390	3/31/11	$585.00	AZ DLLC
466	AZ	Gilbert	2649 S. Market Street Gilbert, AZ 85295	City Liquor	12/31/10	$600.00	Town of Gilbert

467	KS	Wichita	353 S. Rock Road Wichita, KS 67207	State Liquor 10-002-2376-01	11/6/10	$1,000.00	State of Kansas
467	KS	Wichita	353 S. Rock Road Wichita, KS 67207	City Liquor 24342	11/6/10	$250.00	City of Wichita

468	AL	Dothan	4753 Montgomery Highway, Dothan, AL 36303	State Liquor 20-1285435	9/30/11	$600.00	AL ABC

36

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
468	AL	Dothan	4753 Montgomery Highway, Dothan, AL 36303	City Business/Liquor	12/31/10	$660.00	City of Dothan

469	IL	Fairview Heights	51 Lincoln Highway, Fairview Heights, IL 62208	State Liquor #08-1A-0079799	8/31/11	$500.00	Illinois Liquor Control Commission
469	IL	Fairview Heights	51 Lincoln Highway, Fairview Heights, IL 62208	City Liquor #1634	6/30/11	$850.00	Office of the Mayor

470	LA	Shreveport	7519 Youree Drive Shreveport, LA 71105	State Liquor/Restaurant #0900011574	9/30/11	$345.00	LA DOR
470	LA	Shreveport	7519 Youree Drive Shreveport, LA 71105	City Liquor	12/2/10	$575.00	City of Shreveport

471	TN	Spring Hill	2008 Crossings Circle , Spring Hill, TN 37174	State Liquor By Drink #49016	1/28/11	$1,200.00	TN ABC
471	TN	Spring Hill	2008 Crossings Circle , Spring Hill, TN 37174	Beer	12/31/10	$100.00	City of Spring Hill

472	AL	Prattville	2775 Legends Parkway Prattville, AL 36066	State Liquor 020-1340626	9/30/11	$600.00	AL ABC
472	AL	Prattville	2775 Legends Parkway Prattville, AL 36066	City Liquor 200704508	12/31/10	$500.00	City of Prattville

473	OH	Colerain	3720 Stone Creek Blvd. Cincinnati, OH 45251	State Liquor - D5, D6 #5257688-0030	6/1/11	$2,844.00	Ohio Division of Liquor Control
473	OH	Colerain	3720 Stone Creek Blvd. Cincinnati, OH 45251	Food	3/1/11	$495.00	Hamilton County Health Dept

474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	State Club Liquor N688893	4/1/11	$2,180.00	TABC
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	State Beverage Cartage	4/1/11	Inc in Above	TABC

37

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	City Liquor	4/1/11	$385.00	City of Weatherford
474	TX	Weatherford	325 Interstate 20 E. Weatherford, TX 76086	County Liquor	4/1/11	$385.00	Parker County

475	AL	Bessemer	5000 Bond Blvd Bessemer, AL 35022	State Liquor #020-1588437	9/30/11	$300.00	AL ABC
475	AL	Bessemer	5000 Bond Blvd Bessemer, AL 35022	City Liquor	12/31/10	$650.00	City of Bessemer

476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	State Liquor MB687661	3/23/11	$5,180.00	TABC
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	State Beverage Cartage	3/23/11	Inc in Above	TABC
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	City Liquor	12/31/10	$385.00	City of Harlingen
476	TX	Harlingen	2809 W. Expressway 83 Harlingen, TX 78552	County Liquor	3/23/11	$385.00	Cameron County

477	AL	Athens	16132 Athens Limestone Blvd. Athens, AL 35611	State Liquor #020-1443642	9/30/11	$300.00	AL ABC
477	AL	Athens	16132 Athens Limestone Blvd. Athens, AL 35611	City Liquor/Business	12/31/10	Local Formula Based	City of Athens

478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Restaurant Liquor Drink 13725	5/31/11	$700.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Limited Sunday Drink	5/31/11	$500.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	State Retail Beer	5/31/11	$150.00	KY ABC
478	KY	Richmond	2146 Lantern Ridge Drive Richmond, KY 40475	City Liquor	5/31/11	$725.00	City of Richmond

38

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
479	AL	Fultondale	3387 Lowery Parkway, Fultondale, AL 35068	State Liquor #20-1505637	9/30/11	$300.00	AL ABC
479	AL	Fultondale	3387 Lowery Parkway, Fultondale, AL 35068	City Liquor/Business	12/31/10	Local Formula Based	City of Fultondale

480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	State Liquor	9/9/11	$905.00	ABLE Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	OTC Beer	4/19/11	$500.00	OK Tax Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	OTC Mixed Bev	4/19/11	$100.00	OK Tax Commission
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	City Beer	3/31/11	$20.00	City of Norman
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	City Liquor	3/31/11	$900.00	City of Norman
480	OK	Norman	1250 24th Ave. NW Norman, OK 73069	County Beer	8/28/11	$330.00	Cleveland County

481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	State Liquor	9/8/11	$2,180.00	TABC
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	State Beverage Cartage	9/8/11	Inc in Above	TABC
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	City Liquor	9/8/11	$20.00	City of Waxahachie
481	TX	Waxahachie	1150 W. Highway 287 Bypass, Waxahachie, TX 75165	County Liquor	9/8/11	$20.00	Ellis County

482	AR	Conway	410 Elsinger Blvd, Conway, AR 72032	State Liquor	6/30/11	$500.00	AR ABC

39

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
483	MS	Meridian	108 Highway 11 & 80 Meridian, MS 39301	State Liquor #024642	10/16/11	$925.00	MS ABC
483	MS	Meridian	108 Highway 11 & 80 Meridian, MS 39301	State Beer #38-18789-4	9/1/11	$30.00	MS State Tax Commission

484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	State Liquor MB729105	8/13/12	$2,180.00	TABC
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	State Beverage Cartage PE729105	8/13/12	Inc in Above	TABC
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	City Liquor	8/13/11	$20.00	City of League City
484	TX	League City	3160 Gulf Freeway South, League City, TX 77573	County Liquor	8/13/11	$20.00	Galveston County

485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	State Liquor By Drink #52493	2/12/11	$1,100.00	TABC
485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	County Liquor By Drink	2/12/11	$1,100.00	Davidson County
485	TN	Nashville	6804 Charlotte Pike, Nashville, TN 37209	Beer	12/31/10	$100.00	Metropolitan Beer Board

486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	State Liquor	7/16/11	$2,180.00	TABC
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	State Beverage Cartage	7/16/11	Inc In Above	TABC
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	City Liquor	7/16/11	$20.00	City of Rockwall
486	TX	Rockwall	560 E. I-30 Rockwall, TX 75087	County Liquor	7/16/11	$20.00	Rockwall County

487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	State Liquor #10-014-0886-01	1/25/11	$1,000.00	State of Kansas

40

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	City Liquor	1/25/11	$250.00	City of Salina
487	KS	Salina	3050 Riffell Drive, Salina, KS 67401	County Liquor	1/25/11	$250.00	Saline County

488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	State Liquor	9/1/11	$2,180.00	TABC
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	State Beverage Cartage	9/1/11	Inc in Above	TABC
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	City Liquor	9/1/11	$20.00	City of San Antonio
488	TX	San Antonio	5423 W. Loop 1604 North, San Antonio, TX 78254	County Liquor	9/1/11	$20.00	Bexar County

489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	State Liquor By Drink	5/4/11	$1,100.00	TABC
489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	County Liquor By Drink	5/4/11	$1,000.00	Davidson County
489	TN	Nashville	727 Thompson Lane, Nashville, TN 37204	Beer	12/31/10	$100.00	Metropolitan Beer Board

490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	State Liquor MB731603	9/16/11	$2,180.00	TABC
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	State Beverage Cartage	9/16/11	Inc in Above	TABC
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	City Liquor	9/16/11	$385.00	City of Fort Worth
490	TX	Fort Worth	5912 Quebec Street, Fort Worth, TX 76135	County Liquor	9/16/11	$385.00	Tarrant County

492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	State Liquor	11/1/10	$1,100.00	TABC

41

Rest.
#	Sate	Location	Address	License Type	Exp. Date	Fee	Issued By
492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	Beer	12/31/10	$100.00	City of Dickson
492	TN	Dickson	130 Chandler Drive, Dickson, TN 37055	City Liquor	12/31/10	$1,100.00	City of Dickson

493	OH	Dayton	2148 Miamisburg-Centrerville Road Dayton, OH 45459	State Liquor D5, D6 #5257388-0050	6/1/11	$2,844.00	OH Dept of Commerce

494	MS	D'Iberville	3891 Promenade Parkway D'Iberville, MS 39540	State Liquor	5/4/11	$925.00	MS ABC
494	MS	D'Iberville	3891 Promenade Parkway D'Iberville, MS 39540	State Beer	9/1/11	$30.00	MS State Tax Commission

42

Schedule 4.9(a) — Owned Real Property
1.	Real property owned by Logan’s Roadhouse, Inc., located at 1519 S. Yuma Palms Pkwy, Yuma County, AZ 85365.

2.	Real property owned by Logan’s Roadhouse, Inc., located at 2146 Lantern Ridge Drive, Madison County, KY 40475.

3.	Real property owned by Logan’s Roadhouse, Inc., located at 16132 Athens Limestone Blvd., Limestone County, AL 35611.

4.	Real property owned by Logan’s Roadhouse, Inc., located at 205 Relco Dr., Coffee County, TN 37355.

5.	Real property owned by Logan’s Roadhouse, Inc., located at 431 Riverwind Dr., Rankin County, MS 39208.

6.	Real property owned by Logan’s Roadhouse, Inc., located at 630 Shedeck Pkwy, Canadian County, OK 73099.

7.	Real property owned by Logan’s Roadhouse, Inc., located at 23115 I-30 South, Saline County, AR 72022.

8.	Real property owned by Logan’s Roadhouse, Inc., located at 419 Old San Antonio Road, Hays County, TX 78610.

Schedule 4.9(b) — Leased Real Property (Lessee)

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
110	3011 Armory Drive	Nashville	TN	HG Hill Realty Company	Logan’s Roadhouse, Inc.	2/28/2015	XXXXXXXXXX
115	2995 Sidco Drive	Nashville	TN	HG Hill Realty Company	Logan’s Roadhouse, Inc.	2/28/2015	XXXXXXXXXX
301	1250 South Broadway	Lexington	KY	Bluegrass Steaks	Logan’s Roadhouse, Inc.	9/10/2012	XXXXXXXXXX
302	5300 Hickory Hollow Ln	Hickory Hollow	TN	B & V Ventures	Logan’s Roadhouse, Inc.	5/31/2012	XXXXXXXXXX
303	1715 Gallatin Pike North	Madison	TN	Rivergate Station Shopping Center, LP	Logan’s Roadhouse, Inc.	7/31/2013	XXXXXXXXXX
304	3072 Wilma Rudolph Blvd	Clarksville	TN	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
305	604 Carriage House Dr	Jackson	TN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
306	740 NW Broad	Murfreesboro	TN	Warren Logan’s Tennessee, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
307	7087 Baker’s Bridge Ave	Franklin	TN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
308	5137 Hinkleville Rd	Paducah	KY	Valley Road Properties, LLC	Logan’s Roadhouse, Inc.	4/15/2015	XXXXXXXXXX
309	2119 Gunbarrell Rd	Chattanooga	TN	Sang S. Yi and Young Yi	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
310	970 State Rd 131	Clarksville	IN	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
311	3112 Browns Mill Rd	Johnson City	TN	Cole LR Johnson City, TN, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
312	2890 Florence Blvd	Florence	AL	Cole LR Florence, AL, DST	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
313	2643 Manchester	Columbus	GA	Sherwin Family Partnership	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
314	8217 Kingston Pike	Knoxville	TN	Regal Acquisitions, LLC (lessor)	Logan’s Roadhouse, Inc. (lessee)	9/4/2016	XXXXXXXXXX
315	850 Mall Rd	Barboursville	WV	Huntington Mall Company	Logan’s Roadhouse, Inc.	12/31/2011	XXXXXXXXXX
316	1 N. Burkhardt	Evansville	IN	G.B. Evansville Developers, LLC	Logan’s Roadhouse, Inc.	1/20/2017	XXXXXXXXXX
317	2710 N. Germantown Pkwy	Memphis	TN	Goria Stephens Sobhani	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
318	1511 Skyland Blvd E	Tuscaloosa	AL	Cole LR Tuscaloosa, AL, DST	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
319	3668 Atlanta Hwy	Athens	GA	M&F Athens II, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
320	3933 Arkwright Rd	Macon	GA	Stafford Arkwright, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
321	5005 Shelbyville Rd	Louisville	KY	Dixie Associates	Logan’s Roadhouse, Inc.	6/2/2012	XXXXXXXXXX
322	1395 Interstate Dr.	Cookeville	TN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
323	2400 Elliston Pl	Nashville	TN	RMRTN Investment Company, LLC	Logan’s Roadhouse, Inc.	3/31/2017	XXXXXXXXXX
324	6571 Blue Bonnet Blvd.	Baton Rouge	LA	GGP - Mall of Louisiana Associates	Logan’s Roadhouse, Inc.	10/20/2017	XXXXXXXXXX
325	3323 Ambassador Caffery Pkwy	Lafayette	LA	Lafayette Parish School Board	Logan’s Roadhouse, Inc.	1/31/2013	XXXXXXXXXX
326	7724 Ludington Lane	Birmingham	AL	George W. Barber, Jr.	Logan’s Roadhouse, Inc.	1/31/2013	XXXXXXXXXX
327	2820 MacArthur Dr	Alexandria	LA	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
328	4249 Balmoral Drive	Huntsville	AL	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
329	3509 Gerstner Memorial Pkwy	Lake Charles	LA	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX

45

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
331	4825 E. 82nd St	Indianapolis	IN	U-Gas Investments	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
332	201 Constitution Dr	West Monroe	LA	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
333	12821 Fair Lakes Pkwy	Fairfax	VA	Cole LR Fairfax, VA, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
334	7480 W. Colonial Drive	Orlando	FL	Rainbow Ventures, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
335	4740 Valley View Blvd	Roanoke	VA	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
336	46321 McClellan Way	Sterling	VA	Bow Jung & Ying-Fung	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
337	5229 Dixie Hwy	Louisville	KY	S & K Enterprises, Inc.	Logan’s Roadhouse, Inc.	4/30/2018	XXXXXXXXXX
338	3840 State Rd 26 East	Lafayette	IN	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
339	100 Resource Center Pkwy	Birmingham	AL	Resource Holdings, LLC	Logan’s Roadhouse, Inc.	11/30/2018	XXXXXXXXXX
340	11301 Abercorn Street	Savannah	GA	Logan’s Savannah, LLC, Genevieve Bratschie	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
342	5925 W. Irlo Bronson Hwy	Kissimmee	FL	Xentury City Development Company, L.C.	Logan’s Roadhouse, Inc.	12/31/2018	XXXXXXXXXX
344	9218 Anderson Rd.	Tampa	FL	Zoshe Realty LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
345	3969 Morse Crossing	Columbus	OH	James L. Schorr and Barbara A. Schorr	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
346	7731 Donegan Drive	Manassas	VA	Blair Manassas, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
347	8310 I-40 West	Amarillo	TX	RC Amarillo Inv LLC [Lease provides that Chapman’s Children Trust II U/A is Landlord]	Logan’s Roadhouse, Inc.	3/31/2019	XXXXXXXXXX
348	3060 W. Sandlake Road	Orlando	FL	Inland American Retail Mgmt, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX

46

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
349	4649 W. 1st Street	Sanford	FL	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
350	12950 N.W. Freeway	Houston	TX	Cinemark USA, Inc.	Logan’s Roadhouse, Inc.	6/30/2019	XXXXXXXXXX
351	5105 E. 42nd Street	Odessa	TX	LeFriant Family Trust	Logan’s Roadhouse, Inc.	3/31/2019	XXXXXXXXXX
352	11865 Gateway West Blvd	El Paso	TX	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
353	6251 Slide Road	Lubbock	TX	WRI/Central Plaza, Inc.	Logan’s Roadhouse, Inc.	6/30/2019	XXXXXXXXXX
354	2513 S. Stemmons Freeway	Lewisville	TX	LG-354 Lewisville TX, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
355	30751 Gratiot Avenue	Roseville	MI	Federal Realty Investment Trust	Logan’s Roadhouse, Inc.	8/16/2019	XXXXXXXXXX
356	14235 Hall Road	Shelby	MI	Himaloy, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
357	12477 I-10 West	San Antonio	TX	Fiesta Trail Hilltop Limited Partnership	Logan’s Roadhouse, Inc.	9/30/2019	XXXXXXXXXX
359	1908 Pavillon Way	Lexington	KY	Fourth Quarter Properties VII, Inc.	Logan’s Roadhouse, Inc.	10/19/2019	XXXXXXXXXX
360	9380 The Landing Drive	Douglasville	GA	The Landing at Arbor Place Limited Partnership	Logan’s Roadhouse, Inc.	10/25/2019	XXXXXXXXXX
362	948 North East Loop 820	Hurst	TX	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
363	4609 West Loop 250 North	Midland	TX	James L. Schorr	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
364	2224 S. 10th Street	McAllen	TX	Simon Property Group (Texas), L.P.	Logan’s Roadhouse, Inc.	1/31/2021	XXXXXXXXXX
365	1141 Hwy. 35 North	San Marcos	TX	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
366	2200 S. Hwy 6	Houston	TX	Cole Properties	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX

47

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
367	5300 San Dario Drive	Laredo	TX	EDA Laredo Limited Partnership	Logan’s Roadhouse, Inc.	1/31/2020	XXXXXXXXXX
368	86 West 14 Mile Road	Troy	MI	Sears, Roebuck & Co.	Logan’s Roadhouse, Inc.	10/31/2020	XXXXXXXXXX
369	2315 Beltline Road S.W.	Decatur	AL	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
370	4384 Sherwood Way	San Angelo	TX	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
371	2702 B Parker Road	Round Rock	TX	La Frontera Village LP	Logan’s Roadhouse, Inc.	10/31/2020	XXXXXXXXXX
372	13305 Eureka Road	Southgate	MI	AWG Southgate, L.L.C.	Logan’s Roadhouse, Inc.	10/31/2020	XXXXXXXXXX
373	3174 Linden Drive	Bristol	VA	Bristol 373, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
374	600 Greenwood Park Dr. North	Greenwood	IN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
375	39605 Ford Road	Canton	MI	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
376	3000 Spotsylvania Mall Dr.	Fredericksburg	VA	Spotsylvania Mall Company	Logan’s Roadhouse, Inc.	3/31/2021	XXXXXXXXXX
377	40 Ali Way	Oxford	AL	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
378	28599 Schoolcraft Rd.	Livonia	MI	Millenium Park L.L.C.	Logan’s Roadhouse, Inc.	12/31/2020	XXXXXXXXXX
379	1007 Village Green Crossing	Gallatin	TN	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
380	4046 Wards Rd.	Lynchburg	VA	Charlene Moore (Casson Apts)	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
381	5645 Pearl Dr.	Evansville	IN	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
382	2364 Taylor Park Drive	Reynoldsburg	OH	Ardmore of Ohio, Ltd.	Logan’s Roadhouse, Inc.	8/31/2016	XXXXXXXXXX

48

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
383	2170 W. 4th Street	Mansfield	OH	Town & Country Shopping Center	Logan’s Roadhouse, Inc.	1/31/2017	XXXXXXXXXX
384	4425 Canal Avenue SW	Grandville	MI	DDR MDT Grandville Market Place LLC	Logan’s Roadhouse, Inc.	10/31/2016	XXXXXXXXXX
385	4225 N. Main St.	Mishawaka	IN	Cressy Land Planning Assoc.	Logan’s Roadhouse, Inc.	8/31/2016	XXXXXXXXXX
386	3012 William St.	Cape Girardeau	MO	Drury Development Corporation	Logan’s Roadhouse, Inc.	12/31/2021	XXXXXXXXXX
387	3954 N. Gloster St.	Tupelo	MS	G & H Development, LLC	Logan’s Roadhouse, Inc.	7/31/2016	XXXXXXXXXX
388	504A Northgate Mall	Chattanooga	TN	Northgate Mall L.L.C.	Logan’s Roadhouse, Inc.	9/30/2017	XXXXXXXXXX
389	4185 N. Dowlen Rd.	Beaumont	TX	Parkdale Crossing Limited Partnership	Logan’s Roadhouse, Inc.	8/18/2017	XXXXXXXXXX
390	600 Sam Ridley Pkwy. West	Smyma	TN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
391	3940 Keith St.	Cleveland	TN	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
392	1210 Illinois Road South	Fort Wayne	IN	1210 Illinois Rd	Logan’s Roadhouse, Inc.	9/30/2017	XXXXXXXXXX
393	3153 Alpine Ave.	Walker	MI	Geenen Dekock Properties, LLC	Logan’s Roadhouse, Inc.	10/31/2017	XXXXXXXXXX
394	701 E Stassney Bldg. C	Austin	TX	GFP Austin, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
395	1230 N Westover Blvd.	Albany	GA	Sherwood Properties, LLC	Logan’s Roadhouse, Inc.	11/3/2017	XXXXXXXXXX
396	835 Rainbow Dr.	Gadsden	AL	Sunrise LLC	Logan’s Roadhouse, Inc.	1/31/2018	XXXXXXXXXX
397	2740 John Hawkins Pkwy	Hoover	AL	HWY 150 LLC	Logan’s Roadhouse, Inc.	11/30/2017	XXXXXXXXXX
398	6617 Lima Rd.	Fort Wayne	IN	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX

49

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
399	17065 Mercantile Rd.	Noblesville	IN	Inland US Property Mgmt	Logan’s Roadhouse, Inc.	3/31/2018	XXXXXXXXXX
400	3299 West Shore Dr.	Holland	MI	Geenen Dekock Properties	Logan’s Roadhouse, Inc.	9/30/2023	XXXXXXXXXX
401	5601 S. Harvey St.	Norton Shores	MI	Heritage Lake Crossings, LLC	Logan’s Roadhouse, Inc.	9/30/2023	XXXXXXXXXX
402	1125 North Burleson Blvd	Burleson	TX	Urban E. Mathieu, Jr.	Logan’s Roadhouse, Inc.	9/30/2023	XXXXXXXXXX
403	6226 University Dr. NW	Huntsville	AL	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
404	277 Dogwood Blvd	Flowood	MS	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
405	3250 Airport Rd.	Mobile	AL	Springdate/Mobile Limited Partnership	Logan’s Roadhouse, Inc.	3/15/2024	XXXXXXXXXX
406	15189 Crossroads Pkwy	Gulfport	MS	Royal Casino Corp	Logan’s Roadhouse, Inc.	9/23/2018	XXXXXXXXXX
407	600 E. County Line Road	Ridgeland	MS	Drury Development Corporation	Logan’s Roadhouse, Inc.	2/28/2019	XXXXXXXXXX
408	3700 US Hwy 75 North	Sherman	TX	Inland American Retail Mgmt LLC	Logan’s Roadhouse, Inc.	3/31/2019	XXXXXXXXXX
409	2584 Battlefield Parkway	Fort Oglethorpe	GA	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
410	2701 Watson Blvd.	Warner Robins	GA	National Retail Properties, LP, a Delaware LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
411	5800 W. Saginaw	Lansing	MI	Lansing Mall LLC	Logan’s Roadhouse, Inc.	12/31/2018	XXXXXXXXXX
412	3611 N. Shiloh Dr.	Fayetteville	AR	CNL Net Lease Funding 2003, LLC, a Delaware LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
413	6201 Rogers Ave	Fort Smith	AR	Widmer Place General Partnership	Logan’s Roadhouse, Inc.	8/31/2019	XXXXXXXXXX
414	6701 S. Westnedge Ave.	Portage	MI	GLS Portage Limited Liability	Logan’s Roadhouse, Inc.	3/31/2019	XXXXXXXXXX

50

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
415	4958 Bayou Blvd	Pensacola	FL	Cordova Restaurant Park LLC	Logan’s Roadhouse, Inc.	9/30/2019	XXXXXXXXXX
416	7755 Winchester Rd	Memphis	TN	WHC Leasing No. 2 Co.	Logan’s Roadhouse, Inc.	12/31/2019	XXXXXXXXXX
417	30275 Eastern Shore Ct	Spanish Fort	AL	Crossroads Holdings, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
418	2806 West Loop 340	Waco	TX	Cole LR Waco, TX DST	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
419	20 Mill Rd	McDonough	GA	Lynne Alva Fausett, Trustee	Logan’s Roadhouse, Inc.	11/30/2019	XXXXXXXXXX
420	7612 N. 10th Street	North McAllen	TX	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
421	1020 N. Military Hwy	Norfolk	VA	Janaf Shopping Center, LLC	Logan’s Roadhouse, Inc.	2/28/2020	XXXXXXXXXX
422	3100 E. Central TX Expressway	Killeen	TX	Cole Properties	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
423	5083 Pinnacle Square	Trussville	AL	CRICINT-III EPSILON, LLC	Logan’s Roadhouse, Inc.	9/30/2027	XXXXXXXXXX
424	201 RHL Blvd.	Charleston	WV	THF-D Charleston Development	Logan’s Roadhouse, Inc.	5/31/2019	XXXXXXXXXX
425	4404 Miller Rd.	Flint	MI	Genesee Investors II, LLC	Logan’s Roadhouse, Inc.	3/31/2020	XXXXXXXXXX
426	1320 E. Ireland Rd.	South Bend	IN	KSK Scottsdale Mall LP	Logan’s Roadhouse, Inc.	4/30/2025	XXXXXXXXXX
427	2140 East Walnut Ave.	Dalton	GA	Walnut Square Associates Limited Partnership	Logan’s Roadhouse, Inc.	3/31/2025	XXXXXXXXXX
428	6685 Airways Blvd	Southaven	MS	National Retail Properties, LP, a Delaware LP	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
429	2400 Gateway Drive	Opelika	AL	National Retail Properties, LP, a Delaware LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
430	9026 East 71st Street	Tulsa	OK	Patrick & Preston Madden	Logan’s Roadhouse, Inc.	3/31/2015	XXXXXXXXXX

51

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
431	1651 Marketplace Dr SE	Caledonia	MI	Ramco Gaines LLC	Logan’s Roadhouse, Inc.	3/31/2020	XXXXXXXXXX
432	2819 Centre Drive	Beavercreek	OH	Warren Logan’s Ohio, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
433	2621 SW 19th Ave Rd	Ocala	FL	Paddock Center/Logans LLC	Logan’s Roadhouse, Inc.	10/31/2020	XXXXXXXXXX
434	315 Mary Esther Blvd	Mary Esther	FL	Mary Esther Restaurant Park, LLC	Logan’s Roadhouse, Inc.	8/31/2021	XXXXXXXXXX
435	2920 Scottsville Rd	Bowling Green	KY	American Realty Capital, LLC	Logan’s Roadhouse, Inc.	11/30/2026	XXXXXXXXXX
436	1310 N. Eisenhower Dr	Beckley	WV	National Retail Properties, LP	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
437	6835 Houston Rd	Florence	KY	SPM Real Estate Florence	Logan’s Roadhouse, Inc.	6/30/2021	XXXXXXXXXX
438	2310 Wilkes-Barre Township Marketplace	Wilkes Barre	PA	Wilkes-Barre Marketplace, LP	Logan’s Roadhouse, Inc.	1/31/2021	XXXXXXXXXX
439	100 9th Street	Vienna	WV	Ohio Valley Contractors	Logan’s Roadhouse, Inc.	7/2/2021	XXXXXXXXXX
440	7135 Eastman Ave	Midland	MI	The Wheatley Family Trust	Logan’s Roadhouse, Inc.	1/8/2021	XXXXXXXXXX
441	1110 Battlefield R.	Springfield	MO	Royal Coachman, LLC	Logan’s Roadhouse, Inc.	12/31/2020	XXXXXXXXXX
442	2180 York Crossing Dr	York	PA	Manchester Equities, LP	Logan’s Roadhouse, Inc.	7/31/2021	XXXXXXXXXX
443	209 N. Range Line	Joplin	MO	Northpark Mall/Joplin LLC	Logan’s Roadhouse, Inc.	12/11/2020	XXXXXXXXXX
444	750 Apalachee Pwky	Tallahassee	FL	First Team Properties, LLC	Logan’s Roadhouse, Inc.	4/30/2020	XXXXXXXXXX
445	1560 Parkway	Sevierville	TN	Miller Land Partnership	Logan’s Roadhouse, Inc.	8/31/2027	XXXXXXXXXX
446	3126 S. Clack Street	Abilene	TX	K & S Properties & Realty	Logan’s Roadhouse, Inc.	3/31/2021	XXXXXXXXXX

52

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
447	6147 US Hwy 98	Hattiesburg	MS	CNL Net Lease Funding 2003, LLC	Logan’s Roadhouse, Inc.	11/29/2026	XXXXXXXXXX
448	9531 N Owasso Expwy	Owasso	OK	GE Capital Franchise Finance Corp.	Logan’s Roadhouse, Inc.	9/30/2027	XXXXXXXXXX
449	3701 Call Field Rd	Wichita Falls	TX	CRICINT-III EPSILON, LLC	Logan’s Roadhouse, Inc.	9/30/2027	XXXXXXXXXX
450	140 Rojay Dr	Lexington	KY	Fayette Development Property, LLC	Logan’s Roadhouse, Inc.	5/21/2021	XXXXXXXXXX
451	401 S. Mt. Juliet Rd. Ste 130	Mount Juliet	TN	GE Capital Franchise Finance Corp.	Logan’s Roadhouse, Inc.	9/30/2027	XXXXXXXXXX
454	5057 S. Padre Island	Corpus Christi	TX	Rose Commercial Group/ R.C.G. LLC	Logan’s Roadhouse, Inc.	9/30/2027	XXXXXXXXXX
455	2501 W. Happy Valley Bldg12	Phoenix - Happy Valley	AZ	Vestar Arizona XXXI, LLC	Logan’s Roadhouse, Inc.	2/1/2022	XXXXXXXXXX
456	240 Conference Center Dr	East Peoria	IL	EM Properties, LTD	Logan’s Roadhouse, Inc.	10/31/2027	XXXXXXXXXX
457	313 S. Veterans Pkwy	Normal	IL	IMI LLC College Hills Leasehold	Logan’s Roadhouse, Inc.	12/18/2021	XXXXXXXXXX
458	11674 University Dr	Orlando	FL	John M. Rife	Logan’s Roadhouse, Inc.	5/28/2015	XXXXXXXXXX
459	1201 W. Osceola Pkwy	Kissimmee	FL	AO of Florida	Logan’s Roadhouse, Inc.	12/31/2021	XXXXXXXXXX
460	2424 N. Maize Rd	Wichita	KS	Chadsworth Pointe	Logan’s Roadhouse, Inc.	5/31/2022	XXXXXXXXXX
461	19401 E. 39th St	Independence	MO	Bank of America, NA Trustee	Logan’s Roadhouse, Inc.	6/30/2022	XXXXXXXXXX
462	7221 SE 29th St	Midwest City	OK	Sooner Town Center, LLC	Logan’s Roadhouse, Inc.	6/30/2022	XXXXXXXXXX
463	351 S. Perry Rd	Plainfield	IN	First Merchants Bank of Central IN	Logan’s Roadhouse, Inc.	1/31/2022	XXXXXXXXXX
464	4201 S Medford Dr	Lufkin	TX	James Richard Youngblood, Sr	Logan’s Roadhouse, Inc.	2/4/2022	XXXXXXXXXX

53

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
465	945 N. Dobson Rd	Mesa	AZ	De Rito / Kimco Riverview, L.L.C.	Logan’s Roadhouse, Inc.	8/31/2022	XXXXXXXXXX
466	2649 S. Market Street	Gilbert	AZ	Hamiliton Chase - Gilbert, LLC	Logan’s Roadhouse, Inc.	2/28/2028	XXXXXXXXXX
467	353 S. Rock Road	Wichita	KS	Simon Property Group	Logan’s Roadhouse, Inc.	11/30/2022	XXXXXXXXXX
468	4753 Montgomery Hwy	Dothan	AL	Inland American Realty	Logan’s Roadhouse, Inc.	7/31/2022	XXXXXXXXXX
469	51 Lincoln Hwy	Fairview Heights	IL	St. Clair Square Limited	Logan’s Roadhouse, Inc.	5/31/2022	XXXXXXXXXX
470	7519 Youree Dr	Shreveport	LA	Inland Diversified Shreveport Regal, LLC	Logan’s Roadhouse, Inc.	11/30/2022	XXXXXXXXXX
471	2008 Crossings Circle	Spring Hill	TN	Spring Hill Development Partners, GP	Logan’s Roadhouse, Inc.	2/28/2028	XXXXXXXXXX
472	2775 Legends Pkwy	Prattville	AL	Health Properties Investments, Inc.	Logan’s Roadhouse, Inc.	11/30/2027	XXXXXXXXXX
473	3720 Stone Creek Blvd	Colerain	OH	Stone Creek Development Company of Ohio, LLC	Logan’s Roadhouse, Inc.	8/31/2028	XXXXXXXXXX
474	325 Interstate 20 E	Weatherford	TX	North American Realty Svc.	Logan’s Roadhouse, Inc.	4/30/2018	XXXXXXXXXX
475	5000 Bond Blvd.	Bessemer	AL	Bernard Leviton	Logan’s Roadhouse, Inc.	11/30/2028	XXXXXXXXXX
476	2809 W. Expressway 83	Harlingen	TX	Harlingen Venture No. Two, L.P.	Logan’s Roadhouse, Inc.	3/31/2028	XXXXXXXXXX
479	3387 Lowery Parkway	Fultondale	AL	Inland American Retail Mgmt LLC	Logan’s Roadhouse, Inc.	6/30/2028	XXXXXXXXXX
480	1250 24th Ave NW	Norman	OK	MBD Limited Co.	Logan’s Roadhouse, Inc.	9/30/2028	XXXXXXXXXX
481	1150 W Highway 287 Bypass	Waxahachie	TX	Bernard Leviton	Logan’s Roadhouse, Inc.	1/31/2030	XXXXXXXXXX
482	410 Elsinger Blvd.	Conway	AR	Seayco - THF Conway Commons	Logan’s Roadhouse, Inc.	8/31/2029	XXXXXXXXXX

54

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
483	108 Hwy 11 & 80	Meridian	MS	Drury Development Corporation	Logan’s Roadhouse, Inc.	10/31/2028	XXXXXXXXXX
484	3160 Gulf Freeway South	Dickinson	TX	League City Towne Center, Ltd.	Logan’s Roadhouse, Inc.	8/31/2029	XXXXXXXXXX
485	6804 Charlotte Pike	Nashville West	TN	Nashville West Shopping Center, LLC	Logan’s Roadhouse, Inc.	3/31/2029	XXXXXXXXXX
486	560 East I-30	Rockwall	TX	RDF 188 30 & Ridge Rockwall TX	Logan’s Roadhouse, Inc.	8/31/2029	XXXXXXXXXX
487	3050 Riffel Dr.	Salina	KS	Triple B, LLC	Logan’s Roadhouse, Inc.	2/28/2029	XXXXXXXXXX
488	5423 W Loop 1604 North	San Antonio	TX	RDF 243 Loop 1604 San Antonio TX, LLC	Logan’s Roadhouse, Inc.	9/30/2029	XXXXXXXXXX
489	727 Thompson Lane	Nashville	TN	100 Oaks Plaza, LLC	Logan’s Roadhouse, Inc.	4/30/2029	XXXXXXXXXX
490	5912 Quebec St.	Fort Worth	TX	RDF 230 Loop 820 & 199 Lake Worth TX, LLC	Logan’s Roadhouse, Inc.	11/30/2029	XXXXXXXXXX
492	130 Chandler Dr.	Dickson	TN	Thornton Land Associates	Logan’s Roadhouse, Inc.	11/30/2029	XXXXXXXXXX
493	2148 Miamisburg Centerville Rd	Dayton	OH	Centro NP Holdings 10 SPE, LLC	Logan’s Roadhouse, Inc.	3/31/2030	XXXXXXXXXX
494	3891 Promenade Pkwy	D'Iberville	MS	Jones Bros. Properties, LLC	Logan’s Roadhouse, Inc.	4/2030 (mo/yr)	XXXXXXXXXX
495	7588 S. Olympia Avenue W	Tulsa	OK	RDF 261 Olympia Tulsa OK, LLC	Logan’s Roadhouse, Inc.	8/2030 (mo/yr)	XXXXXXXXXX
496	115 Retail Commons Pkwy	Martinsburg	WV	Jones Bros. Properties, LLC	Logan’s Roadhouse, Inc.	10/2030 (mo/yr)	XXXXXXXXXX
498	5901 US Hwy 72 (Ridgeway Trace)	Memphis	TN	WRI Ridgeway, LLC	Logan’s Roadhouse, Inc.	10/2030 (mo/yr)	XXXXXXXXXX
500	1400 IH 35N	New Braunfels	TX	337 Loop LLC	Logan’s Roadhouse, Inc.	12/2030 (mo/yr)	XXXXXXXXXX
501	720 Brown Road	Auburn Hills	MI	Ramco-Gershenson Properties, L.P.	Logan’s Roadhouse, Inc.	8/2030 (mo/yr)	XXXXXXXXXX

55

Approximate
Expiration
Rest. #	Address	City	State	Lessor	Lessee	Date	Current Annual Rent
503	65 Wilderness Trail	Hamburg	PA	Blue Mountain IPG Associates, LP	Logan’s Roadhouse, Inc.	1/2031 (mo/yr)	XXXXXXXXXX
504	1345 Whitestone Blvd	Cedar Park	TX	1890W P-6, Ltd.	Logan’s Roadhouse, Inc.	1/2031 (mo/yr)	XXXXXXXXXX
505	1540 Alliant Avenue	Louisville	KY	NTS Bluegrass Commonwealth Park	Logan’s Roadhouse, Inc.	3/2031 (mo/yr)	XXXXXXXXXX
506	I-35 Frontage Road West	Ruston	LA	Dauzat Investments, LLC	Logan’s Roadhouse, Inc.	11/2031 (mo/yr)	XXXXXXXXXX
509	190 E. Stacy Road	Allen	TX	The Village at Allen, LP	Logan’s Roadhouse, Inc.	2/2031 (mo/yr)	XXXXXXXXXX
510	21119 US Highway 281	San Antonio	TX	Stone Ridge Market Phase 2, Ltd.	Logan’s Roadhouse, Inc.	2/2031 (mo/yr)	XXXXXXXXXX
512	I-75 & Hwy 82	Tifton	GA	Partners Investment Fund, LLC	Logan’s Roadhouse, Inc.	8/2031 (mo/yr)	XXXXXXXXXX
513[1]	I-20 & Hwy 411	Moody	AL	Soham Group, LLC	Logan’s Roadhouse, Inc.	9/2031 (mo/yr)	XXXXXXXXXX
516[1]	I-35 N Service Road	Lancaster	TX	Verdad Real Estate LLC	Logan’s Roadhouse, Inc.	9/2031 (mo/yr)	XXXXXXXXXX
517[1]	I-95 & Duvall Road	Jacksonville	FL	Ramco Jacksonville LLC	Logan’s Roadhouse, Inc.	10/2031 (mo/yr)	XXXXXXXXXX

[1]	Street address will be available when permit is issued.

56

Schedule 4.9(c) — Leased Real Property (Lessor)

Approximate
						Expiration	Current Annual
Rest. #	Address	City	State	Lessor	Lessee	Date	Rent
110	3011 Armory Drive, Suite 100	Nashville	TN	H.G. Hill Realty Company (lessor)	Logan’s Roadhouse, Inc. (lessee)	2/28/2015	*******
				Logan’s Roadhouse, Inc. (sublessor)	Easter Seals Tennessee, Inc. (sublessee)	6/30/2012	*******

314	6217 Kingston Pike	Knoxville	TN	Regal Acquisitions, LLC (lessor)	Logan’s Roadhouse, Inc. (lessee)	9/4/2016	*******
				Logan’s Roadhouse, Inc. (sublessor)	H&C Buffet, Inc. (sublessee)	9/4/2016	*******

Schedule 4.10 — Intellectual Property
     Trademarks

Trademark Name	Application No.	Registration No.	Goods/Services
BREWSKI ONIONS	78764123	3257854	prepared entrees consisting primarily of meat, fish, poultry or vegetables

	78642025	3419984	restaurant services

LOGAN’S	78641323	3326246	restaurant services

	76481400	2797192	restaurant services

	78268703	2934163	restaurant services

	78854005	3202110	restaurant services

LOGAN’S ROADHOUSE	74291119	1874314	restaurants

Trademark Name	Application No.	Registration No.	Goods/Services
	78864489	3352178	restaurant services

	77200179	3369044	restaurant services

NATIONAL TAKE BACK LUNCH DAY	78873418	3759425	restaurant services

ONION BREWSKI	78764119	3260238	prepared entrees consisting primarily of meat, fish, poultry or vegetables

PEANUT SHOOTER	78836930	3239245	prepared foods, namely, dessert mousse featuring peanuts

REAL CHOICES. REAL VALUE.	77176947	3368781	restaurant services

ROADIE	77176961	3705795	prepared foods, namely, sandwiches

ROADIES	78841796	3512567	prepared foods for consumption on and off premises, namely, sandwiches

TAKE BACK LUNCH	78873373	3332537	restaurant services

Trademark Name	Application No.	Registration No.	Goods/Services
THE LOGAN	78401171	3077914	prepared combination entrees consisting primarily of meat, fish, poultry and/or vegetables

THE REAL AMERICAN ROADHOUSE	78642446	3146919	restaurant services
Domain Names
logansgiftcards.com
loganslistens.com
logansroadhouse.biz
logansroadhouse.info
logansroadhouse.net
logansroadhouse.org
logansroadhouse.us
logansroadhousegiftcards.com
losethebag.com
mylogans.biz
mylogans.com
mylogans.net
mylogans.org
mylogans.us
nuts4steaks.com
nutsforsteaks.com
therealamericanroadhouse.com
logansroadhouse.com

60

Schedule 4.16 — Subsidiaries

Entity	Jurisdiction of Incorporation	Ownership
Logan’s Roadhouse of Texas, Inc.	Texas	100% of issued and outstanding common stock owned by Logan’s Roadhouse, Inc.

Logan’s Roadhouse of Kansas, Inc.	Kansas	100% of issued and outstanding common stock owned by Logan’s Roadhouse, Inc.

Schedule 4.20(a) — Filing Jurisdictions

UCC Financing Statements	Filing Office
Logan’s Roadhouse, Inc.

UCC-1 naming Borrower, as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Tennessee.

LRI Holdings, Inc.

UCC-3 (Termination) to terminate that certain UCC financing statement filed with the Secretary of State of the State of Delaware, LRI Holdings, Inc. as Debtor and Wachovia Bank, National Association as Secured Party, under the initial filing number 6427475 9.
Office of the Secretary of State of the State of Delaware.

UCC-1 naming LRI Holdings, Inc., as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Delaware.

Logan’s Roadhouse of Kansas, Inc.

UCC-3 (Termination) to terminate that certain UCC financing statement filed with the Secretary of State of the State of Kansas, Logan’s Roadhouse of Kansas, Inc. as Debtor and Wachovia Bank, National Association as Secured Party, under the initial filing number 6289904.
Office of the Secretary of State of the State of Kansas.

UCC-1 naming Logan’s Roadhouse of Kansas, Inc., as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Kansas.

Logan’s Roadhouse of Texas, Inc.

UCC-3 (Termination) to terminate that certain UCC financing statement filed with the Secretary of State of the State of Texas, Logan’s Roadhouse of Texas, Inc. as Debtor and Wachovia Bank, National Association as Secured Party, under the initial filing number 06-0039880610.
Office of the Secretary of State of the State of Texas.

UCC Financing Statements	Filing Office
UCC-1 naming Logan’s Roadhouse of Texas, Inc., as debtor, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, as secured party.	Office of the Secretary of State of the State of Texas.

Patent and Trademark Filings	Filing Office
Notice and Confirmation of Grant of First Lien Security Interest in Trademarks	U.S. Patent and Trademark Office

Mortgages	See Schedule 4.20(b)

63

Schedule 4.20(b) — Mortgage Filing Jurisdictions

Property Address	Filing Jurisdiction
1519 S. Yuma Palms Pkwy, Yuma County, AZ 85365	Yuma, AZ
2146 Lantern Ridge Drive, Madison County, KY 40475	Richmond, KY
16132 Athens Limestone Blvd., Limestone County, AL 35611	Athens, AL
205 Relco Dr., Coffee County, TN 37355	Manchester, TN
431 Riverwind Dr., Rankin County, MS 39208	Pearl, MS
630 Shedeck Pkwy, Canadian County, OK 73099	Yukon, OK
23115 I-30 South, Saline County, AR 72022	Bryant, AR
419 Old San Antonio Road, Hays County, TX 78610	Buda, TX

Schedule 7.1(c) — Existing Liens
1.	Liens encumbering all goods, wares, merchandise, inventory, furniture, fixtures, equipment, vehicles and other personal property and effect of the Borrower situated in or upon Lot One “A” (1-A), Block Three “A” (3-A), FAITH VILLAGE, UNIT 1, an addition to the City of Wichita Falls, Wichita County, Texas, according to the plat recorded in Volume 28, Page 175-176, Wichita County Plat Records, or within or upon any buildings, structures or other improvements, now or at any time situated therein or thereupon, in favor of CRICINT-III EPSILON, LLC.

2.	Liens encumbering all goods, wares, merchandise, inventory, furniture, fixtures, equipment, vehicles and other personal property and effect of the Borrower situated in or upon Lot 2, according to the Final Plat of Pinnacle at Tutwiler Farm Phase I, as recorded in Map Book 221, page 40, in the Probate Office of Jefferson County, Alabama, Birmingham Division, or within or upon any buildings, structures or other improvements, now or at any time situated therein or thereupon, in favor of CRICINT-III EPSILON, LLC.

3.	Liens encumbering all goods, wares, merchandise, inventory, furniture, fixtures, equipment, vehicles and other personal property and effect of the Borrower situated in or upon Lot One (1), Block One (1), TYANN PLAZA III, an Addition to the City of Owasso, Tulsa County, State of Oklahoma, according to recorded Plat No. 5919, or within or upon any buildings, structures or other improvements, now or at any time situated therein or thereupon, in favor of CRICINT-III EPSILON, LLC.

4.	Liens encumbering all goods, wares, merchandise, inventory, furniture, fixtures, equipment, vehicles and other personal property and effect of the Borrower situated in or upon Lot Twenty (20), Block One (1), Moore Plaza, a Subdivision in the City of Corpus Christi, Texas, as shown by the Map or Plat thereof recorded in Volume 57, page 50, Map Records of Nueces County, Texas, or within or upon any buildings, structures or other improvements, now or at any time situated therein or thereupon, in favor of CRICINT-III EPSILON, LLC.

5.	Liens encumbering all fixtures and/or personal property of the Borrower situated in or upon 401 S. Mt. Juliet Road, Mt. Juliet, TN 37122 in favor of GE Capital Franchise Finance Corp.

6.	Liens encumbering all fixtures and/or personal property of the Borrower situated in or upon 2649 S. Market Street Gilbert, AZ 85295 in favor of Hamilton Chase — Gilbert, LLC.

7.	Any liens encumbering the fixtures and/or personal property under the leases listed on Schedule 4.9(b) in favor of the landlords thereunder.

Schedule 7.2(a) — Existing Indebtedness
None.